As filed with the Securities and Exchange Commission on October 18, 1996
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                  CONSECO, INC.

             (Exact name of Registrant as specified in its charter)

            Indiana                                    6719
(State or other jurisdiction of           (Primary Standard Industrial
incorporation or organization)            Classification Code Number)

                                   35-1468632
                                (I.R.S. Employer
                               Identification No.)

        11825 N. Pennsylvania St., Carmel, Indiana 46032, (317) 817-6100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Lawrence W. Inlow
                                  Conseco, Inc.
                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6163

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   Copies to:


         T. Gary Cole                                Thomas A. Roberts
    Transport Holdings Inc.                           David A. Bryson
        714 Main Street                          Weil, Gotshal & Manges LLP
    Fort Worth, Texas 76102                    100 Crescent Court, Suite 1300
        (817) 390-8000                            Dallas, Texas 75201-6950
                                                       (214) 746-7700


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the Registration Statement becomes effective and all other conditions to the merger (the "Merger") of Transport Holdings Inc. ("THI") with and into Conseco, Inc. ("Conseco") pursuant to an Agreement and Plan of Merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
                              --------------------

                                          CALCULATION OF REGISTRATION FEE
===============================================================================================================================
  Title of Each Class             Amount              Proposed Maximum          Proposed Maximum
    of Securities to               to be             Offering Price Per        Aggregate Offering            Amount of
     be Registered              Registered                  Unit                     Price               Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par                (1)                Not Applicable             $134,051,408              $40,621.64
value...................
===============================================================================================================================

(1) Conseco is hereby registering the number of shares of Conseco common stock, no par value ("Conseco Common Stock"), issuable to holders of common stock of THI, par value $.01 per share ("THI Common Stock"), and upon the exercise or conversion of securities exercisable for or convertible into shares of THI Common Stock in the Merger.
(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the THI Common Stock to be exchanged in the Merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock on the NASDAQ National Market System on October 11, 1996.


G:\LEGAL\REGSTMNT\THI10-16.S-4

                              ---------------------

         Conseco hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Conseco shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


G:\LEGAL\REGSTMNT\THI10-16.S-4

                             TRANSPORT HOLDINGS INC.
                                 714 Main Street
                             Fort Worth, Texas 76102

Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of Transport Holdings Inc. ("THI"), to be held on the _____ day of ____________, 1996 in the Executive Board Room of Texas Commerce Bank (lobby level), located in the Texas Commerce Bank Tower at 201 Main Street in the City of Fort Worth, Texas, at 10:00 a.m., local time (the "Special Meeting").

         At the Special Meeting, stockholders of record of THI at the close of business on _____, 1996 will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of September 25, 1996 (the "Merger Agreement"), by and between THI and Conseco, Inc., an Indiana corporation ("Conseco"), and the transactions contemplated thereby. Pursuant to the terms of the Merger Agreement, among other things, (1) THI will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and (2) each outstanding share of Class A Common Stock, par value $.01 per share ("THI Common Stock"), of THI (other than shares of THI Common Stock held as treasury shares by THI) will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

         Details of the proposed Merger, including the terms of the Merger Consideration and other important information concerning THI and Conseco, appear in the accompanying Proxy Statement/Prospectus. Please give this material your careful attention. Details regarding the background of and reasons for the proposed Merger, among other things, may be found in the section of the Proxy Statement/Prospectus entitled "The Merger."

         YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THI AND THE STOCKHOLDERS OF THI, AND HAS APPROVED AND AUTHORIZED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THI VOTE FOR THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         The Board of Directors has received a written opinion of Donaldson, Lufkin & Jenrette Securities Corporation, which has acted as financial advisor to THI in connection with the Merger, as to the fairness to THI's stockholders, from a financial point of view, of the Merger Consideration to be received by THI's stockholders pursuant to the terms of the Merger Agreement. Details regarding such opinion may be found in the section of the Proxy Statement/Prospectus entitled "The Merger - Opinion of THI's Financial Advisor," and a copy of such opinion is attached as an annex thereto.

         Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed postage prepaid envelope as soon as possible so that your shares will be represented at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy. If you have any questions regarding the proposed transaction, please call Georgeson & Company, Inc., our proxy solicitation agent, toll free at (800) ___-____.

                                         Sincerely,


                                         John T. Sharpe
                                         Chairman of the Board of Directors


__________, 1996

G:\LEGAL\REGSTMNT\THI10-16.S-4

                             TRANSPORT HOLDINGS INC.
                                 714 Main Street
                             Fort Worth, Texas 76102


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of Transport Holdings Inc.:

         Notice is hereby given that a special meeting (the "Special Meeting") of the stockholders of Transport Holdings Inc. ("THI") will be held on the _____ day of _____________, 1996 in the Executive Board Room of Texas Commerce Bank (lobby level), located in the Texas Commerce Bank Tower at 201 Main Street in the City of Fort Worth, Texas, at 10:00 a.m., local time, for the following purposes:

                  1. To consider and vote upon a proposal to authorize and adopt the Agreement and Plan of Merger, dated as of September 25, 1996 (the "Merger Agreement"), by and between THI and Conseco, Inc., an Indiana corporation ("Conseco"), and the transactions contemplated thereby, pursuant to which, among other things, (1) THI will be merged with and into Conseco, with Conseco being the surviving corporation (the "Merger"), and (2) each outstanding share of Class A Common Stock, par value $.01 per share (the "THI Common Stock"), of THI (other than shares of THI Common Stock held as treasury shares by THI) will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement).

                  2.       To transact  any  and  all other business  that   may
         properly come before the meeting or any adjournments or postponements thereof.

         The Merger is more completely described in the accompanying Proxy Statement/Prospectus and a copy of the Merger Agreement is attached as Annex A thereto.

         YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THI AND THE STOCKHOLDERS OF THI, AND HAS APPROVED AND AUTHORIZED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THI VOTE FOR THE AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         The THI Board of Directors has fixed the close of business on ___________, 1996, as the record date (the "Record Date") for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments and postponements thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, such meeting. A complete list of stockholders entitled to vote at the Special Meeting will be available for examination at the offices of THI at 714 Main Street, Fort Worth, Texas for ten days prior to such meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          T. Gary Cole
                                          Vice President and Secretary
_______________, 1996



G:\LEGAL\REGSTMNT\THI10-16.S-4

         YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                    IMPORTANT

         PLEASE DO NOT SEND YOUR STOCK CERTIFICATES REPRESENTING THI COMMON STOCK AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.


G:\LEGAL\REGSTMNT\THI10-16.S-4

SUBJECT TO COMPLETION
Dated October 18, 1996
                     TRANSPORT HOLDINGS INC. PROXY STATEMENT
                               ------------------

                            CONSECO, INC. PROSPECTUS
                             Shares of Common Stock

         This Proxy Statement/Prospectus is being furnished to holders of shares of Class A Common Stock, par value $.01 per share ("THI Common Stock"), and to holders of Series A Cumulative Exchangeable Preferred Stock, par value $.01 per share ("THI Preferred Stock"), of Transport Holdings Inc., a Delaware corporation ("THI"), in connection with the solicitation of proxies by the THI Board of Directors for use at a special meeting of THI stockholders to be held on the _____ day of _________, 1996 in the Executive Board Room of Texas Commerce Bank (lobby level), located in the Texas Commerce Bank Tower at 201 Main Street in the City of Fort Worth, Texas, commencing at 10:00 a.m., local time, (the "Special Meeting"). The Special Meeting has been called to consider and vote on a proposal to authorize and adopt an Agreement and Plan of Merger, dated as of September 25, 1996 (the "Merger Agreement"), between THI and Conseco, Inc., an Indiana corporation ("Conseco"), pursuant to which THI will be merged with and into Conseco with Conseco being the surviving corporation (the "Merger").

         This Proxy Statement/Prospectus also constitutes the Prospectus of Conseco filed as part of a Registration Statement on Form S-4 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Common Stock, no par value per share ("Conseco Common Stock"), of Conseco issuable in connection with the Merger. All information concerning Conseco and all companies other than THI contained in this Proxy Statement/Prospectus has been furnished by Conseco. All information concerning THI contained in this Proxy Statement/Prospectus has been furnished by THI.

         The Conseco Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "CNC". On _____________, 1996, the closing price of the Conseco Common Stock as reported on the NYSE was $_________.

         The THI Common Stock is quoted on the NASDAQ National Market under the symbol "TLIC". On _______, 1996, the closing price of the THI Common Stock as reported on the NASDAQ National Market was $___________.

         This Proxy Statement/Prospectus and the related form of proxy are first being mailed to stockholders of THI on or about ______________, 1996.

       THE SHARES OF CONSECO COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT
           BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                      OR ADEQUACY OF THIS PROXY STATEMENT/
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                            -------------------------

                       The   date  of   this   Proxy   Statement/Prospectus   is
______________, 1996.

G:\LEGAL\REGSTMNT\THI10-16.S-4

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

         Conseco and THI are each subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file periodic reports, proxy statements and other information with the Commission. The periodic reports, proxy statements and other information filed by Conseco and THI with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained, at prescribed rates, from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including Conseco and THI, that file electronically with the Commission. The Conseco Common Stock is listed on the NYSE and such reports and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         Conseco has filed the Registration Statement with the Commission with respect to the Conseco Common Stock to be issued pursuant to or as contemplated by the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        ii

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO CONSECO, AMERICAN TRAVELLERS CORPORATION, CAPITOL AMERICAN FINANCIAL CORPORATION AND LIFE PARTNERS GROUP, INC. SHOULD BE DIRECTED TO JAMES W. ROSENSTEELE, VICE PRESIDENT, INVESTOR RELATIONS, CONSECO, INC., 11825 NORTH
PENNSYLVANIA STREET, CARMEL, INDIANA 46032, AND TELEPHONE REQUESTS MAY BE DIRECTED TO MR. ROSENSTEELE AT (317) 817-2893. WRITTEN REQUESTS FOR SUCH DOCUMENTS RELATING TO THI SHOULD BE DIRECTED TO DEBORAH V. GREER, VICE PRESIDENT AND CONTROLLER, TRANSPORT HOLDINGS INC., 714 MAIN STREET, FORT WORTH, TEXAS 76102 AND TELEPHONE REQUESTS MAY BE DIRECTED TO MS. GREER AT (817) 390-8000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE _______________, 1996.

         The following documents previously filed with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

         1. Conseco's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("Conseco's Annual Report"); Conseco's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; Conseco's Current Reports on Form 8-K dated January 17, 1996, March 11, 1996, March 14, 1996, April 10, 1996, August 2, 1996, August 25, 1996 and September 25, 1996;
and the description of Conseco Common Stock in Conseco's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         2. THI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("THI's Annual Report"); THI's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; THI's Current Report on Form 8-K dated September 25, 1996; and the description of THI Common Stock in THI's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

         3. Annual Report on Form 10-K of American Travellers Corporation ("ATC") for the fiscal year ended December 31, 1995 ("ATC's Annual Report"); ATC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and ATC's Current Report on Form 8-K dated August 25, 1996.

         4. Annual Report on Form 10-K of Capitol American Financial Corporation ("CAF") for the fiscal year ended December 31, 1995 ("CAF's Annual Report"); CAF's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and CAF's Current Report on Form 8-K dated August 25, 1996.


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        iii

         5. Annual Report on Form 10-K of Life Partners Group, Inc. ("LPG") for the fiscal year ended December 31, 1995 ("LPG's Annual Report"); LPG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and LPG's Current Reports on Form 8-K dated March 11, 1996 and April 10, 1996.

         In addition, the Merger Agreement, a copy of which is attached hereto as Annex A, is incorporated herein by reference.

         All documents filed by Conseco, THI, ATC, CAF or LPG pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

         State insurance holding company laws and regulations applicable to Conseco and THI generally provide that no person may acquire control of Conseco or THI, and thus indirect control of their respective insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of ten percent or more of the total outstanding shares of Conseco Common Stock or THI Common Stock, as the case may be, would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CONSECO OR THI. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CONSECO OR THI SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

         THESE   SECURITIES  HAVE  NOT  BEEN  APPROVED  OR  DISAPPROVED  BY  THE
COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS SUCH COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT.

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        iv

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
AVAILABLE INFORMATION........................................................................................... ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................................................ iii

TABLE OF CONTENTS................................................................................................ v

SUMMARY  .......................................................................................................  1

         GENERAL  ............................................................................................... 1

         THE COMPANIES........................................................................................... 1

         THE SPECIAL MEETING..................................................................................... 2

         THE MERGER; THE MERGER AGREEMENT........................................................................ 4

         SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSECO .................................................. 12

         SELECTED HISTORICAL FINANCIAL INFORMATION OF LPG........................................................15

         SELECTED HISTORICAL FINANCIAL INFORMATION OF THI........................................................17

         SELECTED HISTORICAL FINANCIAL INFORMATION OF ATC....................................................... 19

         SELECTED HISTORICAL FINANCIAL INFORMATION OF CAF....................................................... 21

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
         INFORMATION OF CONSECO................................................................................  23

         COMPARATIVE UNAUDITED PER SHARE DATA OF CONSECO AND THI................................................ 27

         MARKET PRICE INFORMATION............................................................................... 29

INFORMATION CONCERNING CONSECO ................................................................................. 31

         BACKGROUND............................................................................................. 31

         INSURANCE OPERATIONS................................................................................... 31

         FEE-BASED OPERATIONS................................................................................... 32

         OTHER PENDING ACQUISITIONS BY CONSECO.................................................................. 33

         GENERAL INFORMATION CONCERNING CONSECO ................................................................ 34

INFORMATION CONCERNING THI...................................................................................... 35


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                    v




THE SPECIAL MEETING............................................................................................. 37

         GENERAL  .............................................................................................. 37

         MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING........................................................ 37

         VOTING AT THE SPECIAL MEETING; RECORD DATE; QUORUM..................................................... 37

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                  MANAGEMENT.....................................................................................39

         PROXIES; REVOCATION OF PROXIES......................................................................... 43

THE MERGER...................................................................................................... 44

         BACKGROUND OF THE MERGER............................................................................... 44

         CONSECO'S REASONS FOR THE MERGER....................................................................... 47

         THI'S REASONS FOR THE MERGER; RECOMMENDATION OF THE THI BOARD
                  OF DIRECTORS.................................................................................. 48

         OPINION OF THI'S FINANCIAL ADVISOR....................................................................  49

         CERTAIN CONSEQUENCES OF THE MERGER..................................................................... 58

         CONDUCT OF THE BUSINESS OF CONSECO AND THI AFTER THE MERGER............................................ 58

         INTERESTS OF CERTAIN PERSONS IN THE MERGER............................................................. 58

         ACCOUNTING TREATMENT................................................................................... 60

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES................................................................ 60

         REGULATORY APPROVALS................................................................................... 61

         NYSE LISTING OF CONSECO COMMON STOCK ...................................................................62

         ABSENCE OF APPRAISAL RIGHTS ............................................................................62

THE MERGER AGREEMENT............................................................................................ 62

         THE MERGER............................................................................................. 62

         EFFECTIVE TIME......................................................................................... 62

         CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO
                  FRACTIONAL AMOUNTS............................................................................ 62

         TREATMENT OF THI STOCK OPTIONS AND THI WARRANTS........................................................ 64

G:\LEGAL\REGSTMNT\THI10-16.S-4
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




         REDEMPTION OF THI PREFERRED STOCK...................................................................... 64

         EXCHANGE OF CONVERTIBLE NOTES.......................................................................... 64

         THI EMPLOYEE MATTERS................................................................................... 65

         REPRESENTATIONS AND WARRANTIES......................................................................... 65

         CERTAIN COVENANTS...................................................................................... 65

         CONDITIONS TO THE MERGER............................................................................... 68

         TERMINATION............................................................................................ 69

         RIGHT OF THI BOARD OF DIRECTORS TO WITHDRAW ITS
                  RECOMMENDATION................................................................................ 69

         BREAKUP FEES........................................................................................... 69

         EXPENSES ...............................................................................................70

         MODIFICATION OR AMENDMENT ............................................................................. 70

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS .......................................................... 71

COMPARISON OF SHAREHOLDERS' RIGHTS.............................................................................. 92

         AMENDMENT OF BY-LAWS....................................................................................92

         VOTING WITH RESPECT TO CERTAIN BUSINESS COMBINATIONS....................................................92

         CERTAIN PROVISIONS RELATING TO ACQUISITIONS.............................................................93

         RIGHT TO BRING BUSINESS BEFORE AN ANNUAL OR SPECIAL MEETING OF
                  SHAREHOLDERS.................................................................................. 93

         SHAREHOLDER ACTION BY WRITTEN CONSENT.................................................................. 94

         REMOVAL OF DIRECTORS................................................................................... 94

         DIRECTOR LIABILITY..................................................................................... 94

         INDEMNIFICATION ....................................................................................... 94

         DIVIDENDS AND REPURCHASES ............................................................................. 95

         DISSENTERS' RIGHTS..................................................................................... 96

         DIRECTOR AND OFFICER DISCRETION ....................................................................... 96


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



MANAGEMENT OF CONSECO UPON CONSUMMATION OF THE MERGER .......................................................... 97

LEGAL MATTERS..................................................................................................  97

EXPERTS  ......................................................................................................  97

INDEPENDENT ACCOUNTANTS........................................................................................  98

OTHER MATTERS..................................................................................................  98

Annex A - Agreement and Plan of Merger......................................................................... A-1

Annex B - Opinion of Donaldson, Lufkin & Jenrette Securities Corporation....................................... B-1


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



                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, contained elsewhere, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. All share and per share information in this Proxy Statement/Prospectus concerning Conseco has been adjusted to reflect a two-for-one stock split of the Conseco Common Stock effected April 1, 1996, unless otherwise stated. Except as otherwise indicated, all financial information in this Proxy Statement/Prospectus is presented in accordance with generally accepted accounting principles ("GAAP"). Stockholders are urged to read this Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus.

                                     General

     This Proxy Statement/Prospectus relates to the proposed Merger of THI with and into Conseco pursuant to the Merger Agreement. See "The Merger."

                                  The Companies

Conseco, Inc..........Conseco is a financial  services  holding  company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. Conseco's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates. Conseco's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, and to focus resources on the development and expansion of profitable products
                              and      strong       distribution       channels.




                      On August  2,  1996,  Conseco  completed  its  acquisition of Life Partners Group, Inc. ("LPG"). Conseco and LPG collected an aggregate of approximately $3.6 billion of total premiums and annuity deposits in 1995 from a diverse portfolio of products. On September 30, 1996, Conseco acquired the shares of American Life Holdings, Inc. ("ALH") (of which Conseco previously owned 37 percent) which Conseco did not previously own for approximately $165 million in cash. After giving pro forma effect to the acquisitions of LPG and ALH, Conseco's total assets and shareholders' equity at June 30, 1996 were approximately $23 billion and $1.9 billion, respectively.

                      On August  25,  1996,  Conseco   entered   into   (1)  an
                              Agreement and Plan of Merger (the "ATC Merger Agreement") with American Travellers Corporation ("ATC") pursuant to which ATC will be merged into Conseco (the "ATC Merger"), with each share of
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                                                         1
                              common stock of ATC converted into the right to receive a fraction of a share of Conseco Common Stock having a value between $32.00 and $35.03 per share, and (2) an Agreement and Plan of Merger (the "CAF Merger Agreement") with Capitol American Financial Corporation ("CAF") pursuant to which CAF will become a wholly-owned subsidiary of Conseco, with each share of common stock of CAF converting into the right to receive $30.00 in cash and a fraction of a share of Conseco Common Stock having a value of $6.50. Conseco has also announced that it intends to acquire the shares of Bankers Life Holding Corporation ("BLH") (of which Conseco currently owns approximately 90.5 percent) which Conseco does not currently own in a merger in which each share of common stock of BLH would be converted into the right to receive a fraction of a share of Conseco Common Stock having a value of $25.00 per share. Consummation of Conseco's Merger with THI is not conditioned upon consummation by Conseco of any of the other pending acquisitions.




                      See "Incorporation  of Certain  Documents  by Reference,"
                              "Selected Historical Financial Information of Conseco," "Selected Historical Financial Information of LPG," "Selected Historical Financial Information of ATC," "Selected Historical Financial Information of CAF,"
                              "Information Concerning Conseco" and "Unaudited Pro Forma Consolidated Financial Statements of Conseco" for additional information concerning Conseco, LPG, ATC and CAF.


Transport Holdings
 Inc.................THI, through  its insurance  subsidiaries,  is principally engaged in the underwriting and distribution of supplemental health insurance. For the six months ended June 30, 1996, THI's earned premiums were $56 million, of which approximately 64 percent was from cancer insurance, 19 percent was from heart/stroke insurance, and the remaining 17 percent was from other supplemental health and discontinued life insurance products. See "Information Concerning THI" and "Selected Historical Financial Information of THI" for additional information concerning THI.

                               The Special Meeting

Time,Date and Place...The Special  Meeting will be  held  at  10:00 a.m.,  local time, on the ___ day of ________, 1996, in the Executive Board Room of Texas Commerce Bank (lobby level), located in the Texas Commerce Bank Tower at 201 Main Street in the City of Fort Worth, Texas, and at any adjournment or postponement thereof.

Purpose of the
  Meeting.............The purpose of the  Special   Meeting  is  to consider and
                              vote upon (1) a proposal to authorize and adopt the Merger Agreement and the transactions contemplated thereby and (2) such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. See "The Special Meeting - Matters to be Considered at the Special Meeting."

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




Record Date, Shares
 Entitled to  Vote,
 Quorum..............Holders of record of  shares  of THI  Common  Stock at the close of business on _______, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 1,592,048 shares of THI Common Stock outstanding and entitled to vote, and 91,030 shares of THI Preferred Stock outstanding and entitled to vote. Travelers Group Inc. ("Travelers") is the sole holder of shares of THI Preferred Stock. Each holder of record of shares of THI Common Stock on the Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the Merger Agreement and the other matters, if any, properly submitted for the vote of the THI stockholders at the Special Meeting and each share of THI Preferred Stock is entitled to a fraction of a vote per share (approximately .46) which in the aggregate represents approximately 2.5 percent of the votes eligible to be cast. Travelers has agreed to vote its shares in the same proportion as the votes cast by holders of THI Common Stock (other than Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. (collectively, "IP")). See "The Special Meeting - Voting at the Special Meeting; Record Date; Quorum."

                      The presence, in  person  or  by properly  executed proxy, of the holders of shares of capital stock representing a majority of the voting power of outstanding capital stock entitled to vote at the Special Meeting will constitute a quorum. See "The Special Meeting - Voting at the Special Meeting; Record Date; Quorum."

Vote Required.........The  authorization  and  adoption  by THI of  the  Merger
                              Agreement will require the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote thereon. See "The Special Meeting - Voting at the Special Meeting; Record Date; Quorum."
Proxies, Revocation of
 Proxies..............The enclosed  proxy  card permits  each  THI   stockholder
                              to specify that shares held by such THI stockholder be voted "FOR" or "AGAINST" (or "ABSTAIN") the authorization and adoption of the Merger Agreement and the Merger. If properly executed and returned, such proxy will be voted in accordance with the choice specified. Where a signed proxy card is returned, but no choice specified, the shares held by such THI stockholder will be voted for authorization and adoption of the Merger Agreement and the Merger. Abstentions will have the same practical effect as a vote against the authorization and adoption of the Merger Agreement and the Merger. See "The Special Meeting - Voting at the Special Meeting; Record Date; Quorum."

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                                                         3

                      A  proxy  relating   to   the   Special   Meeting  may be
                              revoked by the stockholder giving the proxy at any time before it is exercised; however, mere attendance at the Special Meeting will not itself have the effect of revoking the proxy. A THI stockholder may revoke a proxy by notification in writing sent (or given in person at the Special Meeting) to the Secretary of THI or by sending or giving to the Secretary of THI a later dated proxy. See "The Special Meeting - Proxies; Revocation of Proxies."

Certain Voting
 Information.........As  of  the  Record Date,  THI's   directors  and  officers
                              as a group owned 3,427 shares (or less than one percent) of the outstanding shares of THI Common Stock entitled to vote at the Special Meeting. All directors and officers of THI have indicated that they will vote for the authorization and adoption of the Merger Agreement and the Merger. See "The Special Meeting - Voting at the Special Meeting; Record Date; Quorum."

                        The Merger; The Merger Agreement

Reasons for the Merger;
 Recommendation of the
 THI Board of
 Directors...........Conseco. The Conseco Board of Directors approved the Merger
                              Agreement and the Merger based on a number of factors including its belief that: (1) the addition of THI's cancer insurance, heart/stroke insurance and other supplemental health insurance business would enable Conseco to offer a more complete portfolio of insurance products to its customers; (2) the addition of THI's distribution channels further diversifies Conseco's current distribution system and provides Conseco additional opportunities to cross-market its current products; (3) the Merger offers Conseco and THI the opportunity to improve their profitability through the achievements of economies of scale, the elimination of redundancies and the enhancement of market position; and (4) the Merger and the other pending acquisitions would further strengthen Conseco's position in its targeted markets. See "The Merger
                              - Conseco's Reasons for the Merger."

                      THI.  In  voting  to approve  the Merger Agreement and the
                              Merger, the THI Board of Directors relied upon many different factors, including: (1) the premium over the then current market price of the THI Common Stock offered by Conseco; (2) the length of time that would be required if the Merger were not consummated to equal the stockholder value to be received by the THI stockholders through the Merger; (3) the financial condition and results of operations of Conseco and the THI Board of
                              Directors' perception of the more favorable overall business prospects of Conseco and THI on a combined basis as compared to THI's prospects as a separate entity; (4) the tax-deferred nature of the transaction; (5) the potential increase in value of the Conseco

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                                                         4

                              Common Stock after the Merger based on Conseco's financial strength and competitive position; (6) the highly competitive nature of the life and health insurance business; (7) the difficulty of maintaining financial and claims-paying ratings issued by rating agencies; (8) the current trend of consolidation within the insurance industry;
                              (9) the broader, more active trading market for Conseco Common Stock; and (10) the opinion rendered to the THI Board of Directors by Donaldson, Lufkin & Jenrette Corporation ("DLJ") with regard to the fairness to the stockholders of THI, from a financial point of view, of the Exchange Ratio (as defined below) to be received by the stockholders of THI pursuant to the Merger Agreement. See "The Merger - THI's Reasons for the Merger; Recommendation of the THI Board of Directors."

                      The  THI   Board   of   Directors    recommends    that
                              stockholders of THI authorize and adopt the Merger and the Merger Agreement. In evaluating the recommendation of the THI Board of Directors, stockholders of THI should carefully consider the matters described under "The Merger -- THI's Reasons for the Merger; Recommendation of the THI Board of Directors" and "-- Interests of Certain Persons in the Merger."

Opinion of THI's
Financial Advisor.....DLJ  has delivered its written  opinion to  the THI Board of Directors that, as of September 24, 1996, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to the holders of THI Common Stock.

                      The full  text of the  written  opinion  of  DLJ,   which
                              sets forth assumptions made, procedures followed, other matters considered and limits of the review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. Holders of THI Common Stock should read such opinion in its entirety. See "The Merger -- Opinion of THI's Financial Advisor."

Effect of Merger.....Upon consummation  of  the Merger:  (1)  THI will be merged with and into  Conseco,  with  Conseco  being  the
                              surviving corporation (the "Surviving Corporation"); and (2) each outstanding share of THI Common Stock (other than shares of THI Common Stock held as treasury shares by THI) will be converted into the right to receive the Merger Consideration (as defined below). Fractional shares of Conseco Common Stock will not be issuable in connection with the Merger. THI stockholders otherwise entitled to fractional shares of Conseco Common Stock will receive the value of such fractional shares in cash, determined as described herein under "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."
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




                      A copy of the Merger  Agreement  is  attached  as  Annex
                              A  to  this  Proxy   Statement/Prospectus  and  is
                              incorporated by reference herein. See "The Merger Agreement."

Merger Consideration..Upon the consummation  of the  Merger,  each share of THI
                              Common Stock issued and outstanding immediately prior to the Effective Time (as defined below) (other than shares of THI Common Stock held as treasury shares by THI) will be converted into the right to receive the whole number and fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $70.00 by the Conseco Share Price (such whole number and fraction is referred to herein as the "Exchange Ratio"). The "Conseco Share Price" shall be equal to the Trading Average (as defined below);  provided,  however,  that if the  Trading
                              Average is less than $38.25, then the Conseco Share Price shall be $38.25, and if the Trading Average is greater than $50.00, then the Conseco Share Price shall be $50.00. The "Trading Average" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the ten consecutive trading days immediately preceding the second trading day prior to the Effective Time. The Conseco Common Stock to be issued to holders of shares of THI Common Stock in accordance with the Merger Agreement and any cash to be paid in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration." No fractional shares of Conseco Common Stock will be issued in the Merger. Each THI stockholder who otherwise would have been entitled to a fraction of a share of Conseco Common Stock will receive in lieu thereof cash in accordance with the terms of the Merger Agreement. Conseco will apply to have the additional shares of Conseco Common Stock issued pursuant to the Merger Agreement listed on the NYSE. See "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."

                      Promptly after  consummation  of the  Merger,  a letter of transmittal from First Union National Bank of North Carolina (the "Exchange Agent") (including instructions setting forth the procedures for exchanging such holder's certificates representing THI Common Stock ("Certificates") for the Merger Consideration payable to such holder pursuant to the Merger Agreement) will be sent to each holder of record, as of the Effective Time, of shares of THI Common Stock. Upon surrender to the Exchange Agent of such Certificates, together with a duly completed and executed letter of transmittal, such holder will promptly receive the Merger Consideration for each share of THI Common Stock previously represented by the Certificates so surrendered. See "The Merger Agreement - Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."

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                                                         6

Effective Time of the
Merger................The Merger  will become  effective   on the  date  that a
                              Certificate of Merger is filed with the Secretary of State of Delaware (the "Certificate of Merger") and Articles of Merger are filed with the Secretary of State of Indiana (the "Articles of Merger") or at such time thereafter as is provided in the Certificate of Merger and Articles of Merger (the "Effective Time"). See "The Merger Agreement - Effective Time."

Treatment of Options
and Warrants..........From  and  after the Effective Time, (1) each  outstanding unexpired option to purchase shares of THI Common Stock (a "THI Stock Option") which has been granted pursuant to THI's 1995 Stock Plan, as amended (the "1995 Stock Plan"), shall be fully vested and shall be exercisable, for the same aggregate consideration payable to exercise such THI Stock Option immediately prior to the Effective Time, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such THI Stock Option had been fully vested and exercised for THI Common Stock immediately prior to the Effective Time and (2) each outstanding warrant to purchase shares of THI Common Stock (a "THI Warrant") shall be exercisable, for the same aggregate consideration payable to exercise such THI Warrant immediately prior to the Effective Time, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such THI Warrant had been exercised in full for shares of THI Common Stock immediately prior to the Effective Time. See "The Merger Agreement - Treatment of THI Stock Options and THI Warrants."

Certain Consequences of
 the Merger...........Upon consummation  of the  Merger,  holders of  THI Common
                              Stock will become shareholders of Conseco, and each share of THI Common Stock issued and outstanding immediately prior to the consummation of the Merger will be converted into the right to receive the Merger Consideration. In addition, holders of THI Stock Options and THI Warrants will be entitled to receive, upon the exercise of their respective THI Stock Options and THI Warrants, a number of shares of Conseco Common Stock determined as described under "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts" and " - Treatment of THI Stock Options and THI Warrants."

                      After consummation  of the  Merger  and   without  giving
                              effect to the proposed acquisitions of ATC, CAF and BLH, the current Conseco shareholders will own between approximately ___ percent and ___ percent of the shares of Conseco Common Stock then outstanding, and the current holders of THI Common Stock will own between approximately ___ percent and ___ percent of such shares. See "The Merger - Certain Consequences of the Merger."

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                         7

Conditions to the Merger;
Regulatory Approvals;
Termination of the Merger
Agreement.............The obligations  of Conseco  and  THI  to  consummate  the
                              Merger are subject to the satisfaction of certain conditions, including the receipt of requisite THI stockholder approval and of certain governmental consents and approvals including, without limitation, the approval of the Commissioner of the Texas Department of Insurance (Texas is the jurisdiction in which the insurance companies owned by THI are domiciled), and the expiration (or earlier termination) of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Such waiting period is scheduled to expire on ________, 1996. See "The Merger - Regulatory Approvals" and "The Merger Agreement - Conditions to the Merger."

                      The  Merger  Agreement  is   subject  to  termination  by
                              Conseco or THI (provided that such party is not in breach of the Merger Agreement) if the Merger is not consummated by January 31, 1997 (or March 31, 1997 under certain circumstances), and prior to such time upon the occurrence of certain events. See "The Merger Agreement - Termination."
Right of THI Board
 of Directors to Withdraw
 its Recommendation;
 Fees.................Under the Merger  Agreement,  the  THI Board of Directors
                              shall not (1) withdraw or modify, in a manner materially adverse to Conseco, the approval or recommendation by the Board of Directors of the Merger Agreement or the Merger or (2) enter into any agreement with respect to any Acquisition Proposal (as hereinafter defined), unless THI receives an Acquisition Proposal and the THI Board of Directors determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to its stockholders under applicable law it is necessary for the THI Board of Directors to withdraw or modify, in a manner materially adverse to Conseco, its approval or recommendation of the Merger Agreement or the Merger, enter into an agreement with respect to such Acquisition Proposal or terminate the Merger Agreement. In the event the THI Board of Directors takes any of the foregoing actions, THI is required to, concurrently with the taking of any such action, pay to Conseco upon demand $7.5 million. See "The Merger Agreement - Certain Covenants - No Solicitation," "- Right of THI Board of Directors to Withdraw its Recommendation" and " - Breakup Fees." In addition, THI has agreed that, subject to the exercise of its fiduciary duties, it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, THI or
G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                         8
                              any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations
                              regarding,   or   furnish   to  any   person   any
                              information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. See "The Merger Agreement Certain Covenants - No Solicitation."

Conduct of the Business
 of Conseco After the
 Merger...............The Merger Agreement  provides  that  the  members of the
                              Conseco Board of Directors and the officers of Conseco immediately prior to the consummation of the Merger shall continue as the directors and officers of Conseco following the consummation of the Merger. See "Management of Conseco Upon Consummation of the Merger."

                      Conseco   plans  to  consolidate  certain  operations  of
                              THI with Conseco's operations after consummation of the Merger. See "The Merger -- Conduct of the Business of Conseco and THI After the Merger."

Interests of Certain
 Persons in the
 Merger...............Certain  directors   and  officers  of  THI will  receive
                              benefits from the Merger in the form of enhanced Severance, acceleration of stock options and other benefits. See "The Merger -- Interests of Certain Persons in the Merger."



Indemnification of Directors
and Officers;
Insurance.............Conseco  has    agreed   to    maintain    the    existing
                              indemnification provisions in the certificates of incorporation and bylaws of the subsidiaries of THI. In addition, for a period of three years after the Effective Time, Conseco has agreed to maintain officers' and directors' liability insurance. See "The Merger -- Interests of Certain Persons in the Merger" and " The Merger Agreement
                              - Indemnification of Officers and Directors; Insurance."


Absence of Appraisal
Rights................Holders of  THI  Common  Stock  will  not be  entitled  to appraisal rights under the Delaware General Corporation Law (the "DGCL"). See "The Merger - Absence of Appraisal Rights" and "Comparison of Shareholders' Rights - Dissenters' Rights."

Certain Federal
 Income Tax
 Consequences.........The Merger is expected  to  qualify  as a  reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). The obligation of THI to consummate the Merger is subject to the condition that it shall have received an opinion of counsel, based upon certain representations and assumptions, that the Merger will be treated for tax purposes as a reorganization with the meaning of Section
                              368(a)(1) of the Code. Assuming the Merger qualifies as a reorganization within

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                         9
                              the meaning of Section 368(a)(1) of the Code, no gain or loss will be recognized by THI stockholders upon their exchange of THI Common Stock for Conseco Common Stock, except that any THI stockholder who receives cash proceeds in lieu of a fractional share interest in Conseco Common Stock will recognize gain or loss equal to the difference between such cash proceeds and the tax basis in the fractional share interest, and such gain or loss will constitute capital gain or loss if such stockholder's THI Common Stock is held as a capital asset at the Effective Time. See "The Merger - Certain Federal Income Tax Consequences."

Accounting Treatment..The Merger will  be   accounted   as  a  "purchase"  under
                              GAAP. See "The Merger -- Accounting Treatment."

Comparison of
 Shareholders'
 Rights...............Upon consummation  of the  Merger,  the   holders  of  THI
                              Common Stock will become shareholders of Conseco. See "Comparison of Shareholders' Rights" for a summary of the material differences between the rights of holders of Conseco Common Stock and THI Common Stock. These differences arise from the distinctions between the laws of the jurisdictions in which Conseco and THI are incorporated (Indiana and Delaware, respectively) and the distinctions between the respective charters and bylaws of Conseco and THI.

Exchange of Convertible
Notes.................Pursuant to the Merger  Agreement,  Conseco  has agreed to offer to exchange, by means of a registered exchange offer (the "Exchange Offer"), as of the Effective Time, Conseco Convertible Debentures ("Conseco Convertible Notes") for the outstanding Series A Subordinated Convertible Notes due 2005 of THI (the "Series A Convertible Notes") and Series B Subordinated Convertible Notes due 2005 of THI (the "Series B Convertible Notes" and, collectively with the Series A Convertible Notes, the "THI Convertible Notes") in the aggregate principal amount of $50 million. IP holds $35 million principal amount of Series A Convertible Notes, certain executive officers, directors, and key producers of THI hold the remaining $7 million aggregate principal amount of Series A Convertible Notes, and Travelers holds the entire $8 million aggregate principal amount of Series B Convertible Notes. Conseco's obligation to consummate the Merger is conditioned upon, among other things, holders of at least 90 percent of the aggregate principal amount of THI Convertible Notes accepting Conseco's offer to exchange such notes for Conseco Debentures. IP and Messrs. Lasater and Sharpe have entered into agreements ("Exchange Agreements") requiring such holders to exchange their Series A Convertible Notes for Conseco Convertible Notes in the Exchange Offer and consenting to the amendment of the

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        10
                              documents governing the Series A Convertible Notes to remove the covenants therefrom. In addition, Travelers indicated orally that it would participate in the Exchange Offer, but declined to execute an Exchange Agreement. Assuming that such holders accept Conseco's offer to exchange their THI Convertible Notes for Conseco Convertible Notes in the Exchange Offer, the condition to the Merger described above will be satisfied. The Conseco Convertible Debentures are similar to the THI Convertible Notes, but contain certain changes, including a reduced coupon rate (6.0 percent instead of 8.5 percent), mandatory conversion (under certain circumstances), elimination of the mandatory redemption feature, and certain other variations. See "The Merger Agreement - Exchange of Convertible Notes," "- Conditions to the Merger" and "The Merger -
                              Interests of Certain Persons in the Merger - Series A Convertible Notes."

Redemption of THI
 Preferred
 Stock................The Merger   Agreement   provides   that   all   of   the
                              outstanding shares of THI Preferred Stock will be redeemed before the Effective Time. See "The Merger Agreement -- Redemption of THI Preferred Stock."


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        11

            SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSECO (a)

      The selected historical financial information set forth below was derived from the consolidated financial statements of Conseco. Conseco's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in Conseco's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with Conseco's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of Conseco's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.

                                                                                                                      Six months
                                                                                                                         ended
                                                                           Years ended December 31,                     June 30,
                                                             -----------------------------------------------        --------------
                                                             1991      1992       1993        1994      1995        1995      1996
                                                             ----      ----       ----        ----      ----        ----      ----
                                                                       (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income................................     $280.8     $378.7   $1,293.8   $1,285.6   $1,465.0    $ 730.2   $ 741.4
Investment activity:
     Net investment income.............................      921.4      888.6      896.2      385.7    1,142.6      556.9     561.9
     Net trading income (losses) ......................       50.7       35.9       93.1       (4.9)       2.5        6.0      (7.3)
     Net realized gains (losses) ......................      123.3      124.3      149.5      (25.6)     186.4       74.5      10.2
Total revenues.........................................    1,391.8    1,523.9    2,636.0    1,862.0    2,855.3    1,389.4   1,364.3
Interest expense on notes payable......................       69.9       46.2       58.0       59.3      119.4       52.4      54.2
Total benefits and expenses............................    1,168.6    1,193.9    2,025.8    1,537.6    2,436.8    1,187.1   1,142.8
Income before income taxes, minority interest and
     extraordinary charge..............................      223.2      330.0      610.2      324.4      418.5      202.3     221.5
Extraordinary charge on extinguishment of debt,
     net of  tax.......................................        5.0        5.3       11.9        4.0        2.1        -        17.4
Net income.............................................      116.0      169.5      297.0      150.4      220.4      124.3      96.4
Preferred dividends....................................        6.8        5.5       20.6       18.6       18.4        9.2      17.2
Net income applicable to common stock..................      109.2      164.0      276.4      131.8      202.0      115.1      79.2

PER SHARE DATA (b)
Net income, primary....................................      $2.05      $2.71      $4.73      $2.50      $4.69      $2.67     $1.71
Net income, fully diluted..............................       2.01       2.70       4.39       2.44       4.22       2.39      1.59
Dividends declared per common share....................       .035       .043       .150       .250       .093       .073      .040
Book value per common share outstanding at period end..       7.73      10.93      16.89      10.45      20.44      16.33     17.68
Shares outstanding at period end.......................       49.4       49.8       50.6       44.4       40.5       40.4      41.9
Average fully diluted shares outstanding...............       50.8       59.2       67.0       61.7       52.2       52.1      60.6

BALANCE SHEET DATA - PERIOD END
Total assets...........................................  $11,832.4  $11,772.7  $13,749.3  $10,811.9  $17,297.5  $17,078.6 $17,426.3
Notes payable for which Conseco is directly liable.....      177.6      163.2      413.0      191.8      871.4      613.5     670.0
Notes payable of BLH, not direct obligations of Conseco        -        392.0      290.3      280.0      301.5      272.2     297.9
Notes payable of Partnership entities, not
     direct obligations of Conseco.....................      319.3        -          -        331.1      283.2      308.0     281.6
Total liabilities......................................   11,321.3   11,154.4   12,382.9    9,743.2   15,782.5   15,528.3  15,857.1
Minority interest......................................       79.5       24.0      223.8      321.7      403.3      606.9     292.3
Shareholders' equity ..................................      431.6      594.3    1,142.6      747.0    1,111.7      943.4   1,276.9




                                                                                                                      Six months
                                                                                                                         ended
                                                                           Years ended December 31,                     June 30,
                                                             -----------------------------------------------        --------------
                                                             1991      1992       1993        1994      1995        1995      1996
                                                             ----      ----       ----        ----      ----        ----      ----
                                                                         (Amounts in millions, except per share amounts)
OTHER FINANCIAL DATA (c)
Premiums collected (d).................................   $1,648.7   $1,464.9   $2,140.1   $1,879.1   $3,106.4   $1,725.6   $1,501.6
Operating earnings (e).................................       61.5      114.8      162.0      151.7      131.3       52.2      102.2
Operating earnings per fully diluted common share (b) (e)     1.05       1.80       2.39       2.46       2.52       1.00       1.69
Shareholders' equity excluding unrealized appreciation
     (depreciation) of fixed maturity securities (f)...      431.6      560.3    1,055.2      884.7      999.1      910.1    1,332.9
Book value per common share outstanding, excluding
     unrealized appreciation (depreciation) of fixed
     maturity securities (b) (f).......................       7.73      10.24      15.16      13.55      17.66      15.50      19.02
Ratio of debt (including debt of CCP guaranteed by
   Conseco until its retirement in 1993) for which
   Conseco is directly liable to
   total capital of Conseco only (g):
     As reported.......................................       .29X       .22X       .27X       .20X       .44X       .34X       .34X
     Excluding unrealized appreciation (depreciation)(f)      .29X       .23X       .28X       .18X       .47X       .34X       .33X
Adjusted statutory capital (at period end) (h).........     $617.1     $603.1   $1,135.5     $509.0   $1,021.0     $901.2   $1,009.3
Adjusted statutory earnings (i)........................       90.0      153.4      273.8      248.6      321.7      138.9      166.4
Ratio of adjusted statutory earnings to cash interest(j)     2.62X      5.75X      4.94X      5.06X      3.79X      3.97X      4.11X

   (a) Comparison of consolidated financial information in the above table is significantly affected by the Conseco Capital Partners, L.P. ("Partnership I") and Conseco Capital Partners II, L.P. ("Partnership II") acquisitions, the sale of Western National Corporation ("WNC") and the transactions affecting Conseco's ownership interest in BLH and CCP Insurance, Inc. ("CCP"). For periods beginning with their acquisitions and ending June 30, 1992, Partnership I and its subsidiaries were consolidated with the financial statements of Conseco. Following the completion of the initial public offering by CCP in July 1992, the Company did not have unilateral control to direct all of CCP's activities and, therefore, did not consolidate the financial statements of CCP with the financial statements of Conseco. As a result of the purchase by Conseco of all the shares of common stock of CCP it did not already own on August 31, 1995 (the "CCP Merger"), the financial statements of CCP's subsidiaries are consolidated with the financial statements of Conseco, effective January 1, 1995. Conseco has included BLH in its financial statements since November 1, 1992. Through December 31, 1993, the financial statements of WNC were consolidated with the financial statements of Conseco. Following the completion of the initial public offering of WNC (and subsequent disposition of Conseco's remaining equity interest in WNC), the financial statements of WNC were no longer consolidated with the financial statements of Conseco. As of September 29, 1994, Conseco began to include in its financial statements the newly acquired Partnership II subsidiary, ALH. Refer to the notes to the consolidated financial statements included in Conseco's Annual Report, incorporated by reference herein, for a description of business combinations.

   (b) All share and per share amounts have been restated to reflect the April 1, 1996 two-for-one stock split.

   (c) Amounts under this heading are included to assist the reader in analyzing Conseco's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

   (d) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

   (e) Represents income before extraordinary charge, excluding net trading income (losses) (net of income taxes), net realized gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and restructuring activities (net of income taxes).

   (f) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.

   (g) Represents the ratio of notes payable for which Conseco is directly liable to the sum of shareholders' equity and notes payable for which Conseco is directly liable.

   (h) Includes: (1) statutory capital and surplus; (2) mandatory securities valuation reserve ("MSVR") at periods ended prior to December 31, 1992;
        (3) asset valuation reserve ("AVR") and interest maintenance reserve ("IMR") at periods ended on or after December 31, 1992; and (4) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's and BLH's wholly owned life insurance companies as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

   (i) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of Conseco's and BLH's wholly owned life insurance companies as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

                                       13



   (j) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of Conseco and BLH and their wholly owned subsidiaries that is required to be paid in cash.

S:\ACCTING\SECRPT\S-4CAP.896\CNCSFD3.696

              SELECTED HISTORICAL FINANCIAL INFORMATION OF LPG (a)

     The selected historical financial information set forth below was derived from the audited consolidated financial statements of LPG. LPG's consolidated balance sheets at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in LPG's Annual Report, which is incorporated by reference herein. The consolidated financial information should be read in conjunction with LPG's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of LPG's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.

                                                                                                                      Six months
                                                                                                                         ended
                                                                         Years ended December 31,                       June 30,
                                                             -----------------------------------------------         --------------
                                                             1991      1992       1993        1994      1995         1995      1996
                                                             ----      ----       ----        ----      ----         ----      ----
                                                                       (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income................................     $187.1     $187.3     $210.8     $217.9     $280.1      $129.4    $155.7
Investment activity:
   Net investment income...............................      207.5      218.6      221.1      225.4      277.1       134.9     146.2
   Net realized gains (losses) ........................       18.6       23.1       18.4      (19.7)      15.8         2.4       2.3
Total revenues.........................................      420.6      436.5      455.7      428.2      576.1       268.6     306.9
Interest expense.......................................       43.4       35.3       26.0       20.7       27.9        12.0      11.8
Total benefits and expenses............................      376.5      374.8      373.8      369.9      592.8       251.0     279.4
Income (loss) before income taxes, minority
   interest and extraordinary charge...................       44.1       61.7       81.9       58.5      (16.7)       17.6      27.5
Extraordinary charge, net of tax.......................        -          5.6        4.8        2.6        -           -         -
Net income (loss)......................................       22.8       32.1       47.2       34.6      (13.4)       11.3      15.9
Dividends in kind on preferred stock...................       13.4       15.4        4.0        -          -           -         -
Net income (loss) applicable to common stock...........        9.4       16.7       43.2       34.6      (13.4)       11.3      15.9

PER SHARE DATA
Income (loss) before extraordinary charge, primary
   and fully diluted...................................     $(0.61)    $ 1.08     $ 2.05     $ 1.43     $(0.49)       $.42      $.56
Net income (loss), primary and fully diluted...........      (0.61)      0.62       1.85       1.33      (0.49)        .42       .56
Dividends declared per common share....................       -          -        0.0375        .08        .11         .05       .06
Book value per common share outstanding at
   period end..........................................      13.92      15.98      12.25      11.50      14.35       14.20     12.47
Shares outstanding at period end.......................        8.0       14.4       25.4       25.5       27.9        27.8      28.2
Average fully diluted shares outstanding...............        9.0       12.1       23.4       26.1       27.1        26.8      28.4

BALANCE SHEET DATA - PERIOD END
Total assets...........................................   $2,976.9   $3,292.7   $3,589.4   $3,748.8   $4,980.9    $5,035.7  $4,974.7
Notes payable..........................................      335.5      314.3      210.1      210.5      246.1       239.3     238.9
Total liabilities......................................    2,841.2    3,062.8    3,278.2    3,455.2    4,580.4     4,640.5   4,623.1
Minority interest......................................       24.1        -          -          -          -           -         -
Shareholders' equity ..................................      111.6      229.9      311.2      293.6      400.5       395.2     351.6



                                                                                                                      Six months
                                                                                                                         ended
                                                                        Years ended December 31,                        June 30,
                                                              ----------------------------------------------         -------------
                                                              1991     1992       1993        1994      1995         1995     1996
                                                              ----     ----       ----        ----      ----         ----     ----
                                                                        (Amounts in millions, except per share amounts)
OTHER FINANCIAL DATA (b)
Premiums collected (c).................................     $508.2    $465.5      $470.2    $411.8      $497.3      $248.2    $280.1
Operating earnings (loss) (d)..........................       15.5      31.9        44.1      50.0       (28.9)        9.4      20.5
Operating earnings (loss) per primary and fully diluted
   common share (d)....................................       1.72      2.63        1.88      1.91       (1.06)        .35       .72
Shareholders' equity excluding unrealized appreciation
   (depreciation) of fixed maturity securities (e).....      111.6     229.9       291.7     325.0       344.3       376.8     361.8
Book value per common share outstanding, excluding
   unrealized appreciation (depreciation) of fixed
   maturity securities (e).............................      13.92     15.98       11.48     12.73       12.34       13.54     12.83
Ratio of debt to total capital (f):
   As reported.........................................       .75X      .58X        .40X      .42X        .38X        .38X      .40X
   Excluding unrealized appreciation (depreciation) (e)       .75X      .58X        .42X      .39X        .42X        .39X      .40X
Adjusted statutory capital (at period end) (g).........     $149.4    $191.3      $169.8    $174.3      $209.8      $174.7    $219.3
Adjusted statutory earnings (h)........................       75.7      76.4        83.4      75.8        78.1        28.9      46.4
Ratio of adjusted statutory earnings to cash interest (i)    1.83X     2.25X       3.46X     3.78X       3.46X       2.58X     4.06X


    (a) Comparison of consolidated financial information in the above table is significantly affected by the acquisition of Lamar Financial Group, Inc. ("Lamar") on April 28, 1995. Such acquisition was accounted for using the purchase method, and the results of operations at Lamar are included in the consolidated financial data from the date of acquisition. Refer to the notes to the consolidated financial statements included in LPG's Annual Report incorporated by reference herein, for a description of the acquisition.

    (b) Amounts under this heading are included to assist the reader in analyzing LPG's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

    (c) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

    (d) Represents income before extraordinary charge, excluding net realized gains (losses) (less that portion of amortization of cost of policies purchased and the cost of policies produced and income taxes relating to such gains (losses)).

    (e) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which LPG began to do with respect to a portion of its portfolio effective December 31, 1993. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in LPG's Annual Report, which is incorporated herein by reference.

    (f)  Represents  the  ratio of notes payable   to  the sum  of shareholders'
         equity and notes payable.

    (g) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of LPG's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

    (h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of LPG's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

    (i) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of LPG and its consolidated subsidiaries that is required to be paid in cash.

S:\ACCTING\SECRPT\S-4CAP.896\LPGSFD3.696

                SELECTED HISTORICAL FINANCIAL INFORMATION OF THI

     The selected historical financial information set forth below reflects a series of transactions which occurred on September 29, 1995, pursuant to which previously separate companies (all of which were wholly owned subsidiaries of Travelers Group Inc.) were combined with THI and the outstanding common stock of THI was distributed to the shareholders of Travelers Group Inc. The financial statements of THI for periods prior to the September 29, 1995 transactions reflect the results of operations and the financial position of the previously separate companies as if such companies had been combined at the beginning of the periods presented using the pooling of interests method. The selected historical financial information was derived from the consolidated financial statements of THI. In conjunction with the September 29, 1995 transactions, THI issued $50 million of its subordinated notes and borrowed $62 million from a group of banks. The proceeds of the borrowings were used, in part, to make a distribution of $96 million to the former parent and to pay expenses of $6.5 million associated with the September 29, 1995 transactions. During the fourth quarter of 1995, THI sold its long term care business to ATC. These transactions significantly affect the comparability of the results of operations in 1996 with prior periods.

     The consolidated balance sheets of THI at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent public accountants, and are included in THI's Annual Report which is incorporated by reference herein. The consolidated financial information should be read in conjunction with THI's Annual Report. The consolidated financial information as of December 31, 1992, and as of and for the year ended December 31, 1991, and the six months ended June 30, 1995 and
1996  is  unaudited;   however,  in  the  opinion  of  THI's  management,   the
accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.

                                                                                                                Six months
                                                                                                                   ended
                                                                Years ended December 31,                         June 30,
                                                     ------------------------------------------------       -----------------
                                                     1991       1992       1993       1994       1995       1995        1994
                                                     ----       ----       ----       ----       ----       ----        ----
                                                                 (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income..........................   $342.7    $289.0      $256.9    $227.7     $190.2      $108.6       $ 55.6
Investment activity:
   Net investment income.........................     42.1      43.7        44.0      46.6       49.7        26.0         19.9
   Net realized gains (losses)...................      2.8      19.7        26.8      (3.4)       6.7          .4           .3
Total revenues...................................    399.6     368.1       331.0     270.9      246.6       135.0         76.4
Interest expense.................................       -         -           -         -         2.3          -           4.5
Expenses of spin-off and related transactions....       -         -           -         -         2.2          -            -
Loss on sale of long term care business..........       -          -          -         -        68.5          -            -
Total benefits and expenses......................    356.5     305.3       281.0     234.9      287.7       113.9         62.5
Income (loss) before income taxes and
   cumulative effect of change in
   accounting principle .........................     43.1      62.8        50.0      36.0      (41.1)       21.1         13.9
Cumulative effect of change in accounting
   principle.....................................       -         -          (.3)       -          -           -            -
Net income (loss)................................     30.3      42.7        32.6      23.0      (26.8)       14.0          9.0

PER SHARE DATA
Net income (loss), primary (a)...................                                             $(17.75)                  $ 3.85
Net income (loss), fully diluted (a).............                                              (17.75)                    2.42
Book value per fully diluted common share (b)....                                               66.59                    61.60
Shares outstanding at period end.................                                                 1.6                      1.6
Average fully diluted shares outstanding.........                                                 2.0                      3.1

BALANCE SHEET DATA - PERIOD END
Total assets.....................................   $740.0    $813.3      $890.7    $885.2     $950.5      $949.7       $924.5
Notes payable (including convertible
   subordinated debentures) .....................       -         -           -         -       110.3          -         108.3
Total liabilities................................    502.1     548.3       587.6     595.8      746.4       619.9        756.4
Shareholders' equity ............................    237.9     265.0       303.1     289.4      204.1       329.8        168.1



                                                                                                                Six months
                                                                                                                   ended
                                                                Years ended December 31,                         June 30,
                                                     ------------------------------------------------       -----------------
                                                     1991       1992       1993       1994       1995       1995         1996
                                                     ----       ----       ----       ----       ----       ----         ----
                                                                 (Amounts in millions, except per share amounts)
OTHER FINANCIAL DATA (c)
Operating earnings (d)...........................   $ 28.5    $ 29.7      $ 15.5     $25.2     $ 15.4      $ 13.8        $ 8.8
Operating earnings per fully diluted common
   share (a), (d)................................                                                7.50                     2.35
Shareholders' equity excluding unrealized
   appreciation (depreciation) of fixed maturity
   securities (e)................................    237.9     265.0       303.1     312.2      180.9       317.5        164.6
Book value per common share outstanding
   excluding unrealized appreciation of fixed
   maturity securities (e).......................                                               59.14                    60.49
Ratio of debt to total capital (f):
   As reported...................................       (j)       (j)         (j)       (j)      .35X          (j)        .39X
   Excluding unrealized appreciation (e).........       (j)       (j)         (j)       (j)      .38X          (j)        .40X
Adjusted statutory capital (at period end) (g)...    $96.9    $122.2      $132.0    $130.7    $163.5       $129.2       $146.7
Adjusted statutory earnings (loss) (h)...........     28.0      39.3         8.1      24.5      51.8         10.9         19.3
Ratio of adjusted statutory earnings to
   cash interest (i).............................       (j)       (j)         (j)       (j)    45.98X          (j)       5.42X

(a) Per share data for the year ended December 31, 1995, is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire year. Operating earnings per fully diluted share data for the year ended December 31, 1995, also include the dilutive effect of the issuance of the subordinated convertible notes from the date of issuance, September 29, 1995 (such equivalent shares were anti-dilutive for purposes of computing net loss per fully diluted share for the year ended December 31, 1995).

(b)  Book value per common share  reflects the dilution which would occur if the
     subordinated   convertible   notes  were  converted  to  common  stock  and
     outstanding options were exercised.

(c) Amounts under this heading are included to assist the reader in analyzing THI's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(d) Represents income before cumulative effect of change in accounting principle, excluding: (i) net realized gains (losses), net of income taxes;
     (ii) the loss on the sale of long term care business, net of income taxes; and (iii) expenses related to THI's September 29, 1995 spin-off and related transactions, net of income taxes.

(e) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which THI began to do effective January 1, 1994. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in THI's Annual Report which is incorporated herein by reference.

(f) Represents the ratio of notes payable (including convertible subordinated debentures) to the sum of shareholders' equity and notes payable (including convertible subordinated debentures).

(g) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of THI's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(h) Represents gains from operations before interest expense and income taxes of THI's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense, expenses related to THI's September 29, 1995 spin-off, and income taxes of all non-life companies.

(i) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of THI and its consolidated subsidiaries that is required to be paid in cash.

(j)  Not applicable.

S:\ACCTING\SECRPT\S-4THI\THISFD4.996

                SELECTED HISTORICAL FINANCIAL INFORMATION OF ATC

     The selected historical financial information set forth below was derived from the consolidated financial statements of ATC. The consolidated balance sheets of ATC at December 31, 1994 and 1995, and the consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by Arthur Andersen LLP, independent public accountants, and are included in ATC's Annual Report, which is incorporated by reference herein. The consolidated financial information should be read in conjunction with ATC's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of ATC's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.

                                                                                                                Six months
                                                                                                                   ended
                                                                Years ended December 31,                         June 30,
                                                     ------------------------------------------------       -----------------
                                                     1991       1992       1993       1994       1995       1995         1996
                                                     ----       ----       ----       ----       ----       ----         ----
                                                                (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income..........................   $117.0    $138.3       $166.4    $201.9     $274.0     $122.7        $186.9
Investment activity:
   Net investment income.........................      8.1       8.7          9.4      11.0       23.2        8.1          21.3
   Net realized gains............................     (.1)        .4           .2         -         .1          -           1.3
Total revenues...................................    125.0     147.4        176.0     212.9      297.3      130.8         209.5
Interest expense.................................       .2        .2            -       1.0        3.3         .9           4.0
Total benefits and expenses......................    108.3     131.2        152.7     185.9      262.6      115.2         184.6
Income before income taxes.......................     16.7      16.2         23.3      27.0       34.7       15.6          24.9
Net income.......................................     11.0      10.7         14.6      18.4       23.7       10.7          16.8

PER SHARE DATA (a)
Net income, primary..............................     $.71      $.68         $.92     $1.14     $1.45        $.66         $1.01
Net income, fully diluted........................      .71       .68          .92      1.14      1.36         .66           .81
Book value per common share outstanding
   at period end.................................     5.95      6.66         7.51      8.65     10.77        9.32         10.50
Shares outstanding at period end.................     15.2      15.2         15.5      15.8      15.9        15.9          16.3
Average fully diluted shares outstanding.........     15.5      15.6         15.8      16.1      18.4        16.2          23.6

BALANCE SHEET DATA - PERIOD END
Total assets.....................................   $219.7    $240.9       $299.0    $400.8    $836.1      $435.5        $867.4
Notes payable (including convertible
   subordinated debentures) .....................      8.4         -         12.0      20.0     103.5        20.0         103.5
Total liabilities................................    129.3     139.7        182.8     264.5     665.3       287.8         696.4
Shareholders' equity.............................     90.4     101.2        116.2     136.3     170.8       147.7         171.0

OTHER FINANCIAL DATA (b)
Operating earnings (c)...........................    $11.1     $10.4        $14.5     $18.4     $23.6       $10.7         $15.9
Operating earnings per fully diluted common
   share (a), (c)................................      .71       .67          .91      1.14      1.35         .66           .77
Shareholders' equity excluding unrealized
   appreciation (depreciation) of fixed maturity
   securities (d)................................     90.4     101.2        116.2     136.3     160.6       147.7         181.9
Book value per common share outstanding
   excluding unrealized appreciation of fixed
   maturity securities (a), (d)..................     5.95      6.66         7.51      8.65     10.13        9.32         11.17
Ratio of debt to total capital (e):
   As reported...................................     .08X         -         .09X      .13X      .38X        .12X          .38X
   Excluding unrealized appreciation (d).........     .08X         -         .09X      .13X      .39X        .12X          .36X
Adjusted statutory capital (at period end) (f)...    $29.9     $30.5        $47.0     $58.0     $74.3       $59.0         $87.7
Adjusted statutory earnings (loss) (g)...........     (3.3)     (1.1)         4.3      11.3     (29.6)        8.2           7.4
Ratio of adjusted statutory earnings to
   cash interest (h).............................       (i)       (i)         (i)     11.3X        (i)       9.1X          2.1X


                                       19




(a) All share and per share amounts have been restated to reflect the April 10, 1996 three-for-two stock split.

(b) Amounts under this heading are included to assist the reader in analyzing ATC's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Represents net income excluding net realized gains (losses), net of income taxes.

(d) Excludes the effects of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which ATC began to do effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in ATC's Annual Report, which is incorporated herein by reference.

(e)  Represents  the  ratio  of  notes  payable   (including   the   convertible
     subordinated debentures) to the sum of shareholders' equity and notes payable (including the convertible subordinated debentures).

(f) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of ATC's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(g) Represents gains from operations before interest expense and income taxes of ATC's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

(h) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of ATC and its consolidated subsidiaries that is required to be paid in cash.

(i)  Not meaningful or not applicable.



S:\ACCTING\SECRPT\S-4THI\ATCSFD2.696


                SELECTED HISTORICAL FINANCIAL INFORMATION OF CAF

     The selected historical financial information set forth below was derived from the consolidated financial statements of CAF. The consolidated balance sheets of CAF at December 31, 1994 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1993, 1994 and 1995 and notes thereto were audited by KPMG Peat Marwick LLP, independent accountants, and are included in CAF's Annual Report, which is incorporated by reference herein. The consolidated financial information should be read in conjunction with CAF's Annual Report. The consolidated financial information set forth for the six months ended June 30, 1995 and 1996, is unaudited; however, in the opinion of CAF's management, the accompanying financial information contains all adjustments, consisting only of normal recurring items, necessary to present fairly the financial information for such periods. The results of operations for the six months ended June 30, 1996 may not be indicative of the results of operations to be expected for a full year.

                                                                                                                Six months
                                                                                                                   ended
                                                                 Years ended December 31,                        June 30,
                                                     ------------------------------------------------       -----------------
                                                     1991       1992       1993       1994       1995       1995         1996
                                                     ----       ----       ----       ----       ----       ----         ----
                                                                 (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income..........................    $188.4     $219.5     $244.8     $263.3     $282.1     $139.0       $146.6
Investment activity:
   Net investment income.........................      17.5       22.8       33.5       41.0       48.6       23.3         27.2
   Net realized gains............................         -          -         .6          -          -          -           .1
Total revenues...................................     206.4      242.8      279.4      304.4      330.8      162.4        174.0
Interest expense.................................       1.2        1.6        1.5        2.3        2.4        1.3          1.0
Total benefits and expenses......................     162.2      189.8      210.8      235.7      259.2      126.3        132.4
Income before income taxes and cumulative effect
   of change in accounting for income taxes......      44.2       53.0       68.6       68.7       71.6       36.1         41.6
Income from cumulative effect of change in
   accounting for income taxes...................       3.7          -          -          -          -          -            -
Net income.......................................      32.6       35.0       43.5       44.8       46.0       23.0         27.1

PER SHARE DATA
Income before cumulative effect of change in
   accounting for income taxes, primary
   and fully diluted.............................     $1.77      $2.19      $2.36      $2.50      $2.64      $1.31        $1.55
Net income, primary and fully diluted............      2.00       2.19       2.36       2.50       2.64       1.31         1.55
Dividends declared per common share..............      .050       .255       .280       .320       .360       .180         .200
Book value per common share outstanding
   at period end.................................      5.68       9.61      11.58      13.34      16.71      14.48        16.83
Shares outstanding at period end.................      16.0       18.5       18.2       17.5       17.5       17.5         17.5
Average fully diluted shares outstanding.........      16.3       16.0       18.5       17.9       17.5       17.5         17.5

BALANCE SHEET DATA - PERIOD END
Total assets.....................................    $397.7     $556.8     $668.5     $793.1     $948.3     $850.6       $980.4
Notes payable....................................      21.0       20.0       22.0       24.0       24.0       28.0         29.5
Total liabilities................................     307.0      379.1      457.2      559.5      656.6      597.8        686.1
Shareholders' equity.............................      90.7      177.7      211.3      233.6      291.7      252.8        294.3

OTHER FINANCIAL DATA (a)
Operating earnings (b)...........................     $28.9      $35.0      $43.1      $44.8      $46.0      $23.0        $27.0
Operating earnings per primary and fully diluted
   common share (b)..............................      1.77       2.19       2.33       2.50       2.64       1.31         1.54
Shareholders' equity excluding unrealized
   appreciation of fixed maturity securities (c).      90.7      177.7      211.3      233.6      272.9      252.8        297.1
Book value per common share outstanding,
   excluding unrealized appreciation of fixed
   maturity securities (c).......................      5.68       9.61      11.58      13.34      15.63      14.48        16.99
Ratio of debt to total capital (d):
   As reported...................................      .19X       .10X       .09X       .09X       .08X       .10X         .09X
   Excluding unrealized appreciation (c).........      .19X       .10X       .09X       .09X       .08X       .10X         .09X
Adjusted statutory capital (at period end) (e)...     $48.3     $108.7     $108.0      $93.9      $88.5      $96.4        $99.5
Adjusted statutory earnings (f)..................      20.1       25.6       33.5       29.4       30.9       15.3         21.7
Ratio of adjusted statutory earnings to
   cash interest (g).............................     17.8X      16.9X      23.2X      13.0X      13.2X      12.5X        21.1X

                                       21


(a) Amounts under this heading are included to assist the reader in analyzing CAF's financial position and results of operations. Such amounts are not intended to, and do not, represent net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(b) Represents net income before cumulative effect of change in accounting for income taxes and net realized gains, net of income taxes.

(c) Excludes the effects of reporting available-for-sale fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which CAF began to do with respect to a portion of its portfolio effective December 31, 1995. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in CAF's Annual Report, which is incorporated herein by reference.

(d) Represents the ratio of notes payable to the sum of shareholders' equity and notes payable.

(e) Includes: (1) statutory capital and surplus; (2) MSVR at periods ended prior to December 31, 1992; and (3) AVR and IMR at periods ended on or after December 31, 1992. Such statutory data reflect the combined data derived from the annual statements of CAF's consolidated insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

(f) Represents gains from operations before interest expense and income taxes of CAF's consolidated insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of all non-life companies.

(g) Represents the ratio of adjusted statutory earnings to cash interest. Cash interest includes interest of CAF and its consolidated subsidiaries that is required to be paid in cash.



S:\ACCTING\SECRPT\S-4THI\CAPSFD2.696

    SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF CONSECO


         The summary unaudited pro forma consolidated financial information of Conseco set forth below was derived from the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Proxy Statement/Prospectus. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco". The summary unaudited pro forma consolidated financial information is based upon the historical and pro forma consolidated financial statements and related notes thereto of Conseco, LPG, THI, ATC and CAF incorporated by reference in this Proxy Statement/Prospectus. This information should be read in conjunction with such materials and the unaudited pro forma consolidated financial statements appearing elsewhere in this Proxy Statement/Prospectus.


         The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma Conseco before the Merger" reflects the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the call of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed September 29, 1996;
(2) the acquisition of all of the outstanding common stock of ALH, not previously owned by Conseco, and related transactions (the "ALH Transaction") completed September 30, 1996; (3) the acquisition and merger of LPG completed effective June 30, 1996 (the "LPG Merger"); (4) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of the existing $250.0 million revolving credit agreement); (5) the increase of Conseco's ownership in BLH to 90.5 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (6) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (7) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"); and (8) the debt restructuring of ALH in the fourth quarter of 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma for the Merger" reflects further adjustments to the consolidated operating results for Conseco as if the Merger had occurred on January 1, 1995. The summary unaudited pro forma consolidated statement of operations information for the year ended December 31, 1995, and the six months ended June 30, 1996, in the columns headed "Pro forma for the Merger and other planned transactions" reflects further adjustments to the consolidated operating results for Conseco as if the following additional planned transactions had occurred on January 1, 1995:(1) the acquisition of all of the outstanding common stock of BLH not previously owned by Conseco and related transactions (the "BLH Transaction"); (2) the ATC Merger; (3) the CAF Merger; and (4) the planned issuance by Conseco of $350.0 million of 9.25 percent tax deductible preferred securities ("Preferred Securities") and the use of the proceeds to reduce outstanding debt (the "Preferred Securities Offering").

         The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the column headed "Pro forma Conseco before the Merger" reflects the application of certain pro forma adjustments for the LPG Merger, the Series D Call and the ALH Transaction, which have already occurred. The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the columns headed "Pro forma for the Merger" reflects further adjustments to the financial position of Conseco as if the Merger had occurred on June 30, 1996. The summary unaudited pro forma consolidated balance sheet information at June 30, 1996, in the columns headed "Pro forma for the Merger and other planned transactions" reflects further adjustments to the financial position of Conseco as if the following additional planned transactions had occurred on June 30, 1996: (1) the BLH Transaction; (2) the ATC Merger; (3) the CAF Merger; and (4) the Preferred Securities Offering.

         The summary unaudited pro forma financial information for the year ended December 31, 1995, and as of and for the six months ended June 30, 1996, is provided for informational purposes only and is not necessarily indicative of the results of operations or financial condition that would have been achieved had the transactions set forth above actually occurred as of the dates indicated or of future results of operations or financial condition of Conseco. Conseco anticipates cost savings and additional benefits as a result of completing the transactions set forth above. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. The Merger, the ATC Merger and the CAF Merger will be accounted for under the purchase method of accounting. The BLH Transaction will be accounted for using the step acquisition method of accounting.

                                                     Year ended December 31, 1995              Six months ended June 30, 1996
                                                 --------------------------------------    ---------------------------------------
                                                                          Pro forma for                              Pro forma for
                                                 Pro forma                  the Merger     Pro forma                  the Merger
                                                  Conseco    Pro forma      and other       Conseco       Pro forma    and other
                                                before the    for the        planned       before the      for the      planned
                                                  Merger       Merger      transactions      Merger         Merger    transactions
                                                  ------      -------      ------------      ------         ------    ------------
                                                                 (Amounts in millions, except per share amounts)
STATEMENT OF OPERATIONS DATA
Insurance policy income........................   $1,752.8    $1,943.0      $2,498.7     $   897.2       $   952.8     $1,286.3
Investment activity:
    Net investment income......................    1,461.1     1,503.9       1,574.0         719.4           736.0        783.7
    Net trading income (losses) ...............        2.5         2.5           2.5          (7.3)           (7.3)        (7.3)
    Net realized gains  .......................      220.3       220.3         222.0          15.4            15.4         19.0
Total revenues.................................    3,498.4     3,731.4       4,358.9       1,685.4         1,758.2      2,143.0
Interest expense on notes payable..............      143.5       144.7         161.9          67.6            68.2         78.5
Total benefits and expenses....................    3,001.7     3,209.0       3,771.9       1,423.9         1,485.3      1,822.7
Income before income taxes, minority interest
    and extraordinary charge...................      496.7       522.4         587.0         261.5           272.9        320.3
Income before extraordinary charge.............      283.1       300.4         327.5         148.9           156.3        181.3

PER SHARE DATA
Income before extraordinary charge, primary....      $3.74       $3.74         $3.33         $1.93           $1.91        $1.82
Income before extraordinary charge, fully
    diluted....................................       3.72        3.72          3.17          1.91            1.89         1.74
Book value per common share outstanding
    at period end..............................                                              24.29           25.88        30.11
Shares outstanding at period end...............       65.7        70.4          88.5          66.9            71.6         89.7
Average fully diluted shares outstanding.......       76.0        80.7         103.8          77.8            82.5        105.6

BALANCE SHEET DATA - PERIOD END
Total assets...................................                                          $23,058.3       $23,681.0    $26,644.5
Notes payable for which Conseco is directly
    liable.....................................                                            1,198.5         1,217.0      2,183.6
Notes payable of BLH, not direct obligations
    of Conseco.................................                                              437.9           437.9          -
Total liabilities..............................                                           21,015.7        21,410.5     23,233.3
Minority interest in consolidated subsidiaries:
    Company-obligated mandatorily redeemable
        preferred stock........................                                                -               -          350.0
    Preferred stock............................                                               93.2            93.2         93.2
    Common stock...............................                                               57.5            57.5          -
Shareholders' equity ..........................                                            1,891.9         2,119.8      2,968.0






                                                    Year ended December 31, 1995               Six months ended June 30, 1996
                                               -----------------------------------------   ---------------------------------------
                                                                           Pro forma for                              Pro forma for
                                                Pro forma                   the Merger     Pro forma                  the Merger
                                                 Conseco     Pro forma      and other       Conseco       Pro forma    and other
                                               before the     for the        planned       before the       for the      planned
                                                 Merger        Merger      transactions      Merger         Merger    transactions
                                                 ------        ------      ------------      ------         ------    ------------
                                                                 (Amounts in millions, except per share amounts)
OTHER FINANCIAL DATA (a)
Premiums collected (b)........................  $3,671.8      $3,862.0      $4,418.1       $1,781.7        $1,837.3    $2,170.8
Operating earnings (c)........................     231.0         248.3         274.1          136.0           143.4       165.3
Operating earnings per fully diluted
    common share (c)..........................      3.04          3.08          2.65           1.75            1.74        1.59
Shareholders' equity excluding unrealized
     appreciation (depreciation) of fixed
    maturity securities (d)...................                                              1,948.3         2,176.2     3,024.4
Book value per common share outstanding,
    excluding unrealized appreciation
    (depreciation) of fixed maturity
    securities (d)............................                                                25.13           26.66       30.74
Ratio of debt for which Conseco is directly
    liable to total capital of Conseco only (e):
       As reported............................                                                 .38X            .35X        .39X
       Excluding unrealized appreciation
         (depreciation) (d)...................                                                 .37X            .35X        .39X
       Excluding unrealized appreciation
         (depreciation) and assuming conversion
         of ATC's Convertible Subordinated
         Debentures into Conseco Common
         Stock (d)............................                                                                             .34X
Ratio of debt for which Conseco is directly
    liable and Preferred Securities to total
    capital of Conseco only (f):
       As reported............................                                                                             .45X
       Excluding unrealized appreciation
         (depreciation) (d)...................                                                                             .45X
       Excluding unrealized appreciation
         (depreciation) and assuming conversion
         of ATC's Convertible Subordinated
         Debentures into Conseco Common
         Stock (d)............................                                                                             .41X
Adjusted statutory capital (at period end) (g)  $1,508.6      $1,672.1      $1,834.9       $1,515.6        $1,662.3    $1,849.5
Adjusted statutory earnings (h)...............     480.7         532.5         533.8          253.4           272.7       301.2
Ratio of adjusted statutory earnings to cash
    interest (i)..............................     3.36X         3.73X         3.26X          3.74X           4.04X       3.78X

  (a) Amounts under this heading are included to assist the reader in analyzing Conseco's pro forma financial position and pro forma results of operations. Such amounts are not intended to, and do not, represent pro forma insurance policy income, pro forma net income, pro forma net income per share, pro forma shareholders' equity or pro forma book value per share prepared in accordance with GAAP.

  (b) Includes premiums received from annuities and universal life policies, which are not reported as revenues under GAAP.

  (c) Represents pro forma income before extraordinary charge, excluding net trading income (net of income taxes), net realized gains (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains) and restructuring activities (net of income taxes).

  (d) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments, which Conseco began to do in 1992. Such adjustments are in accordance with SFAS 115, as described in the notes to the consolidated financial statements included in Conseco's Annual Report which is incorporated herein by reference.

                                       25


  (e) Represents the ratio of pro forma notes payable for which Conseco is directly liable to the sum of pro forma shareholders' equity, pro forma notes payable for which Conseco is directly liable, minority interest related to preferred stock issued by a subsidiary of ALH and the Preferred Securities.

  (f) Represents the ratio of pro forma notes payable for which Conseco is directly liable and the Preferred Securities to the sum of pro forma shareholders' equity, pro forma notes payable for which Conseco is directly liable, minority interest related to preferred stock issued by a subsidiary of ALH and the Preferred Securities.

  (g) Includes: (1) statutory capital and surplus; (2) AVR and IMR; and (3) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's pro forma life insurance subsidiaries as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

  (h) Represents gains from operations before interest expense (except interest on annuities and financial products) and income taxes of Conseco's pro forma life insurance subsidiaries as reported for statutory accounting purposes plus income before interest expense and income taxes of Conseco's pro forma non-life subsidiaries.

  (i) Represents the pro forma ratio of adjusted statutory earnings to cash interest. Cash interest includes interest, except interest on annuities and financial products, of Conseco and its pro forma subsidiaries that is required to be paid in cash.



S:\ACCTING\SECRPT\S-4THI\SUMMAR2.PRO


             COMPARATIVE UNAUDITED PER SHARE DATA OF CONSECO AND THI

         The following table sets forth selected historical per share data of Conseco, LPG, THI, ATC and CAF and corresponding pro forma and pro forma equivalent per share amounts for the year ended December 31, 1995, and as of and for the six months ended June 30, 1996, giving effect to the LPG Merger, the Series D Call, the ALH Transaction, the Merger, the ATC Merger, the CAF Merger, the BLH Transaction and the Preferred Securities Offering. Pro forma equivalent amounts are presented assuming that the Conseco Share Price will be $48.00, so that each share of THI Common Stock is exchanged for 1.4583 shares of Conseco Common Stock in the Merger. The information presented is derived from the consolidated financial statements and related notes thereto included in Conseco's Annual Report, LPG's Annual Report, THI's Annual Report, ATC's Annual Report, CAF's Annual Report (all of which are incorporated by reference herein) and the unaudited pro forma consolidated financial statements of Conseco included elsewhere in this Proxy Statement/Prospectus. The information should be read in conjunction with such materials. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco." The pro forma financial information is provided for informational purposes only and is not necessarily indicative of the actual results that would have been achieved had the above transactions been consummated at the beginning of the periods presented, or of future results.

                                                                                                Year ended        Six months
                                                                                               December 31,      ended June 30,
                                                                                                   1995              1996
                                                                                                   ----              ----
Net income (loss) before extraordinary charge per fully diluted common share:
   Historical:
     Conseco..................................................................................     $ 4.26         $  1.88
     LPG......................................................................................       (.49)            .56
     THI......................................................................................     (17.75) (a)       2.42
     ATC......................................................................................       1.36             .81
     CAF......................................................................................       2.64            1.55
   Pro forma:
     Conseco before the Merger................................................................     $ 3.72          $ 1.91
     Adjusted for the Merger..................................................................       3.72            1.89
     Further adjusted for the ATC Merger, the CAF Merger  and other planned transactions......       3.17            1.74
     Equivalent for one share of THI Common Stock.............................................       4.62            2.54

Dividends per common share:
   Historical:
     Conseco..................................................................................     $ .093         $  .040
     LPG......................................................................................       .110            .060
     THI......................................................................................        -               -
     ATC......................................................................................        -               -
     CAF......................................................................................       .360            .200
   Pro forma:
     Conseco before the Merger................................................................     $ .093          $ .040
     Adjusted for the Merger..................................................................       .093            .040
     Further adjusted for the ATC Merger, the CAF Merger and other planned transactions.......       .093            .040
     Equivalent for one share of THI Common Stock.............................................       .135            .058

Book value per common share:
   Historical:
     Conseco..................................................................................                     $17.68
     LPG......................................................................................                      12.47
     THI......................................................................................                      61.60  (b)
     ATC .....................................................................................                      10.50
     CAF......................................................................................                      16.83
   Pro forma:
     Conseco before the Merger................................................................                     $24.29
     Adjusted for the Merger..................................................................                      25.88
     Further adjusted for the ATC Merger, the CAF Merger  and other planned transactions......                      30.11
     Equivalent for one share of THI Common Stock.............................................                      43.91

                                       27


(a) Per share data for the year ended December 31, 1995 is presented as if the 1,590,461 shares outstanding after the September 29, 1995 distribution were outstanding for the entire year.

(b) Book value per common share reflects the dilution which would occur if THI's subordinated convertible notes were converted into common stock and outstanding options were exercised.

S:\ACCTING\SECRPT\S-4THI\PERSHAR3.THI


                            MARKET PRICE INFORMATION

     Market prices for the shares of Conseco Common Stock are reported on the NYSE, and market prices for the shares of THI Common Stock are reported on the NASDAQ National Market. The table below sets forth for the periods indicated the high and low sale prices per share of Conseco Common Stock and THI Common Stock and the cash dividends paid per share of Conseco Common Stock. No dividends have been paid on the THI Common Stock. The THI Common Stock has been traded on the NASDAQ National Market since October 2, 1995. For current price information with respect to the Conseco Common Stock and THI Common Stock, stockholders are urged to consult publicly available sources.

                                                         Conseco Common Stock               THI Common Stock
                                                         --------------------               ----------------
                                              High          Low            Dividends          High       Low
                                              ----          ---            ---------          ----       ---
1994
   First Quarter...........................  $32 1/8       $26 9/16         $ 0.0625            -         -
   Second Quarter..........................  29 1/16       23 3/16            0.0625            -         -
   Third Quarter...........................  26 3/16       21 5/8             0.0625            -         -
   Fourth Quarter..........................  23 1/8        17 15/16           0.0625            -         -
1995
   First Quarter...........................  24 5/16       16 1/4             0.0625            -         -
   Second Quarter..........................  23 5/16       19 9/16            0.0625            -         -
   Third Quarter...........................  26 5/8        22 3/4             0.01              -         -
   Fourth Quarter..........................  31 9/16       25 7/16            0.01          $44          $32 1/4
1996
   First Quarter...........................  36 5/16       29 7/8             0.01           45 3/4       39 1/2
   Second Quarter..........................  39 7/8        36 1/2             0.02           48 1/4       41 1/2
   Third Quarter...........................  49 3/8        35 1/4             0.02           70 1/2       44 1/2
   Fourth Quarter
      (through October 16, 1996)...........  52 3/8        48 7/8             0.0625         73 1/2       68 1/2


   The information set forth in the table below presents: (1) the closing price for shares of Conseco Common Stock and THI Common Stock on September 25, 1996, the last day on which trading occurred prior to the public announcement of the Merger Agreement and on ________________, 1996, the last full trading day for which information was available prior to the mailing of the Proxy Statement/Prospectus and (2) the "Equivalent Per Share Price" (as hereinafter defined) of THI Common Stock on September 25, 1996 and _____________, 1996. The "Equivalent Per Share Price" of THI Common Stock represents the closing price per share of Conseco Common Stock reported on the NYSE, multiplied by $70.00 and divided by the Trading Average ($45.31 and $_______ assuming consummation of the Merger had occurred on September 25, 1996 and _________, 1996, respectively). The Equivalent Per Share Price is not the same as the Merger Consideration. The amount and value of the Merger Consideration to be received by holders of the THI Common Stock can be determined only at the date the Merger is consummated. See "The Merger Agreement - Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts."

                                                                                                         THI
                                                    Conseco                    THI                  Common Stock
                                                     Common                   Common               Equivalent Per
                 Per Share Price                     Stock                    Stock                 Share Price
                 ---------------                     -----                    -----                 -----------
September 25, 1996..............................    $46.50                   $51.75                  $71.83
___________, 1996...............................



G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        29

   Listing on the NYSE of the shares of Conseco Common Stock issuable in connection with the Merger is a condition to consummation of the Merger. See "The Merger Agreement - Conditions to the Merger."

   Holders are urged to obtain a current market quotation for the Conseco Common Stock and the THI Common Stock. No assurance can be given as to the future prices of, or markets for, Conseco Common Stock or THI Common Stock.

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        30

                         INFORMATION CONCERNING CONSECO

Background

         Conseco is a financial services holding company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. Conseco's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates. Conseco's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management and to focus resources on the development and expansion of profitable products and strong distribution channels.

         On August 2, 1996, the Company completed the LPG Merger and LPG became a wholly-owned subsidiary of Conseco. A total of 16.3 million shares of the Conseco Common Stock were issued in connection with the LPG Merger, and Conseco assumed notes payable of LPG of $249.5 million. The subsidiaries of LPG sell a diverse portfolio of universal life insurance and, to a lesser extent, annuity products to individuals.

         On September 30, 1996, Conseco completed the acquisition of the common shares of ALH not already owned by Conseco for approximately $165 million in cash. ALH is a provider of retirement savings annuities.

         Conseco currently holds major ownership interests in the following life insurance businesses: (1) BLH, a NYSE-listed company in which Conseco currently holds a 90.5 percent ownership interest (and which is the parent company of Bankers Life and Casualty Company ("Bankers Life")); (2) ALH, formerly The Statesman Group, Inc., in which Conseco holds a 59.2 percent ownership interest and BLH holds the remaining 40.8 percent ownership interest; (3) Great American Reserve Insurance Company ("Great American Reserve") and Beneficial Standard Life Insurance Company ("Beneficial Standard"), in which Conseco has had an ownership interest since their acquisition by Conseco Capital Partners, L.P. in 1990 and 1991, respectively, and which became wholly-owned subsidiaries in August 1995; (4) the subsidiaries of LPG, which are now wholly-owned subsidiaries of Conseco, including Philadelphia Life Insurance Company ("Philadelphia Life"), Massachusetts General Life Insurance Company ("Massachusetts General Life") and Lamar Life Insurance Company ("Lamar Life"); and (5) Bankers National Life Insurance Company ("Bankers National"), National Fidelity Life Insurance Company ("National Fidelity") and Lincoln American Life Insurance Company ("Lincoln American"), all of which are wholly owned by Conseco and which have profitable blocks of in-force business, although new product sales are currently not being pursued. BLH and its subsidiaries are collectively referred to hereinafter as BLH.

Insurance Operations

         Conseco's  insurance  operations are conducted  through three segments:
(1) senior market operations, consisting of the activities of BLH; (2) annuity operations, consisting of the activities of Great American Reserve, Beneficial Standard and ALH; and (3) life insurance operations, consisting of the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, as well as National Fidelity, Bankers National and Lincoln American.

         Senior Market Operations. BLH, with total assets of approximately $4.9 billion at June 30, 1996, markets health and life insurance and annuity products primarily to senior citizens through approximately 200 branch offices and approximately 3,200 career agents. Most of BLH's agents sell only

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        31

BLH policies. Approximately 56 percent of the $1,513.8 million of total premiums and annuity deposits collected by BLH in 1995 (and approximately 59 percent of the $757.9 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of individual health insurance products, principally Medicare supplement and long-term care policies. BLH believes that its success in the individual health insurance market is attributable in large part to its career agency force, which permits one-on-one contacts with potential policyholders and builds loyalty to BLH among existing policyholders. Its efficient and highly automated claims processing system is designed to complement its personalized marketing strategy by stressing prompt payment of claims and rapid response to policyholder inquiries.

         Annuity Operations. The annuity companies (Great American Reserve and Beneficial Standard), with total assets of approximately $5.5 billion at June 30, 1996, market, issue and administer annuity, life and employee benefit-related insurance products through two cost-effective distribution channels: (1) approximately 3,000 educator market specialists, who sell tax-qualified annuities and certain employee benefit-related insurance products primarily to school teachers and administrators; and (2) approximately 9,000 professional independent producers, who sell various annuity and life insurance products aimed primarily at the retirement market. Approximately 87 percent of the $709.8 million of total premiums and annuity deposits collected by the annuity companies in 1995 (and approximately 88 percent of the $347.5 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of annuity products. This segment will include ALH beginning with its acquisition in the third quarter of 1996. ALH, with total assets of approximately $6.1 billion at June 30, 1996, is engaged primarily in the development, marketing, underwriting, issuance and administration of annuity and life insurance products. ALH markets those products through a general agency and insurance brokerage system comprised of approximately 25,000 independent licensed agents. Approximately 91 percent of the $825.6 million of total premiums and annuity deposits collected by ALH in 1995 (and approximately 91 percent of the $358.7 million of total premiums and annuity deposits collected in the first six months of 1996) was from the sale of deferred annuities.

         Life Insurance Operations. Life insurance operations include the activities of Philadelphia Life, Massachusetts General Life and Lamar Life, beginning with their acquisition in the third quarter of 1996. These companies distribute universal life insurance products using two primary marketing systems, the client company system and the regional director system, comprising a total of approximately 25,000 professional independent producers. Approximately 74 percent of the $497.3 million of total insurance premiums and annuity deposits collected by LPG in 1995 (and approximately 72 percent of the $280.1 million of total insurance premiums and annuity deposits collected in the first six months of 1996) was from the sale of life insurance products, primarily universal life insurance. Segment activities also include Conseco's other wholly owned life insurance subsidiaries - Bankers National Life, National Fidelity Life and Lincoln American Life - which have profitable in-force blocks of annuity and life products, but do not currently market their products to new customers.

Fee-Based Operations

         Conseco's subsidiaries provide various services to affiliated and unaffiliated clients. Conseco Capital Management, Inc. managed approximately $28 billion of invested assets at June 30, 1996, including $17.2 billion of assets of affiliated companies. Marketing Distribution Systems Consulting Group, Inc. provides marketing services to financial institutions related to the distribution of insurance and investment products. Conseco Risk Management, Inc. distributes property and casualty insurance products as an independent agency. Conseco Mortgage Capital, Inc. originates and services mortgages. Total fees from affiliated and nonaffiliated clients were $69.2 million and $54.3 million for 1995 and the first six months of 1996, respectively. To the extent that these services are provided to entities that are

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        32
included in the financial statements on a consolidated basis, the intercompany fees are eliminated in consolidation. Earnings in this segment increase when Conseco adds new clients (either affiliated or unaffiliated) and when Conseco increases the fee-producing activities conducted for clients. Effective January 1, 1996, Conseco's subsidiaries entered into new service agreements with Conseco's service subsidiaries. Such new agreements had the effect of increasing revenues from fee-based operations by $21.9 million in the first six months of 1996, but had no effect on consolidated net income.

         In addition to Conseco's fee-based operations, Conseco Private Capital Group, Inc. makes direct strategic investments in growing companies, providing these firms with the capital or financing they need to continue their growth, make acquisitions or realize the potential of their businesses.

Other Pending Acquisitions by Conseco

         ATC. On August 25, 1996, Conseco and ATC entered into the ATC Merger Agreement pursuant to which ATC will be merged into Conseco. Under the ATC Merger Agreement, each of the approximately 18.0 million issued and outstanding shares of ATC Common Stock would be converted into the right to receive a fraction of a share of Conseco Common Stock having a value between $32.00 and $35.03, calculated as follows: (1) if the Conseco/ATC Share Price (as defined below) is greater than or equal to $42.25 per share and less than or equal to $46.25 per share, .7574 of a share of Conseco Common Stock, (2) if the Conseco/ATC Share Price is less than $42.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $32.00 by the Conseco Share Price or (3) if the Conseco/ATC Share Price is greater than $46.25 per share, the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $35.03 by the Conseco/ATC Share Price. The "Conseco/ATC Share Price" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the ten trading days immediately preceding the second trading day prior to the date of the ATC Merger. For additional information concerning ATC, see ATC's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of ATC."

         CAF. On August 25, 1996, Conseco and CAF entered into the CAF Merger Agreement pursuant to which CAF will be merged with and become a wholly owned subsidiary of Conseco. Under the CAF Merger Agreement, each of the approximately
17.8 million issued and outstanding shares of common stock of CAF would be converted into the right to receive (1) $30.00 in cash plus the Time Factor (as defined below), if any, and (2) the fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $6.50 by the Trading Value (as hereinafter defined). The "Trading Value" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the 20 consecutive trading days immediately preceding the second trading day prior to the date of the CAF Merger. The "Time Factor" will be equal to $.025 if the CAF Merger does not occur by December 10, 1996, which amount will increase by an additional $.025 on the tenth day of each month thereafter until the CAF Merger is consummated. For additional information concerning CAF, see CAF's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of CAF."

         BLH. Conseco also announced on August 26, 1996 that it intends to merge with BLH in a transaction in which each of the 4.7 million shares of BLH Common Stock not already owned by Conseco would be converted into the right to receive $25.00 in Conseco Common Stock.


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        33

         Consummation of the Merger is not conditioned upon consummation by Conseco of any of the other pending acquisitions. See "Unaudited Pro Forma Consolidated Financial Statements of Conseco."

General Information Concerning Conseco

         Conseco's executive offices are located at 11825 North Pennsylvania Street, Carmel, Indiana 46032 and the telephone number for Conseco is (317) 817-6100.

         For additional information concerning Conseco, including information concerning ALH and BLH, see Conseco's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of Conseco." For additional information concerning LPG, see LPG's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of LPG."

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        34

                           INFORMATION CONCERNING THI

         In 1982, Transport Life Insurance Company ("Transport Life"), a Texas life insurance company organized in 1958 and in continuous operation since that time, was acquired by American Can Company, a predecessor of Travelers. THI was incorporated in 1990 under the laws of the State of Delaware. In a series of transactions that culminated on September 29, 1995, THI became the sole stockholder of Intermediate Holdings Inc., a Delaware corporation. Intermediate Holdings Inc. is the sole stockholder of THD Inc. a Delaware corporation. THD Inc. is the sole shareholder of TLIC Life Insurance Company ("TLIC Life"), a Texas life insurance company. TLIC Life is the sole shareholder of Transport Life. Transport Life in turn owns all of the common stock of Continental Life Insurance Company ("Continental Life"), a Texas life insurance company formed and in continuous operation since 1969, and a wholly owned subsidiary of Transport Life since 1971. On September 29, 1995, all of the outstanding THI Common Stock was distributed to the stockholders of Travelers.

         THI, through its life insurance subsidiaries, is principally engaged in the underwriting and distribution of supplemental health insurance and, until late 1995, was engaged in long-term care insurance. THI has several lines of business with policies in force that it no longer actively offers, including life insurance, major/catastrophic hospital insurance and credit insurance. In addition, THI administers a discontinued line of life insurance business for a subsidiary of Travelers and manages and administers certain discontinued lines of credit insurance business for other subsidiaries of Travelers. THI provides administrative and management services for a line of personal accident insurance and personal effects coverage sold through auto rental agencies for a subsidiary of Travelers. THI provides premium processing, claims adjudication and payment, and actuarial and accounting services related to these businesses, and receives monthly fee payments pursuant to contracts which expire in September 1998.

         THI's supplemental health insurance products include cancer insurance and heart/stroke insurance, and generally provide fixed or limited benefits to the insureds. These supplemental health products are primarily sold by two independent general agencies and accounted for approximately 43 percent of 1995 premium income. These general agencies market THI's insurance products through what THI believes are such agencies' exclusive full time agents.

         Until late 1995, THI marketed long-term care insurance products including nursing home and home health care insurance to the senior age market. THI's long-term care insurance products were marketed primarily by an independent marketing organization that relies on non-exclusive insurance brokers for sales to prospective insureds. Long-term care products accounted for approximately 46 percent of 1995 premium income. This business was sold to ATC in the fourth quarter of 1995. THI continues to administer (for a fee) the long-term care business for ATC through 1996.

         The remaining approximately 11 percent of 1995 premium income was derived primarily from insurance products that are no longer actively marketed.

         Transport Life is licensed to conduct insurance business in the District of Columbia and all states except New York. THI's net premium income in 1995 and the six months ended June 30, 1996 was $190 million and $56 million, respectively. At June 30, 1996, THI had total assets of $925 million and stockholders' equity of $168 million. Its operating results for the year ended
December 31, 1995 and the six months ended June 30, 1996 were a loss of $26.8 million and income of $9 million, respectively.


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        35

         For additional information concerning THI, see THI's Annual Report and other filings listed under "Incorporation of Certain Documents by Reference" and "Selected Historical Financial Information of THI."

         THI's executive offices are located at 714 Main Street, Fort Worth, Texas 76102 and its telephone number is (817) 390-8000.


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        36

                               THE SPECIAL MEETING

General

         This Proxy Statement/Prospectus is being furnished to holders of THI Common Stock in connection with the solicitation of proxies by the THI Board of Directors for use at the Special Meeting to be held on the ____ day of __________, 1996 in the Executive Board Room of Texas Commerce Bank (lobby level), located in the Texas Commerce Bank Tower at 201 Main Street in the City of Fort Worth, Texas, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

         This Proxy Statement/Prospectus also constitutes the Prospectus of Conseco filed with the Commission as part of the Registration Statement under the Securities Act relating to the shares of Conseco Common Stock issuable in connection with the Merger. This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of THI on or about _____________, 1996.

Matters to be Considered at the Special Meeting

         At the Special Meeting,  THI  stockholders  will consider and vote upon
(1) a proposal to authorize and adopt the Merger Agreement and the transactions contemplated thereby and (2) such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         THE THI BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THI STOCKHOLDERS VOTE FOR AUTHORIZATION AND ADOPTION OF THE MERGER AGREEMENT. SEE "THE MERGER -- BACKGROUND OF THE MERGER" AND "- THI'S REASONS FOR THE MERGER; RECOMMENDATION OF THE THI BOARD OF DIRECTORS."

Voting at the Special Meeting; Record Date; Quorum

         The THI Board of Directors has fixed ___________, 1996 as the Record Date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only stockholders of record on the Record Date are entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 1,592,048 shares of THI Common Stock outstanding and entitled to vote, and 91,030 shares of THI Preferred Stock outstanding and entitled to vote. Travelers is the sole holder of shares of THI Preferred Stock. Each holder of record of shares of THI Common Stock on the Record Date is entitled to cast, either in person or by properly executed proxy, one vote per share on the Merger Agreement and the other matters, if any, properly submitted for the vote of the THI stockholders at the Special Meeting. Each share of THI Preferred Stock is entitled to a fraction of a vote per share (approximately .46), which in the aggregate represents approximately 2.5 percent of the votes eligible to be cast at the Special Meeting. Travelers has agreed to vote its shares in the same proportion as the votes cast by holders of THI Common Stock (other than IP). The presence, in person or by properly executed proxy, of the holders of shares of capital stock representing a majority of the voting power of outstanding capital stock entitled to vote at the Special Meeting will constitute a quorum.

         The authorization and adoption by THI of the Merger Agreement will require the affirmative vote of the holders of a majority of the voting power of the outstanding capital stock entitled to vote thereon. Shares subject to abstentions will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum but as unvoted for purposes of determining the number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the proxy card that it

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        37
does not have discretionary authority to vote the shares for which it is the holder of record on a particular proposal, those shares will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum but will not be considered as voted for purposes of determining the number of THI stockholders that have voted for or against the proposal. Accordingly, abstentions and broker non-votes will have the same practical effect as a vote against the authorization and adoption of the Merger Agreement and the Merger or on any other matter submitted to the THI stockholders which requires a percentage of the total number of outstanding shares for approval.

         As of the Record Date, the directors and executive officers (as a group, eight persons) and their affiliates were entitled to vote 3,427 shares (or less than one percent) of THI Common Stock. Information with respect to the beneficial ownership of shares of THI Common Stock by each of THI's directors and all directors and officers of THI as a group, and each person known to THI to be the beneficial owner of more than five percent of the outstanding shares of THI Common Stock is set forth below under "- Security Ownership of Certain Beneficial Owners and Management."


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        38

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth, as of the Record Date (except as otherwise indicated), the number and percentage of outstanding shares of THI Common Stock beneficially owned by each THI director, named executive officer and all executive officers and directors as a group, and by all persons known by THI to own more than five percent of THI Common Stock as of the Record Date.

                                                     Amount and
Name and Address of                                  Nature of Beneficial                        Percent
Beneficial Owner (1)                                 Ownership (2)                               of Class
----------------                                     -------------                               --------
Daniel L. Doctoroff
  Director                                                529(3)                                     *

Gerald Grinstein
  Director                                                529(4)                                     *

J. Luther King, Jr.
  Director                                                529(5)                                     *

John T. Sharpe
  Chairman of the Board of Directors                      780(6)                                     *

Garland M. Lasater, Jr.
  Director
  President and Chief Executive Officer                   838(7)                                     *

A. Foster Nelson
  Director
  Vice President and Chief Financial Officer           40,148(8)                                   2.46%

T. Gary Cole
  Vice President, Secretary and
  General Counsel                                      25,071(9)                                   1.55%

Deborah V. Greer
  Vice President and Controller                         8,003(10)                                     *
-------------------------------                         --------                                  --------

All directors and executive officers
as a group (8 persons)                                 76,427                                      4.59%

Warburg, Pincus Counsellors, Inc.
  466 Lexington Avenue
  New York, New York  10017                           166,946(11)                                 10.43%

David B. Heller
  Advisory Research, Inc.
  Two Prudential Plaza
  180 N. Stetson, Suite 5780
  Chicago, Illinois  60601                            157,000(12)                                  9.86%

FMR Corp.
  82 Devonshire Street
  Boston, Massachusetts  02109                        114,153(13)                                  7.17%

Franklin Resources, Inc.
  777 Mariners Island Blvd.
  San Mateo, California  94404                         98,697(14)                                 6.20%





                                                     Amount and
Name and Address of                                  Nature of Beneficial                        Percent
Beneficial Owner (1)                                 Ownership (2)                               of Class
----------------                                     -------------                               --------
The Lasater Children's 1995 GST
Exempt Trusts(15)
  4610 Staunton Street
  Houston, Texas  77027                               125,000(16)                                 7.28%(17)

Edward A. Lasater, Trustee(18)
  4610 Staunton Street
  Houston, Texas  77027                               125,000(16)                                 7.28%(17)

The Sharpe Children's 1995 GST
Exempt Trusts(19)
  700 Preston Commons West
  8117 Preston Road
  Dallas, Texas  75225                                125,000(20)                                 7.28%(17)

Donald J. Malouf, Trustee(21)
  700 Preston Commons West
  8117 Preston Road
  Dallas, Texas  75225                                125,000(20)                                 7.28%(17)

*Percentage of shares beneficially owned does not exceed one percent.

(1) Unless otherwise indicated, the address of each person is in care of THI at 714 Main Street, Fort Worth, Texas 76102.

(2) Calculated pursuant to Rule 13d-3 of the Exchange Act. Unless otherwise stated below, each such person has sole voting and dispositive power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within sixty (60) days are deemed outstanding for the purpose of calculating the percentage owned by such persons but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Represents restricted THI Common Stock issued to THI non-employee Directors pursuant to the 1995 Stock Plan ("Restricted Director Shares"). Does not include 1,113,231 shares of THI Common Stock issuable upon conversion of the $35,000,000 aggregate principal amount of Series A Convertible Notes held by IP. Mr. Doctoroff is a vice president and minority stockholder of the ultimate corporate general partners of IP and, accordingly, may be deemed to share the voting and dispositive power of any voting securities held by IP.

(4) Represents Restricted Director Shares. Does not include 6,361 shares of THI Common Stock issuable upon conversion of the $200,000 principal amount of Series A Convertible Notes held by Mr. Grinstein.

(5) Represents Restricted Director Shares. Does not include 7,952 shares of THI Common Stock issuable upon conversion of the $250,000 principal amount of Series A Convertible Notes held by Mr. King.

(6) Includes 99 shares of THI Common Stock held by Mr. Sharpe as trustee for his minor grandchildren. Does not include 40,331 shares of THI Common Stock issuable upon conversion of the $1,268,000 principal amount of Series A Convertible Notes held by Mr. Sharpe, nor 125,000 shares of THI Common Stock issuable upon exercise of a THI Warrant (the "Sharpe Trust Warrant") held in equal proportions by The Sharpe Children's 1995 GST Exempt Trusts (the "Sharpe Children's Trusts") with respect to which Mr. Sharpe disclaims beneficial ownership.

(7) Does not include 40,331 shares of THI Common Stock issuable upon conversion of the $1,268,000 principal amount of Series A Convertible Notes held by Mr. Lasater, nor 125,000 shares of THI Common Stock issuable upon exercise of the THI Warrant (the "Lasater Trust Warrant") held in equal proportions by The Lasater Children's 1995 GST Exempt Trusts (the "Lasater Children's Trusts") with respect to which Mr. Lasater disclaims beneficial ownership.

                                       40

(8) Includes 7 shares of THI Common Stock held by Mr. Nelson as custodian for his children under the Texas Uniform Transfers to Minors Act. Also includes 40,000 shares of THI Common Stock reserved for issuance under THI Stock Options held by Mr. Nelson. A portion of such THI Stock Options will become exercisable as a result of the Merger. See "The Merger - Interests of Certain Persons in the Merger." Does not include 14,440 shares of THI Common Stock issuable upon conversion of the $454,000 principal amount of Series A Convertible Notes held by Mr. Nelson.

(9) Includes 25,000 shares of THI Common Stock reserved for issuance under THI Stock Options held by Mr. Cole. A portion of such THI Stock Options will become exercisable as a result of the Merger. See "The Merger Interests of Certain Persons in the Merger." Does not include 6,361 shares of THI Common Stock issuable upon conversion of the $200,000 principal amount of Series A Convertible Notes held by Mr. Cole.

(10) Includes 8,000 shares of THI Common Stock reserved for issuance under THI Stock Options held by Ms. Greer. A portion of such THI Stock Options will become exercisable as a result of the Merger. See "The Merger Interests of Certain Persons in the Merger." Does not include 1,272 shares of THI Common Stock issuable upon conversion of the $40,000 principal amount of Series A Convertible Notes held by Ms. Greer.

(11)     Indicates  ownership  as  of  September  4,  1996.    Warburg,  Pincus
         Counsellors, Inc. had sole dispositive power over all such shares and shared voting power as to 13,046 of such shares. All information contained in this Proxy Statement/Prospectus concerning such entities is based on a Schedule 13G filed by Warburg Pincus Counsellors, Inc. with the Commission in September 1996.

(12) Indicates ownership as of December 31, 1995. Includes 155,000 shares (9.74% of the THI Common Stock outstanding) of THI Common Stock held by Advisory Research, Inc. with respect to which Mr. Heller, as the President and sole stockholder of Advisory Research, Inc., shares voting and dispositive power. All information contained in this Proxy Statement/Prospectus concerning such persons and entities is based on a
         Schedule 13G filed by Mr. Heller with the Commission in February 1996.

(13) Indicates ownership as of January 31, 1996. FMR Corp., through its affiliates, Fidelity Management & Research Company ("Fidelity") and Fidelity Low Priced Stock Fund ("Fidelity Fund"), had sole dispositive power over all such shares and shared voting power as to 113,520 of such shares. Fidelity is the beneficial owner of 118,461 of such shares (7.44% of the THI Common Stock outstanding) and Fidelity Fund is the beneficial owner of 112,200 of such shares (7.05% of the THI Common Stock outstanding). All information contained in this Proxy Statement/Prospectus concerning such entities is based on information provided by FMR Corp.

(14) Indicates ownership as of December 31, 1995. Franklin Resources, Inc. holds shared dispositive power with respect to all such shares and shared voting power with 98,693 of such shares. Includes 89,700 shares (5.63% of the THI Common Stock outstanding) of THI Common Stock held by Franklin Balance Sheet Investment Fund. Franklin Resources, Inc., its subsidiaries and investment companies advised by such subsidiaries and Charles B. Johnson and Rupert H. Johnson, Jr. (principal stockholders of Franklin Resources, Inc.) have informed the Company that they are not acting as a "group" for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, and that they are not otherwise required to attribute to each other "beneficial ownership" of securities. All information contained in this Proxy Statement/Prospectus concerning such entities is based on a Schedule 13G filed by Franklin Resources, Inc. with the Commission in February 1996.

(15) The Lasater Children's Trusts may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although nothing contained herein should be deemed to be an admission by the Lasater Children's Trusts that such a group exists.

(16) Represents 125,000 shares of THI Common Stock issuable upon exercise of the Lasater Trust Warrant. The exercise price of the Lasater Trust Warrant is $55.00 per share.

(17) Based on Schedules 13D filed with the Commission by such persons or entities in October 1995.

(18) Mr. Edward A. Lasater is the sole trustee of each of the Lasater Children's Trusts. Solely by virtue of his position as the sole trustee of the Lasater Children's Trusts, Mr. Edward A. Lasater may, pursuant to Rule 13d-3 of the Exchange Act, be deemed to beneficially own the 125,000 shares of THI Common Stock issuable upon exercise of the Lasater Trust Warrant.

                                       41


(19) The Sharpe Children's Trusts may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although nothing contained herein should be deemed to be an admission by the Sharpe Children's Trusts that a group exists.

(20) Represents 125,000 shares of THI Common Stock issuable upon exercise of the Sharpe Trust Warrant. The exercise price of the Sharpe Trust Warrant is $55.00 per share.

(21) Mr. Malouf is the sole trustee of the Sharpe Children's Trusts. Solely by virtue of his position as the sole trustee of the Sharpe Children's Trusts, Mr. Malouf may, pursuant to Rule 13d-3 of the Exchange Act, be deemed to beneficially own the 125,000 shares of THI Common Stock issuable upon exercise of the Sharpe Trust Warrant.




S:\ACCTING\SECRPT\S-4THI\SECOWN2.THI

                                       42

Proxies; Revocation of Proxies

         Shares of THI Common Stock represented by properly executed proxies received at or prior to the Special Meeting that have not been properly revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Shares of THI Common Stock represented by properly executed proxies for which no instruction is given will be voted FOR authorization and adoption of the Merger Agreement and the Merger. THI stockholders are requested to mark, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A stockholder may revoke a proxy at any time prior to the vote on the Merger Agreement and the Merger by submitting a later-dated proxy with respect to the same shares, delivering written notice of revocation to the Secretary of THI at any time prior to such vote or attending the Special Meeting and voting in person. Mere attendance at the Special Meeting will not itself revoke a proxy.

         If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have theretofore been properly revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         At the date of this Proxy Statement/Prospectus, the THI Board of Directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Proxy Statement/Prospectus. If any other matters are properly presented at the Special Meeting for consideration, including among other things, consideration of a motion to adjourn the meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         Proxy Solicitation. THI will bear the cost of soliciting proxies from its stockholders. Additionally, Conseco and THI will each bear one-half of the cost of preparing and mailing this Proxy Statement/Prospectus and the preparation and filing of the Registration Statement. In addition to solicitation by mail, directors, officers and employees of THI, as well as Georgeson & Company, Inc., the proxy solicitation agent retained by THI (the "Proxy Solicitation Agent"), may solicit proxies by telephone, special letter, telegram or otherwise. Such directors, officers and employees of THI will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. The Proxy Solicitation Agent will be paid a fee of $6,000 for its services and will be entitled to reimbursement of its expenses. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of THI Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.


THI STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR
PROXY CARDS.


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        43

                                   THE MERGER



Background of the Merger

         In late August 1996, DLJ indicated to IP that Conseco might be willing to pay a premium over current market price to the holders of THI Common Stock and THI Convertible Notes. Subsequently, representatives of DLJ gave a presentation in early September 1996 to Conseco concerning THI. A few days later, THI's management met directly with management of Conseco. Based on such conversations, Conseco entered into a confidentiality agreement with THI, and THI furnished Conseco with certain non-public information requested by Conseco.

         From September 17, 1996 through September 20, 1996, representatives of THI and Conseco negotiated the terms of a possible acquisition of THI by Conseco. Among the proposals discussed was an offer by Conseco to acquire THI by merger for (i) $71.50 per share value for THI Common Stock (payable in Conseco Common Stock), (ii) a collar placing high and low limits on the price of Conseco Common Stock used in calculating the Merger Consideration (the "Collar") (see "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts"), and (iii) conversion of the THI Convertible Notes into Conseco Common Stock. The holders of the THI Convertible Notes, however, indicated that they were unwilling to accept conversion of such notes into Conseco Common Stock. In order to facilitate the successful conclusion of the negotiations, the primary holders of THI Convertible Notes ultimately agreed to exchange (by means of the Exchange Offer) such notes for Conseco Convertible Notes similar to the THI Convertible Notes but having a reduced coupon rate from that contained in the THI Convertible Notes (6.0% instead of 8.5%) and granting Conseco mandatory conversion rights (under certain circumstances). In addition, IP and Messrs. Lasater and Sharpe agreed to execute Exchange Agreements requiring such holders to exchange their THI Convertible Notes in the Exchange Offer. Travelers indicated orally that it would participate in the Exchange Offer, but declined to execute an Exchange Agreement. See "The Merger Agreement
- Exchange of THI Convertible Notes." After further negotiations, managements of THI and Conseco and the primary holders of THI Convertible Notes agreed (subject to approval thereof by the respective Boards of Directors of THI and Conseco) to the terms described in this Proxy Statement/Prospectus, including (i) $70.00 per share value for THI Common Stock (payable in Conseco Common Stock), (ii) the Collar, (iii) the offer to exchange Conseco Convertible Notes for THI Convertible Notes, and (iv) the execution by IP and Messrs. Lasater and Sharpe of Exchange Agreements.

   DAFS02.:\46\77946\0004\1170\RID0096U.56C

         On September 20, 1996, the outside directors of THI were informed by John Sharpe, the Chairman of the Board of THI, of the discussions regarding a possible merger with Conseco. Mr. Sharpe reviewed the background events leading to the merger discussions, the proposed transaction structure, the proposed principal terms and conditions of the acquisition, and the probable timing of the transaction. Mr. Sharpe indicated that a package of detailed financial information regarding Conseco had been sent to the directors for delivery the next day.

         Conseco provided THI with an initial draft of a form of merger agreement on September 21, 1996 setting forth the terms of Conseco's offer to acquire THI by merger in exchange for Conseco Common Stock. From September 21 through September 25, 1996, representatives of THI and its advisors met with representatives of Conseco and conducted a due diligence review of the business and financial condition of Conseco.

         On September 22, 1996, THI's Board of Directors held a special telephonic meeting regarding the proposed merger. At this initial meeting, THI's senior management and legal and financial advisors reviewed the ongoing discussions and negotiations between THI and Conseco. It was agreed that management of THI would continue to pursue a possible sale of THI to Conseco, with the understanding that final approval of any transaction would be considered at a special meeting of the THI Board of Directors to be held on September 24, 1996.

         From September 23 through September 25, 1996, members of the senior management of Conseco and THI, together with their legal advisors, negotiated the provisions of the Merger Agreement and the Conseco Convertible Notes.

         The THI Board of Directors held a special meeting on September 24, 1996. Prior to the meeting, each of the THI directors received the most recent draft of the definitive documents relating to the proposed merger. At the meeting, Conseco management delivered a presentation of Conseco's business and financial performance and plans and prospects for the future operation of the combined enterprise and answered questions posed by the THI Board of Directors. The THI Board of Directors then heard presentations of its advisors with regard to its fiduciary duties to the stockholders of THI in the context of considering the proposed merger and the terms of the Merger Agreement. THI's management reported on the results of the discussions to date with representa tives of Conseco, and THI's advisors reported on the due diligence review undertaken to date. THI's advisors also summarized the material terms and conditions of the Merger Agreement. The THI Board of Directors instructed THI's management and legal advisors to perform additional due diligence with regard to various matters and instructed THI's management to take certain positions in the negotiations with Conseco, including a change in the method of computing the average price per share of Conseco Common Stock in calculating the Merger Consideration and the addition of a termination event in the event that the five day trading average of the Conseco Common Stock as of

DAFS02...:\46\77946\0004\1170\RID0096U.56C
the scheduled Closing Date is less than $34.875. DLJ then presented its analysis of the financial terms of the Merger Agreement and discussed various other financial considerations that it used to reach its opinion on the fairness to the stockholders of THI, from a financial point of view, of the Merger Consideration to be received by the stockholders of THI pursuant to the Merger Agreement. DLJ then answered questions of the members of the THI Board of Directors before orally rendering its opinion that the Merger Consideration to be received by the stockholders of THI pursuant to the Merger Agreement is fair, from a financial point of view, to such holders. DLJ delivered its written opinion at the end of the meeting. See "-- Opinion of THI's Financial Advisor."

         The THI Board of Directors held a subsequent telephonic meeting on September 25, 1996 after the completion of negotiations between the parties and their respective representatives with regard to the definitive terms of the Merger. Prior to the meeting of the THI Board of Directors, each of the THI directors received the most recent draft of the definitive documents. At such meeting, THI's legal advisors discussed the final results of their due diligence review of Conseco, including the results of the additional due diligence review requested by the THI Board of Directors at the prior meeting. THI's advisors also summarized the changes in the terms and conditions of the Merger Agreement since the last meeting, and answered questions posed by the directors. After careful consideration by the members of the THI Board of Directors of the terms of the Merger Agreement and after consultation with its advisors, the THI Board of Directors voted unanimously to approve the Merger Agreement in the form presented to it at the meeting, with such changes thereto as the Executive Committee thereof may approve. See "- THI's Reasons for the Merger; Recommendations of the THI Board of Directors."


S:\ACCTING\SECRPT\S-4THI\BACKGRD.WPD

         The Conseco Board of Directors met on September 20 to consider the proposed merger. At the meeting, Conseco management reported on the due diligence review undertaken by Conseco and its advisors and on the results of the discussions to date with representatives of THI and its legal and financial advisors. The Conseco Board discussed the potential benefits to Conseco of an acquisition of THI. Management outlined for the Conseco Board the proposed terms and conditions of the Merger Agreement. After reviewing and discussing the merger proposal, the Conseco Board of Directors authorized management of Conseco to execute and deliver the Merger Agreement as outlined to the Directors at the meeting, with such further changes as management approved. See "-- Conseco's Reasons for the Merger."

Conseco's Reasons for the Merger

         The Conseco Board of Directors approved the Merger Agreement by a unanimous vote at its September 20 meeting. In reaching its decision, the Conseco Board considered information provided at the Board meeting, including, among other things, (1) information concerning the financial performance and condition, business operations and prospects of THI, including an analysis of possible cost savings and synergies, and a qualitative overview of the individual business segments, (2) the potential long-term and short-term effect of the transaction on Conseco's earnings per share, (3) the structure of the proposed transaction, (4) the terms of the Merger Agreement and (5) the presentation and recommendation made by the management of Conseco.

         A principal strategic objective of Conseco since it commenced operations in 1982 has been to acquire life and health insurance companies and to increase their value by implementing management strategies to reduce costs and improve administrative efficiency, centralize asset management, improve marketing and distribution, eliminate unprofitable products and focus resources on the development and expansion of profitable products. In furtherance of this strategy, Conseco has completed 13 acquisitions of insurance companies and related businesses since it commenced operations. Conseco believes that the value and profitability of its existing insurance subsidiaries can be enhanced as a result of the cross-selling opportunities presented by a company which complements Conseco's existing product lines and distribution channels.

         Conseco's operating strategy is to target selected markets which provide significant growth potential and to focus its sales efforts on profitable products which will provide predictable and diversified earnings regardless of interest rate changes or other changes in the economic environment. Conseco also seeks to be a major competitor in each of its targeted markets and to develop strong, complementary distribution channels. Strategic acquisitions will be made by Conseco which are consistent with this strategy and which enable Conseco to maintain its targeted ratio of debt to total capital.

         The Conseco Board of Directors believes that the insurance businesses of Conseco and THI complement each other. THI's cancer insurance, heart/stroke insurance and other supplemental health products will provide Conseco an opportunity to expand its product portfolio. Completion of the Merger and Conseco's other pending acquisitions would enable Conseco to be a major competitor in its targeted markets, with more than 90,000 agents selling long term care insurance, Medicare supplement insurance, cancer insurance, other supplemental health insurance, universal life insurance and retirement annuity products. The addition of THI's distribution system would also provide Conseco additional opportunities to cross-market its current products. The Conseco Board of Directors also believes that the Merger offers Conseco and THI the opportunity to improve their profitability and capitalization through the achievement of economies of scale, the elimination of redundancies and the enhancement of market position. By consolidating certain operations and eliminating expenses, Conseco expects to achieve, over time, significant savings of operating costs. See "-- Conduct of the Business of Conseco and THI After the Merger."


G:\LEGAL\REGSTMNT\THI10-16.S-4
                                       47

THI's Reasons for the Merger; Recommendation of the THI Board of Directors

         After careful consideration by the members of the THI Board of Directors of the terms of the Merger Agreement and consultation with its advisors, the THI Board of Directors voted unanimously to approve the Merger Agreement in the form presented to it at the THI Board of Directors meeting on September 25, 1996, with such changes thereto as the Executive Committee thereof may approve. In voting to approve the Merger Agreement and the Merger, the THI Board of Directors relied upon many different factors, including: (1) the premium over the then current market price of the THI Common Stock offered by Conseco; (2) the length of time that would be required if the Merger were not consummated to equal the stockholder value to be received by the THI stockholders through the Merger; (3) the financial condition and results of operations of Conseco and the THI Board of Directors' perception of the more favorable overall business prospects of Conseco and THI on a combined basis as compared to THI's prospects as a separate entity; (4) the tax-deferred nature of the transaction; (5) the potential increase in value of the Conseco Common Stock after the Merger based on Conseco's financial strength and competitive position;
(6) the highly competitive nature of the life and health insurance business; (7) the difficulty of maintaining financial and claims-paying ratings issued by rating agencies; (8) the current trend of consolidation within the insurance industry; (9) the broader, more active trading market for Conseco Common Stock; and (10) the opinion rendered to the THI Board of Directors by DLJ with regard to the fairness to the stockholders of THI, from a financial point of view, of the Exchange Ratio to be received by the stockholders of THI pursuant to the Merger Agreement.

THE DIRECTORS OF THI HAVE UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT AND RECOMMEND THAT THE STOCKHOLDERS OF THI VOTE FOR THE PROPOSAL TO AUTHORIZE AND ADOPT THE MERGER AGREEMENT SET FORTH AS ITEM 1 ON THE PROXY CARD.

G:\LEGAL\REGSTMNT\THI10-16.S-4
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Opinion of THI's Financial Advisor

       In its role as financial advisor to THI, DLJ was asked by THI to render its opinion to the THI Board of Directors as to the fairness, from a financial point of view, to the holders of THI Common Stock of the consideration to be received by the holders of THI Common Stock pursuant to the terms of the Merger Agreement. On September 24, 1996, DLJ delivered its written opinion (the "DLJ Opinion") to the effect that as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of THI Common Stock.

       A copy of the DLJ Opinion is attached hereto as Annex B. THI stockholders are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review by DLJ.

       The DLJ Opinion was prepared for the THI Board of Directors and is directed only to the fairness, from a financial point of view, to the holders of THI Common Stock, and does not constitute a recommendation to any shareholder as to how to vote at the Special Meeting.

       The DLJ Opinion does not constitute an opinion as to the price at which Conseco Common Stock will actually trade at any time. The Exchange Ratio was determined in arms' length negotiations between THI and Conseco, in which negotiations DLJ advised THI. No restrictions or limitations were imposed by the THI Board of Directors upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion. DLJ was not requested to, nor did it, solicit the interests of any other party in acquiring THI.

       In arriving at its opinion, DLJ reviewed the Merger Agreement and exhibits thereto. DLJ also reviewed financial and other information that was publicly available or furnished to it by THI and Conseco, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of THI for the years ending December 31, 1996 through December 31, 2000 prepared by the management of THI, and certain pro forma financial statements of Conseco for the year ended December 31, 1995 and the six months ended June 30, 1996 and certain financial projections of Conseco which are pro forma for the Merger and for certain other transactions announced by Conseco for the years ending December 31, 1996 through December 31, 2005 prepared by the management of Conseco. In addition, DLJ compared certain financial and securities data of THI and Conseco with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of THI Common Stock and Conseco Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion.

       In rendering its opinion, DLJ relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by THI and Conseco or its representatives, or that was otherwise reviewed by it. With respect to the financial projections of THI supplied to it, DLJ assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of THI as to the future operating and financial performance of THI. With respect to the pro forma financial statements and pro forma financial projections of Conseco supplied to it, DLJ assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Conseco as to the pro forma and future operating and financial performance of THI and Conseco. DLJ did not assume any responsibility for making an independent evaluation

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                                       49

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of THI's and  Conseco's  assets or  liabilities  or for making  any  independent verification of any of the information reviewed by it. DLJ relied as to all legal matters on advice of counsel to THI.

       The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, September 24, 1996. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion.

       The following is a summary of the presentation made by DLJ to the THI Board of Directors at its September 24, 1996 meeting.

       DLJ assumed an Exchange Ratio such that each holder of THI Common Stock would receive $70.00 per share in its analysis, which is based on Conseco's closing stock price on September 19, 1996 of $45.00. DLJ also assumed an Exchange Ratio such that each holder of THI Common Stock would receive $63.82 per share in its analysis, which is the lowest per share value the holders of THI Common Stock could receive without triggering their right to terminate the Merger. Such assumptions should in no way be viewed by the holders of THI Common Stock as an opinion as to the value of Conseco Common Stock that may actually be received in the Merger. Such use is merely for illustrative and analytical purposes.

       Transaction Analysis. DLJ reviewed publicly available information for selected transactions involving the acquisition of life insurance and accident and health insurance companies since January 1, 1993 (the "Selected Life and Health Transactions") and for selected transactions involving the acquisition of accident and health insurance companies since January 1, 1993 (the "Selected Health Transactions") (together, the "Selected Transactions"). In reviewing these transactions, several factors were considered, including: (i) the lack of publicly available information for subsidiary and private company transactions which represent a significant portion of the merger and acquisition activity; and (ii) the lack of directly comparable transactions. The Selected Transactions were not intended to represent the complete list of life insurance and accident and health insurance company transactions which have occurred. Rather, such transactions included only selected recent transactions involving life insurance and accident and health insurance companies. Such transactions were used in this analysis because the companies involved were deemed by DLJ to operate in similar businesses or have similar financial characteristics to THI and Conseco.

       DLJ reviewed the consideration paid in such transactions in terms of the price paid for the common stock plus the amount of debt and preferred stock assumed, repaid or redeemed in such transactions (the "Transaction Value") as a multiple of statutory operating earnings for the latest twelve months ("LTM") or latest fiscal year ("LFY") ended prior to announcement of such transactions and statutory capital and surplus as of the end of the last fiscal quarter ("LFQ") or LFY ended prior to the announcement of such transactions. In analyzing acquisitions of life insurance and accident and health insurance companies, the purchase price paid may be described in terms of multiples of the Transaction Value to statutory operating earnings and statutory capital and surplus.
Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on surplus. Since statutory operating earnings and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, analysis of a multiple of statutory operating earnings and statutory capital and surplus is usually based on a Transaction Value which includes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiple of Transaction Value to be paid for THI by Conseco to the statutory operating earnings and statutory capital and surplus of THI with the multiples paid in the Selected Transactions indicates whether the valuation being placed on THI is within the range of values paid for the Selected Transactions.

       The low, average and high multiples of Transaction Value to statutory operating earnings for the LTM or LFY ended prior to announcement of the transaction were 7.5x, 16.7x and 36.7x, respectively, for the Selected Life and Health Transactions and 5.1x, 20.5x and 46.9x, respectively, for the Selected Health Transactions.

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




Based on an offer price of $70.00 per share, the implied multiple of Transaction Value to THI's 1995 statutory operating earnings was 16.6x. This multiple is higher than the low multiples of both the Selected Life and Health Transactions and the Selected Health Transactions. Based on an offer price of $63.82 per share, the implied multiple of Transaction Value to THI's 1995 statutory operating earnings was 15.5x. This multiple is higher than the low multiples of both the Selected Life and Health Transactions and the Selected Health Transactions. The low, average and high multiples of Transaction Value to statutory capital and surplus as of the end of the LFQ or LFY ended prior to the announcement of the transaction were 1.2x, 2.7x and 10.5x, respectively, for the Selected Life and Health Transactions and 1.3x, 3.9x and 10.8x, respectively, for the Selected Health Transactions. Based on an offer price of $70.00 per share, the implied multiple of Transaction Value to THI's statutory capital and surplus as of December 31, 1995 was 2.1x. This multiple is higher than the low multiples of both the Selected Life and Health Transactions and the Selected Health Transactions. Based on an offer price of $63.82 per share, the implied multiple of Transaction Value to THI's statutory capital and surplus as of December 31, 1995 was 1.9x. This multiple is higher than the low multiples of both the Selected Life and Health Transactions and the Selected Health Transactions.

       Additionally,  DLJ  reviewed  the  consideration  paid  in  the  Selected
Transactions in terms of the price paid for the common stock in the Selected Life and Health Transactions and the Selected Health Transactions as a multiple of GAAP operating earnings for the LTM ended prior to the announcement of such transactions and as a multiple of shareholders' equity as of the end of the LFQ ended prior to the announcement of such transactions. In analyzing acquisitions of life insurance and accident and health insurance companies, the purchase price paid may be described in terms of multiples of the price paid for common stock to GAAP operating earnings and to shareholders' equity. Variances in multiples for different transactions may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating earnings or shareholders' equity are usually based on the price paid for the company's common stock, which excludes the cost of assuming, repaying or redeeming such debt or preferred stock financing. Comparing the multiples of the price offered to be paid for THI Common Stock by Conseco to the GAAP operating earnings and shareholders' equity of THI with multiples paid by acquirers in other transactions indicates whether the valuation being placed on THI is within the range of values paid for other life insurance and accident and health insurance companies.

       The low, average and high multiples of price paid for common stock to LTM GAAP operating earnings were 5.2x, 14.7x and 23.9x, respectively, for the Selected Life and Health Transactions and 10.8x, 13.1x and 16.9x, respectively, for the Selected Health Transactions. Based on an offer price of $70.00 per share, the implied multiple of price paid for common stock to THI's GAAP operating earnings for the LTM ended June 30, 1996 was 16.4x. This multiple is higher than the average multiples of both the Selected Life and Health
Transactions and the Selected Health Transactions. Based on an offer price of $63.82 per share, the implied multiple of price paid for common stock to THI's GAAP operating earnings for the LTM ended June 30, 1996 was 14.9x. This multiple is higher than the average multiples of both the Selected Life and Health
Transactions and the Selected Health Transactions. The low, average and high multiples of price paid for common stock to shareholders' equity as of the end of the LFQ ended prior to the announcement of the transaction were 0.9x, 1.6x and 2.8x, respectively, for the Selected Life and Health Transactions and 1.8x, 2.3x and 2.8x, respectively, for the Selected Health Transactions. Based on an offer price of $70.00 per share, the implied multiple of price paid for common stock to THI's shareholders' equity as of June 30, 1996 was 1.2x. This multiple is higher than the low multiple of the Selected Life and Health Transactions and lower than the low multiple of the Selected Health Transactions. Based on an offer price of $63.82 per share, the implied multiple of price paid for common stock

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                                       51
to THI's shareholders' equity as of June 30, 1996 was 1.1x. This multiple is higher than the low multiple of the Selected Life and Health Transactions and lower than the low multiple of the Selected Health Transactions.

       DLJ also determined the percentage premium of the offer prices (represented by the purchase price per share in cash transactions and the price of the constituent securities times the exchange ratio in the case of stock-for-stock mergers) over the public market trading prices one day, one week and one month prior to the announcement date of selected transactions involving life insurance and accident and health insurance companies since January 1, 1993 where the acquired company's stock was publicly traded (the "Selected Public Life and Health Transactions") and selected transactions involving only accident and health insurance companies since January 1, 1993 where the acquired company's stock was publicly traded (the "Selected Public Health Transactions"). The average premiums of offer prices to public market trading prices one day, one week and one month prior to the announcement date were 20.7%, 22.0% and 30.4%, respectively, for the Selected Public Life and Health Transactions and 20.1%, 24.7% and 27.6%, respectively, for the Selected Public Health Transactions. An offer price of $70.00 per share represents premiums to the trading prices of THI Common Stock one day, one week and one month prior to September 19, 1996, of 42.1%, 45.8% and 50.1%, respectively. These premiums are higher than the corresponding average premiums of both the Selected Public Life and Health Transactions and the Selected Public Health Transactions. An offer price of $63.82 per share represents premiums to the trading prices of THI Common Stock one day, one week and one month prior to September 19, 1996 of 29.6%, 32.9% and 36.9%, respectively. These premiums are higher than the corresponding average premiums of both the Selected Public Life and Health Transactions and the Selected Public Health Transactions.

       Public Company Analysis. To provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of THI to the corresponding data and ratios of selected accident and health insurance companies whose securities are publicly traded. Such companies included American Heritage Life Investment Corp., Delphi Financial Group, Inc., Penn Treaty American Corp. and Pioneer Financial Services, Inc. (the "Selected Small Health Companies").

       Such analysis included, among other things, the ratios of stock price to GAAP operating earnings per share ("EPS") for the LTM ended June 30, 1996, estimated GAAP operating EPS for 1997 through 2001 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for 1997 for the Selected Small Health Companies and management's projections for 1997 through 2001 for THI) and shareholders' equity per share as of June 30, 1996, as well as the ratios of the aggregate equity market capitalization plus the amount of debt and preferred stock outstanding ("Enterprise Value") to statutory operating earnings for the LTM or LFY and statutory capital and surplus as of the end of the LFQ or LFY. The projections for THI's GAAP operating EPS for 1997 through 2001 provided by THI's management to DLJ were preliminary in nature and were not made available to the public or to research analysts. Such projections showed a decline in estimated GAAP operating EPS when comparing 1997 to 1998 through 2001. Closing prices as of August 20, 1996 were used in this analysis. The ratios described in this paragraph have been designed to reflect the value attributable in the public equity markets to various valuation measures of accident and health insurance companies. Measures utilized in the public marketplace to value the stock of publicly traded companies in the accident and health insurance industry are based on, among other things, a company's historical and projected GAAP operating earnings, historical statutory operating earnings, shareholders' equity and statutory capital and surplus. The multiples of stock price to GAAP operating EPS and Enterprise Value to statutory operating earnings reflect the value attributed to a company by public equity market investors based on the company's historical and projected earnings. The multiples of stock price to shareholders' equity per share and Enterprise Value to statutory capital and surplus reflect the values attributed to a company by public equity market investors based on the company's net worth. Variances in multiples for different companies may reflect such considerations as the consistency, quality and growth of earnings and the company's capitalization, asset quality and return on capital. Since GAAP operating earnings and shareholders' equity already reflect the cost of a company's debt or preferred stock financing, analyses of multiples of GAAP operating earnings or shareholders' equity are usually based on the price paid for the company's common stock, which excludes debt or preferred stock financing. Since statutory operating earnings and statutory capital and surplus do not reflect the cost of a company's debt or preferred stock financing, which are usually at the holding company level rather than the insurance company level, analyses of multiples of statutory operating earnings and statutory capital and surplus are usually based on Enterprise Value, which includes debt or preferred stock financing. Comparing the multiples of price offered to be paid by Conseco to the GAAP operating EPS, shareholders' equity, statutory operating earnings and statutory capital and surplus of THI with the multiples at which the Selected Small Health Companies trade indicates whether the valuation being placed on THI is within the range of values at which the Selected Small Health Companies trade.

       The low, average and high multiples of public stock price to GAAP operating EPS for the LTM ended June 30, 1996 were 8.1x, 12.2x and 15.6x, respectively, for the Selected Small Health Companies. Based on an offer price of $70.00 per share, the implied multiple of offer price to THI's GAAP operating EPS for the LTM ended June 30, 1996 was 16.4x. This multiple is higher than the high multiple of the Selected Small Health Companies. Based on an offer price of $63.82 per share, the implied multiple of offer price to THI's GAAP operating EPS for the LTM ended June 30, 1996 was 14.9x. This multiple is higher than the average multiple of the Selected Small Health Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 6.8x, 9.4x and 12.3x, respectively, for the Selected Small Health Companies. Based on an offer price of $70.00 per share, the implied multiple of offer price to THI's estimated 1997 GAAP operating EPS was 8.8x. This multiple is higher than the low multiple of the Selected Small Health Companies. Based on an offer price of $63.82 per share, the implied multiple of offer price to THI's estimated 1997 GAAP operating EPS was 8.0x. This multiple is higher than the low multiple of the Selected Small Health Companies. Based on an offer price of $70.00 per share, the implied multiple of offer price to the simple average of THI's estimated GAAP operating EPS for 1999 through 2001 (the "Normalized Estimated GAAP Operating EPS") was 10.3x. This multiple is higher than the average multiple of public stock price to estimated 1997 GAAP operating EPS of the Selected Small Health Companies.. Based on an offer price of $63.82 per share, the implied multiple of offer price to THI's Normalized Estimated GAAP Operating EPS was 9.4x. This multiple is equal to the average multiple of public stock price to estimated 1997 GAAP operating EPS of the Selected Small Health Companies. The low, average and high multiples of public stock price to shareholders' equity per share as of June 30, 1996 were 1.1x, 1.4x and 1.7x, respectively, for the Selected Small Health Companies Based on an offer price of $70.00 per share, the implied multiple of offer price to THI's shareholders' equity per share as of June 30, 1996 was 1.2x. This multiple is higher than the low multiple of the Selected Small Health Companies. Based on an offer price of $63.82 per share, the implied multiple of offer price to THI's shareholders' equity per share as of June 30, 1996 was 1.1x. This multiple is equal to the low multiple of the Selected Small Health Companies. The low, average and high multiples of Enterprise Value to statutory operating earnings for the LTM or LFY were 15.1x, 22.8x and 29.8x, respectively, for the Selected Small Health Companies. Based on an offer price of $70.00 per share, the implied multiple of Transaction Value to THI's 1995 statutory operating earnings was 16.6x. This multiple is higher than the low multiple of the Selected Small Health Companies. Based on and offer price of $63.82 per share, the implied multiple of Transaction Value to THI's 1995 statutory operating earnings was 15.5x. This multiple is higher than the low multiple of the Selected Small Health Companies. The low, average and high multiples of Enterprise Value to statutory capital and surplus as of the end of the LFQ or LFY were 2.1x, 3.5x and 5.2x, respectively, for the Selected Small Health Companies. Based on an offer price of $70.00 per share, the implied multiple of Transaction Value to THI's statutory capital and surplus as of December 31, 1995 was 2.1x. This multiple is equal to the low multiple of the Selected Small Health Companies. Based on an offer price of $63.82 per share, the implied multiple of Transaction Value to THI's statutory capital

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and surplus as of December  31, 1995 was 1.9x.  This  multiple is lower than the low multiple of the Selected Small Health Companies.

       Since the Merger Consideration will be in the form of Conseco Common Stock, to provide comparative market information, DLJ compared selected historical and projected operating and financial ratios of Conseco to the corresponding data and ratios of Equitable of Iowa Companies, Liberty Financial Companies, Inc., Presidential Life Corp., SunAmerica Inc. and Western National Corp. (the "Selected Annuity Companies"), of Jefferson-Pilot Corp., Kansas City Life Insurance Company, Protective Life Corp., ReliaStar Financial Corp., and USLIFE Corp. (The "Selected Life Companies") and of AFLAC, Inc., PennCorp Financial Group, Inc., Provident Companies and UNUM Corp. (the "Selected Large Health Companies") (together, the "Selected Companies").

       Such analysis included, among other things, the multiples of stock price to estimated GAAP operating EPS for 1996 and 1997 (as estimated by research analysts and compiled by Institutional Brokers Estimating Service for the Selected Companies and management's projections for Conseco) and shareholders' equity per share as of June 30, 1996. Closing prices as of September 19, 1996 were used in this analysis. Comparing the multiples of Conseco's stock price to GAAP operating EPS and shareholders' equity per share with the multiples at which the Selected Companies trade indicates whether Conseco's stock price is within the range of values at which the Selected Companies trade. Conseco's GAAP operating EPS and shareholders' equity per share used in this analysis were adjusted to give pro forma effect to the LPG Merger, the CAF Merger, the ATC Merger, the ALH Transaction, the BLH Transaction and certain other matters (together the "Concurrent Transactions").

       The low, average and high multiples of public stock price to estimated 1996 GAAP operating EPS were 9.8x, 11.9x and 17.0x, respectively, for the Selected Annuity Companies, 8.4x, 10.8x and 13.8x, respectively, for the
Selected Life Companies and 11.4x, 13.6x and 15.4x, respectively, for the Selected Large Health Companies. The multiple of price to Conseco's estimated 1996 GAAP operating EPS was 12.5x. This multiple is higher than the average multiple of both the Selected Annuity Companies and the Selected Life Companies and higher than the low multiple of the Selected Large Health Companies. The low, average and high multiples of public stock price to estimated 1997 GAAP operating EPS were 8.8x, 10.6x and 14.7x, respectively, for the Selected Annuity Companies, 7.7x, 9.7x and 12.4x, respectively, for the Selected Life Companies and 9.8x, 11.5x and 13.1x, respectively, for the Selected Large Health Companies. The multiple of price to Conseco's estimated 1997 GAAP operating EPS was 10.2x. This multiple is higher than the low multiple of both the Selected Annuity Companies and the Selected Large Health Companies and higher than the average multiple of the Selected Life Companies. The low, average and high multiples of public stock price to shareholders' equity per share as of June 30, 1996 were 1.0x, 1.4x and 1.8x, respectively, for the Selected Annuity Companies, 0.8x, 1.5x and 2.1x, respectively, for the Selected Life Companies and 1.2x, 1.9x and 2.8x, respectively, for the Selected Large Health Companies. The multiple of price to Conseco's shareholders' equity per share as of June 30, 1996 was 1.4x. This multiple is equal to the average multiple of the Selected Annuity Companies and higher than the low multiples of both the Selected Life Companies and the Selected Large Health Companies.

       No company or transaction used in the Transaction Analysis or the Public Company Analysis described above was directly comparable to THI, Conseco or the proposed Merger. Accordingly, an analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect the transaction values and trading prices. For example, many qualitative factors are involved in valuing a company or analyzing a transaction in the life insurance, accident and health insurance and annuity industries, including assessments of the quality of management, the attractiveness of the company's target market, the economics of the products being sold and the company's market position relative to its competitors. Other factors that could affect the transaction values or trading prices include differences in distribution, products, geographic or demographic customer concentration, size, accounting practices, asset portfolio quality, interest rate sensitivity and other factors. These factors may affect the transaction values or trading prices in each case

                                       54
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by affecting in varying degrees  investors'  expectations of such factors as the company's risk and future operating profitability.

       Stock Trading History. To provide contextual data and comparative market data, DLJ examined the history of the trading prices and their relative relationships for both THI Common Stock and Conseco Common Stock for various periods ended prior to September 19, 1996. DLJ also reviewed the daily closing prices of THI Common Stock and Conseco Common Stock and compared the THI and Conseco closing stock prices with the S&P 500 Index and indices of selected publicly traded companies. DLJ reviewed the trading history since the spin-off from Travelers Group, Inc. of the THI Common Stock on October 2, 1995 and since September 17, 1993 of Conseco Common Stock to determine whether trading levels immediately prior to September 19, 1996 were reflective of longer term trading levels or were affected by recent unusual or event specific trading activity. In addition, DLJ reviewed the trading history of THI Common Stock and Conseco Common Stock relative to indices of selected publicly traded companies in order to assess the relative stock price performance of THI, Conseco and such indices.

       Pro Forma Merger Analysis. DLJ analyzed certain pro forma financial effects resulting from the Merger. In conducting its analysis, DLJ relied upon certain assumptions described above and financial projections provided by the management of THI and pro forma financial statements and pro forma financial projections provided by the management of Conseco. DLJ analyzed the pro forma effect of the Merger on the EPS, shareholders' equity per share and leverage ratios of the combined companies, assuming the Concurrent Transactions have been completed. Conseco's management has indicated that it believes that the Merger will offer consolidation opportunities which will result in revenue enhancements and expense savings relative to the stand-alone projected revenues and expenses of THI and Conseco. DLJ incorporated estimates of such revenue enhancements and expense savings, determined in conjunction with the managements of THI and Conseco, in its analysis, although DLJ does not express any opinion as to the likelihood of such revenue enhancements or expense savings being realized. The results of the pro forma merger analysis are not necessarily indicative of future operating results or financial position. Based on this analysis and on an offer price of $70.00 per share and assuming that the cash portion of the consideration paid in the Concurrent Transactions is financed with $300 million of tax-deductible preferred stock and the remainder with debt, Conseco's shareholders would realize EPS accretion of 3.6%, and 1.5%, respectively, in 1997 and 1998 assuming the Merger and the Concurrent Transactions are completed versus assuming only the Concurrent Transactions are completed. Based on this analysis and on an offer price of $70.00 per share and assuming that the cash portion of the consideration paid in the Concurrent Transactions is financed with $300 million of tax-deductible preferred stock and the remainder with debt, Conseco's ratios of debt to total capitalization and debt and preferred stock to total capitalization as of June 30, 1996 would be 34.2% and 36.4%, respectively, assuming the Merger and the Concurrent Transactions are completed, versus 34.5% and 36.6%, respectively, assuming only the Concurrent Transactions are completed. There can be no assurance as to whether the assumptions regarding financing sources set forth in this paragraph will occur, and such assumptions are used only for purposes of illustration.

       Contribution Analysis. DLJ analyzed THI's and Conseco's relative contributions to the combined company with respect to GAAP operating revenues, GAAP operating earnings, shareholders' equity and total assets and compared this with the relative ownership of THI shareholders in the combined company after the Merger. Such analysis was considered on a percentage contribution basis and was made, where appropriate, (i) for 1995 and for the LTM ended June 30, 1996 based on Conseco's and THI's historical and pro forma (in the case of Conseco, pro forma for the Concurrent Transactions) financial results and (ii) with respect to estimated GAAP operating earnings for 1997 and 1998, as projected by THI's and Conseco's managements.

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                                       55

       THI's relative contribution to the combined company with respect to estimated GAAP operating earnings for 1997 and 1998 were 5.5% and 4.2%, respectively, of the total. THI's relative contribution to the combined company with respect to total assets was 3.4% of the total. Including the tax-deductible preferred stock and the PRIDES for Conseco as common equity, THI's relative contribution to shareholders' equity as of June 30, 1996 was 4.4% of the total.

       Based on offer prices of $70.00 per share and $63.82 per share, THI shareholders would own approximately 4.8% and 5.6%, respectively, of the combined company after the Merger. The results of these contribution analyses are not necessarily indicative of the contributions that the respective businesses may actually make in the future.

       The summary set forth above does not purport to be a complete description of the analyses performed by DLJ in rendering the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness, from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and did not place particular reliance or weight on any individual analysis and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selected portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying the DLJ Opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

       The THI Board of Directors selected DLJ as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and is familiar with THI, its business and the life insurance, accident and health insurance and annuity industries. Pursuant to the terms of an engagement letter dated September 25, 1996 between THI and DLJ, THI paid DLJ a $100,000 retainer fee and an additional $250,000 upon rendering of the DLJ Opinion. Pursuant to the terms of the engagement letter, THI will pay DLJ, on the Closing Date, cash compensation equal to three-quarters of one percent (0.75%) of the Transaction Value, less the $350,000 paid to date. Based on an assumed Transaction Value, THI will pay DLJ, on the Closing Date, cash compensation of approximately $2.3 million, less the $350,000 paid to date. THI also agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of counsel) incurred by DLJ in connection with its engagement and to indemnify DLJ and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with DLJ, which DLJ and THI believe are customary in transactions of this nature, were negotiated at arms' length between THI and DLJ and the THI Board of Directors was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to DLJ is contingent upon consummation of the Merger.

       In the ordinary course of business, DLJ may actively trade the securities of both THI and Conseco for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for Conseco in the past and has received usual and customary compensation for such services. In addition, DLJ acted as financial advisor to ATC in connection with the purchase of THI's long-term care insurance business in December 1995 and as financial advisor to LPG, CAF and ATC in connection with the LPG Merger, the CAF Merger and the ATC Merger, respectively. DLJ has received or will receive usual and customary compensation for each of such services.



S:\ACCTING\SECRPT\S-4THI\DLJOPIN2.DOC

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

Certain Consequences of the Merger

         As a result of the Merger, the holders of THI Common Stock will become shareholders of Conseco, and thereby will continue to have an interest in THI through Conseco. See "Comparison of Shareholders' Rights." Upon the consummation of the Merger, each outstanding share of THI Common Stock (other than shares of THI Common Stock held as treasury stock by THI) will be converted into the right to receive the Merger Consideration. Conseco will apply to have the additional shares of Conseco Common Stock issued pursuant to the Merger listed on the NYSE.

         See "The Merger Agreement -- Treatment of THI Stock Options and THI Warrants" for a description of the treatment of THI Stock Options and THI Warrants in the Merger. Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of THI Stock Options and THI Warrants assumed in accordance with the Merger Agreement.

Conduct of the Business of Conseco and THI After the Merger

         Conseco's Board of Directors and management will not be affected by the Merger. See "Management of Conseco Upon Consummation of the Merger."

         Conseco expects to achieve annual operating cost savings through the consolidation of Conseco and THI operations and the elimination of redundant expenses. Such savings would be realized, over time, primarily through reductions in staff, the combination, elimination or relocation of certain office facilities and the consolidation of certain operations. There can be no assurance that such cost savings will be realized as anticipated by Conseco.

Interests of Certain Persons in the Merger

         Severance Benefits. Members of THI's senior management who experience a Severance Event (as defined below) within 18 months after the Effective Time will be entitled to receive, in lieu of the severance benefits described under "The Merger Agreement - THI Employee Matters," severance benefits in the form of a lump sum equal to (i) one and one-half of such officer's base salary plus (ii) if such Severance Event occurs during 1997, 60 percent of the bonus received by such senior officer for services performed in 1995 and 1996 (pro rated to reflect when the Severance Event occurred during 1997) less any cash bonus paid to such senior officer with respect to services performed in calendar year 1997 prior to such Severance Event. Any such severance payments shall be in addition to amounts otherwise payable under any employment or other agreement between THI and any of its officers. The term "Severance Event" means: (i) the material reduction or elimination of such employee's duties, responsibilities or title (other than the elimination of positions with THI as a result of the Merger);
(ii) the reduction or elimination of such employee's compensation; (iii) the requirement that such employee relocate or commute an unreasonable distance in order to effectively perform such employee's duties; or (iv) with respect to senior officers only, the failure to pay to such senior officer a bonus with respect to services performed in calendar year 1997 equal to at least 60 percent of the bonus received by such senior officer for services performed in 1995 and 1996.

         Vesting of THI Stock Options. In accordance with the terms of the Merger Agreement and the 1995 Stock Plan, all outstanding THI Stock Options will become immediately exercisable in full at the Effective Time. As a result of such acceleration, the following executive officers and directors of THI will be able, at and after the Effective Time, to exercise their THI Stock Options for the following number of additional shares of THI Common Stock that would not yet otherwise be exercisable but for the Merger: A. Foster Nelson (32,000 shares);
T. Gary Cole (20,000 shares); and Deborah V. Greer (6,400 shares). See "The Special Meeting - Security Ownership of Certain Beneficial Owners and Management."

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         THI Warrants.  From and after the Effective Time, each  outstanding THI
Warrant shall be exercisable, for the same aggregate consideration payable to exercise such THI Warrant, for the number of shares of Conseco Common Stock which the holder of such THI Warrant would have been entitled to receive at the Effective Time if such THI Warrant had been exercised in full for shares of THI Common Stock immediately prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under such THI Warrant. Conseco has also agreed to amend the outstanding THI Warrants as soon as practicable after the Effective Time to provide that the holders thereof may, from time to time, sell all or part of the THI Warrants (subject to a reasonable minimum size limitation and a reasonable limit on the number of such sales each year) to Conseco for a price equal to the difference between the "current market price" and the "current warrant price" (as such terms are defined in the underlying warrant agreement), each as of the date of the proposed sale. The outstanding THI Warrants are held by trusts established for the benefit of the children of Messrs. Lasater and Sharpe. See "The Special Meeting - Security Ownership of Certain Beneficial Owners and Management" and "The Merger Agreement - Treatment of THI Stock Options and THI Warrants."

         Series A Convertible Notes. Certain executive officers and directors of THI, including Messrs. Lasater, Sharpe, Nelson and Cole and Ms. Greer, own Series A Convertible Notes in the aggregate principal amount of $3,680,000. See "The Special Meeting - Security Ownership of Certain Beneficial Owners and Management." Conseco has agreed to exchange, by means of the Exchange Offer, Conseco Convertible Notes for the Series A Convertible Notes, including those described above. The Conseco Convertible Notes are similar to the THI Convertible Notes, but incorporate certain changes, including a reduced coupon rate (6.0 percent instead of 8.5 percent), mandatory conversion (under certain circumstances), elimination of the mandatory redemption feature, and certain other variations. IP and Messrs. Lasater and Sharpe have entered into Exchange Agreements requiring such holders to exchange their Series A Convertible Notes for Conseco Convertible Notes in the Exchange Offer and consenting to the amendment of the documents governing the THI Convertible Notes to remove the covenants therefrom. See "The Merger Agreement - Exchange of THI Convertible Notes."

         Consulting and Employment Arrangements. Conseco has agreed to enter into agreements with each of Messrs. Lasater, Sharpe and Nelson that will provide that the noncompetition and related covenants contained in their respective employment agreements will not apply to any companies that become affiliates of THI, Transport Life or any of their respective affiliates by reason of the Merger or subsequent acts or transactions of Conseco or companies under Conseco's control. Conseco has also agreed to enter into agreements with Transport Life and certain officers of Transport Life (including Mr. Cole and Ms. Greer) that will provide that such officers shall be continuously employed as an employee/consultant of Transport Life through January 31, 1998. In addition, Conseco has agreed to enter into an agreement with Transport Life and Ms. Greer that will provide that Ms. Greer shall not be terminated as an employee of Transport Life prior to February 25, 1997.

         Indemnification of Directors and Officers; Insurance. The Merger Agreement provides that the certificate of incorporation and by-laws of each of THI's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of THI or any of its subsidiaries (the "Indemnified
Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by the Merger Agreement), unless such modification is required by law. Conseco has agreed to indemnify the Indemnified Parties, but only to the extent that THI would have been obligated to do so had it been the Surviving Corporation. In addition, for a period of three years after the Effective Time, Conseco has agreed to maintain the current policies of officers' and

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



directors' liability insurance covering the Indemnified Parties with respect to claims arising out of facts or events that occurred prior to the Effective Time. The foregoing provisions are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and the heirs and personal representatives of such Indemnified Party and shall be binding on all successors and assigns of Conseco.

Accounting Treatment

         Conseco intends to account for the Merger under the purchase method of accounting in accordance with APB Opinion No. 16, "Business Combinations." Under this method of accounting, the cost of acquiring all outstanding shares of THI Common Stock and the assumption of all outstanding THI Stock Options and warrants will be determined by the value at the Effective Time of the Merger Consideration and the Conseco Common Stock (or cash) to be issued to holders of THI Stock Options and warrants, plus the direct costs associated with the Merger. Conseco will allocate such cost in establishing new accounting and reporting bases for the underlying acquired assets and liabilities based on their estimated fair values at the Effective Time.

Certain Federal Income Tax Consequences

         The following is a summary description of the material United States federal income tax consequences of the Merger to THI and the THI stockholders. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, does not address tax considerations which may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies and foreign taxpayers. In addition, no information is provided herein with respect to the tax consequences of the Merger either under applicable foreign, state or local laws or to persons who acquire THI Common Stock pursuant to employee stock options or otherwise as compensation.

         The following discussion is based on the Code, as in effect on the date of this Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any particular holder of THI Common Stock. THI and Conseco have not sought and will not seek any rulings from the Internal Revenue Service with respect to any of the matters discussed herein.

         The obligation of THI to effect the Merger is conditioned on delivery to THI of an opinion dated the Closing Date from Weil, Gotshal & Manges LLP, counsel to THI, or other legal counsel reasonably acceptable to THI and Conseco, based on certain representations to be made by THI, Conseco and certain significant stockholders and security holders and on assumptions set forth in the opinion, that for federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a)(1) of the Code and, as a result, the stockholders of THI will not be subject to federal income tax on their receipt, pursuant to the Merger, of shares of Conseco Common Stock in exchange for THI Common Stock. Such opinion is not binding on the Internal Revenue Service.

         Assuming that the Merger qualifies for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1) of the Code, the material federal income tax consequences of the Merger for the THI stockholders and THI will be as follows:

         (i) No gain or loss will be recognized by THI stockholders upon their exchange of THI Common Stock for Conseco Common Stock, except that any THI stockholder who receives cash proceeds in lieu of a fractional share interest in Conseco Common Stock will recognize gain or loss equal to the difference between such cash proceeds and the stockholder's tax basis in the fractional share interest, determined as provided below, and such gain or loss will constitute a capital gain or loss if such stockholder's THI Common Stock is held as a capital asset at the Effective Time;

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         (ii)  The  tax  basis  in  the  Conseco  Common  Stock  (including  any fractional share interest deemed received and exchanged for a cash payment) received by a THI stockholder in exchange for THI Common Stock will be the same as such stockholder's tax basis in the THI Common Stock surrendered in exchange therefor;

         (iii) The holding period of the Conseco Common Stock (including any fractional share interest deemed received and exchanged for a cash payment) received by a THI stockholder will include the period during which the THI Common Stock surrendered in exchange therefor was held (provided that such THI Common Stock was held by such THI stockholder as a capital asset at the Effective Time); and

         (iv) No gain or loss will be recognized by THI upon the transfer of its assets to Conseco pursuant to the Merger.

         THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER FOR THI AND THI STOCKHOLDERS AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH THI STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. ACCORDINGLY, EACH THI STOCKHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH TAX LAWS.

Regulatory Approvals

         Antitrust. Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Conseco and THI filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on October , 1996. The required waiting period under the HSR Act is scheduled to expire on November , 1996. At any time before or after the consummation of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, the Antitrust Division of the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Conseco and THI. At any time before or after the consummation of the Merger, and notwithstanding that the HSR Act waiting period has been terminated, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of THI or businesses of Conseco or THI. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

         Conseco and THI believe that the Merger can be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, Conseco and THI would prevail or would not be required to accept certain conditions, possibly including certain divestitures, in order to consummate the Merger.

         Insurance. The consummation of the Merger will require the approval of the Commissioner of the Texas Department of Insurance (Texas is the jurisdiction in which the insurance companies owned by THI are domiciled). The Texas Insurance Code contains provisions applicable to the acquisition of

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control of a  Texas-domiciled  insurer,  including a presumption of control that arises from the ownership of ten percent or more of the voting securities of a Texas-domiciled insurer or a person that controls a Texas-domiciled insurer. Appropriate filings with the Texas Insurance Commissioner have been made and it is anticipated, although there can be no assurance, that the approval of the Texas Insurance Commissioner will be obtained.

NYSE Listing of Conseco Common Stock

         Pursuant to the Merger Agreement, Conseco is required to use commercially reasonable efforts to obtain listing on the NYSE of the shares of Conseco Common Stock to be issued in connection with the Merger. Approval of the listing on the NYSE of the shares of Conseco Common Stock to be issued in the Merger is a condition to the respective obligations of THI and Conseco to consummate the Merger.

Absence of Appraisal Rights

         Holders of THI Common Stock will not be entitled to appraisal rights under the DGCL in connection with the Merger. Holders of Conseco Common Stock will not be entitled to appraisal rights under the Indiana Business Corporation Law (the "IBCL") in connection with the Merger. See "Comparison of Shareholders' Rights - Dissenters' Rights."

                              THE MERGER AGREEMENT

         The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement. All stockholders are urged to read the Merger Agreement in its entirety.

The Merger

         The Merger Agreement provides that, subject to satisfaction or waiver of the terms and conditions contained in the Merger Agreement, including the approval of the Merger Agreement and the Merger by the stockholders of THI and the obtaining of required regulatory approvals. THI will be merged with and into Conseco, with Conseco being the surviving corporation. See "- Conditions to the Merger" and "- Termination."

Effective Time

         The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions and the requisite approval of the stockholders of THI, the Merger will be consummated by and will become effective on the date of the filing of the Articles of Merger with the Secretary of State of Indiana and the Certificate of Merger with the Secretary of State of Delaware or at such time thereafter as is provided in the Articles of Merger and the Certificate of Merger. The Merger Agreement may be terminated by either Conseco or THI if, among other reasons, the Merger has not been consummated on or before January 31, 1997 (or March 31, 1997 under certain circumstances). See "-- Conditions to the Merger" and "- Termination."

Conversion of Shares; Exchange of Stock Certificates; No Fractional Amounts

         At the Effective Time, pursuant to the Merger Agreement, each share of THI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held as treasury shares

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by THI) will,  by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the whole number and fraction (rounded to the nearest ten-thousandth) of a share of Conseco Common Stock determined by dividing $70.00 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the Trading Average (as defined below); provided, however, that if the Trading Average is less than $38.25, then the Conseco Share Price shall be $38.25, and if the Trading Average is greater than $50.00, then the Conseco Share Price shall be $50.00. The "Trading Average" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System, as reported in The Wall Street Journal, for the ten trading days immediately preceding the second trading day prior to the Effective Time. As a result of this Exchange Ratio, holders of THI Common Stock will receive, upon consummation of the Merger, not less than 1.4000 shares and not more than 1.8301 shares of Conseco Common Stock for each share of THI Common Stock held at the Effective Time. The Conseco Common Stock to be issued to holders of shares of THI Common Stock in accordance with the Merger and any cash to be paid in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."

         In the event of any change in Conseco Common Stock between the date of the Merger Agreement and the Effective Time of the Merger by reason of any stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of THI Common Stock as provided in the Merger Agreement shall be proportionately adjusted.

         On ,____ 1996, the last full trading day for which information was available prior to the mailing of this Proxy Statement/Prospectus, the closing price reported for shares of Conseco Common Stock on the NYSE was $ per share and the closing price reported for shares of THI Common Stock on the NASDAQ National Market was $ per share. There can be no assurance or prediction, and neither Conseco nor THI hereby make any assurance or prediction, as to the future price of the Conseco Common Stock or THI Common Stock.

         No fractional shares of Conseco Common Stock will be issued in connection with the Merger. Each THI stockholder who otherwise would have been entitled to a fraction of a share of Conseco Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Conseco Share Price.

         Promptly after the Effective Time, the Exchange Agent will mail to each record holder of Certificates, which prior thereto represented THI Common Stock, a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the consideration to which such holder shall be entitled pursuant to the Merger Agreement. After receipt of such transmittal form, each holder of Certificates should surrender such Certificates to the Exchange Agent together with the letter of transmittal duly executed and completed in accordance with the instructions thereto, and each such holder will be entitled to receive in exchange therefor certificates for shares of Conseco Common Stock and a check for any cash which may be payable in lieu of a fractional share of Conseco Common Stock.

         THI STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED A TRANSMITTAL LETTER AND
INSTRUCTIONS.

         After the Effective Time, each outstanding Certificate (other than Certificates evidencing shares of THI Common Stock held as treasury shares by
THI), which prior thereto represented THI Common Stock, until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the Merger Consideration that the holder of such Certificate is entitled to receive pursuant to the terms of the Merger Agreement.

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Treatment of THI Stock Options and THI Warrants

         From and after the Effective Time, each THI Stock Option shall be exercisable, for the same aggregate consideration payable to exercise such THI Stock Option immediately prior to the Effective Time, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such THI Stock Option had been fully vested and exercised for shares of THI Common Stock immediately prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under the 1995 Stock Plan and the underlying stock option agreement; provided, that each THI Stock Option, if not then vested, will vest in full at the Effective Time in accordance with the 1995 Stock Plan.

         From and after the Effective Time, each outstanding THI Warrant shall be exercisable, for the same aggregate consideration payable to exercise such THI Warrant immediately prior to the Effective Time, for the number of shares of Conseco Common Stock which the holder of such THI Warrant would have been entitled to receive at the Effective Time if such THI Warrant had been exercised in full for shares of THI Common Stock immediately prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under such THI Warrant. Conseco has also agreed to amend the outstanding THI Warrants as soon as practicable after the Effective Time to provide that the holders thereof may, from time to time, sell all or part of the THI Warrants (subject to a reasonable minimum size limitation and a reasonable limit on the number of such sales each year) to Conseco for a price equal to the difference between the "current market price" and the "current warrant price" (as such terms are defined in the underlying warrant agreement), each as of the date of the proposed sale. The outstanding THI Warrants are held by trusts established for the benefit of the children of Messrs. Lasater and Sharpe. See "The Special Meeting - Security Ownership of Certain Beneficial Owners and Management."

         Conseco has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of THI Stock Options assumed in accordance with the Merger Agreement and to register such shares of Conseco Common Stock with the Commission pursuant to a Registration Statement on Form S-8.

Redemption of THI Preferred Stock

         The Merger Agreement provides that all of the outstanding shares of THI Preferred Stock will be redeemed before the Effective Time. In accordance with the terms of the THI Certificate of Incorporation, Travelers, as the sole holder of THI Preferred Stock, will receive, upon redemption of the shares of THI Preferred Stock held by it, an amount equal to the liquidation preference therefor ($250 per share), plus accrued and unpaid dividends thereon (whether or not declared) to but excluding the date of redemption. Such amount is expected to be approximately $26.4 million.

Exchange of THI Convertible Notes

         The Merger Agreement provides that Conseco shall offer to exchange, as of the Effective Time, Conseco Convertible Notes in an aggregate principal amount of $50 million for the outstanding THI Convertible Notes. The Conseco Convertible Notes are similar to the THI Convertible Notes, but contain certain changes, including a reduced coupon rate (6.0 percent instead of 8.5 percent), mandatory conversion (under certain circumstances), elimination of the mandatory redemption feature, and certain other variations. Conseco will take such action as is necessary for the making and consummation of such exchange and the issuance by it of the Conseco Convertible Notes, including the filing of a registration statement with the Commission with respect to the Conseco Convertible Notes and the shares of Conseco Common Stock to be issuable upon conversion of the

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Conseco  Convertible  Notes. In addition,  Conseco has agreed that if any of the shares of Conseco Common Stock issued upon conversion of Conseco Convertible Notes shall not be immediately freely tradeable by the holder thereof, then, at the request of the holder, Conseco shall, as promptly as practicable, at Conseco's option, either (i) acquire such shares directly from such holder at the then current market price, or (ii) file and have declared effective a registration statement on Form S-3 (or other appropriate form) with the
Commission   to  register  such  shares  for  resale  by  such  holder  and  use commercially reasonable efforts to keep such registration statement effective until such time as such shares become freely tradeable. For purposes of the preceding sentence, shares which may be sold at such time pursuant to Rule 144 (as promulgated by the Commission) shall be considered "freely tradeable." Upon the exchange of any Series A Convertible Notes or Series B Convertible Notes for Conseco Convertible Notes, Conseco shall pay to the exchanging holder an amount equal to the accrued and unpaid interest on such Series A Convertible Notes or Series B Convertible Notes, as applicable, through and including the Closing Date. IP and Messrs. Lasater and Sharpe have entered into Exchange Agreements requiring such holders to exchange their Series A Convertible Notes for Conseco Convertible Notes in the Exchange Offer and consenting to the amendment of the documents governing the THI Convertible Notes to remove the covenants therefrom. In addition, Travelers indicated orally that it would participate in the Exchange Offer, but declined to execute an Exchange Agreement. Assuming that such holders accept Conseco's offer to exchange their THI Convertible Notes for Conseco Convertible Notes in the Exchange Offer, the condition to the Merger that holders of at least 90 percent of the aggregate principal amount of the THI Convertible Notes shall have accepted Conseco's offer to exchange such notes pursuant to the Exchange Offer will be satisfied. See "- Conditions to the Merger."

THI Employee Matters

         Pursuant to the Merger Agreement, Conseco will provide severance benefits for certain persons who are eligible employees of THI or any of THI's subsidiaries immediately prior to the Effective Time. Any such person who experiences a Severance Event within 18 months after the Effective Time will be entitled to receive severance benefits in the form of a lump sum equal to (i) up to twelve months of base salary (based upon employee classification) plus (ii) two weeks of base salary plus (iii) one week of base salary for every year of service. In lieu of such severance benefits, THI's senior officers will be entitled to receive the severance benefits described under "The Merger - Interests of Certain Persons in the Merger."

Representations and Warranties

         The Merger Agreement contains certain customary representations and warranties relating to, among other things, (1) each of Conseco's and THI's organization and similar corporate matters; (2) each of Conseco's and THI's capital structure; (3) the authorization, execution, delivery, performance and enforceability of the Merger Agreement with respect to Conseco and THI and related matters; (4) documents filed by each of Conseco and THI with the Commission and the accuracy of information contained therein; (5) the absence of material changes with respect to the business of Conseco and THI; and (6) compliance with applicable laws.

Certain Covenants

         The  Merger  Agreement   contains  certain   customary   covenants  and
agreements, including, without limitation, the following:


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         Conduct of  Business.  Pursuant  to the Merger  Agreement,  Conseco has
agreed that during the period from the date of the Merger Agreement to the Effective Time, Conseco shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course and will not, among other things, (1)(A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Conseco (other than its regular quarterly cash dividend on Conseco Common Stock and regular cash dividends on the Conseco PRIDES, in each case with usual record and payment dates and in accordance with Conseco's Articles of Incorporation and its present dividend policy) or (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Conseco's outstanding capital stock; (2) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or
options  to  acquire,   any  such  shares,   voting  securities  or  convertible
securities, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of this Proxy Statement/Prospectus or, (B) if it were to occur after such date of mailing, require an amendment of this Proxy Statement/Prospectus; or (3) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of this Proxy Statement/Prospectus or, (B) if it were to occur after such date of mailing, require an amendment of this Proxy Statement/Prospectus.

         Pursuant to the Merger Agreement, THI has agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, as set forth on the Disclosure Schedules thereto or as otherwise consented to in writing by Conseco, THI will, and will cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and will not (without the prior consent of Conseco), among other things (1) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of THI's outstanding capital stock; (B) split, combine or reclassify any of THI's outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of THI's outstanding capital stock; or (C) purchase, redeem or otherwise acquire any shares of THI's outstanding capital stock or any rights, warrants or options to acquire such shares; (2) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities, or any securities convertible into, or any rights, warrants, or options to acquire, any such shares other than upon the exercise of THI Stock Options outstanding on the date of the Merger Agreement; (3) amend its Certificate of Incorporation or By-laws;
(4) acquire, form, or commence operations of any business; (5) sell, mortgage or otherwise encumber or otherwise dispose of any of its properties or assets that are material to THI and its subsidiaries taken as a whole, except in the ordinary course of business; (6) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to THI or any subsidiary of THI, or make any loans or advances to any other person other than routine advances to agents and employees; (7) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to THI and its subsidiaries taken as a whole; (8) pay, discharge, settle or satisfy any claims, liabilities or obligations other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements of THI filed with the Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice; (9) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments, except (A) as otherwise required by law, (B) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated

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obligations or (C) in publicly traded  corporate bonds that are rated investment grade by at least two nationally  recognized  statistical rating  organizations;
(10) except as may be required by law, (A) make any representation or promise to any employee or former director, officer, or employee of THI or its subsidiaries that is inconsistent with the terms of any THI benefit plan, (B) make any change to the contracts, salaries, wages, or other compensation of any employee or any agent or consultant of THI or any subsidiary other than changes that are required under existing contracts, (C) adopt, enter into, amend, alter or terminate any existing THI benefit plan or any election made pursuant to the provisions of any existing THI benefit plan, to accelerate any payments, obligations or vesting schedules under any existing THI benefit plan, or (D) approve any general or company-wide pay increases for employees; (11) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which THI or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; and (12) hold any meeting of the THI Board of Directors or any subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing to Conseco (A) notice of any such meeting no later than the date notice is given to the board of directors or in advance of the date of any proposed action by written consent and (B) with such notice, except as provided in the Merger Agreement, an agenda of the specific matters to be considered at such meeting or a copy of the proposed written consent.

         No Solicitation. Pursuant to the Merger Agreement, THI shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, THI or any of its subsidiaries to, directly or indirectly, (1) solicit, initiate or encourage the submission of any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving THI, or any subsidiary of THI, or any purchase of all or any significant portion of the assets of THI or any subsidiary of THI, or any equity interest in THI or any subsidiary of THI, other than the transactions contemplated by the Merger Agreement (each an "Acquisition Proposal") or (2) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The foregoing shall not prohibit the THI Board of Directors from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (1) the THI Board of Directors, after consultation with and based upon the advice of outside counsel, determines in good faith that in order for the THI Board of Directors to comply with its fiduciary duties to THI stockholders under applicable law it should take such action and (2) prior to taking such action, THI (A) provides reasonable notice to Conseco to the effect that it is taking such action and (B) receives from such person or entity an executed confidentiality agreement in reasonably customary form.

         Indemnification of Directors and Officers; Insurance. Pursuant to the Merger Agreement, Conseco has agreed that the certificate of incorporation and by-laws of each of THI's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the Indemnified Parties in respect of actions or omissions occurring at or prior to the Effective Time unless such modification is required by law. Conseco has agreed to indemnify the Indemnified Parties but only to the extent THI would have been obligated to do so if it had been the Surviving Corporation in the Merger. In addition, for a period of three years following the Effective Time Conseco has agreed to maintain officers' and directors' liability insurance covering the Indemnified Parties who are currently covered by THI's existing officers' and directors' liability insurance policies.



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Conditions to the Merger

         The respective obligations of Conseco and THI to effect the Merger are subject to the following conditions, among others: (1) the Merger Agreement and the Merger shall have been approved and adopted by the stockholders of THI; (2) all required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by THI and Conseco shall be obtained from (A) the Commissioner of the Texas Department of Insurance and (B) any other governmental entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of the Merger Agreement, unless the failure to obtain such consent, approval, permission or authorization would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of THI and its subsidiaries, taken as a whole, or on the validity or enforceability of the Merger Agreement; (3) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired; (4) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; (5) the shares of Conseco Common Stock issuable to THI's stockholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and (6) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         The obligation of Conseco to effect the Merger is subject to, among other things, the following additional conditions: (1) the representations and warranties of THI contained in the Merger Agreement shall have been true and correct on the date of the Merger Agreement and on the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of THI and its subsidiaries taken as a whole; (2) THI shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; and (3) holders of at least 90 percent of the aggregate principal amount of Series A and Series B Notes shall have accepted the offer made by Conseco to exchange such notes for Conseco Debentures as of the Effective Time.

         The obligation of THI to effect the Merger is subject to, among other things, the following additional conditions: (1) the representations and warranties of Conseco contained in the Merger Agreement shall have been true and correct on the date of the Merger Agreement and on the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole; and (2) Conseco shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time; and (3) THI shall have received the opinion dated the Closing Date of Weil, Gotshal & Manges LLP, counsel to THI, or such other legal counsel reasonably acceptable to THI and Conseco to the effect that the Merger will be treated as a reorganization under Section 368(a)(1) of the Code as a result of which the stockholders of THI will not be subject to federal income tax on the receipt of shares of Conseco Common Stock in exchange for shares of THI Common Stock pursuant to the Merger.



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Termination

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time: (1) by the mutual written consent of Conseco and THI; or (2) by Conseco or THI (A) if, upon a vote at a duly held meeting of the stockholders of THI or any adjournment thereof, any required approval of the stockholders of THI shall not be obtained; (B) at any time after January 31, 1997, if the Merger shall not have been consummated by such date, unless the failure to consummate the Merger is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; provided, however, that either party may by notice to the other party extend such date to March 31, 1997 if the only conditions to closing not satisfied as of January 31, 1997 are those relating to stockholder approval, governmental and regulatory consents and the HSR Act; (C) if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; (D) if the THI Board of Directors shall have exercised its rights set forth in Section
4.9 of the Merger Agreement (summarized below under "- Right of THI Board of Directors to Withdraw its Recommendation") with regard to an Acquisition Proposal; or (E) if on the scheduled Closing Date the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System for the five trading days immediately preceding the second trading day prior to the scheduled Closing Date is less than $34.875. See "-- Right of THI Board of Directors to Withdraw its Recommendation." The failure to satisfy or obtain the waiver of any condition to the Merger (as described above under "- Conditions to the Merger"), including, without limitation, the condition relating to the accuracy of representations and warranties contained in the Merger Agreement, could prevent the consummation of the Merger prior to the applicable dates described under clause 2(B) above and thereby allow either party to unilaterally terminate the Merger Agreement.

         If the Merger Agreement is validly terminated as described above, the Merger Agreement shall become void and have no effect, except for certain covenants regarding brokers, confidentiality and, as described herein, payment of expenses, and except that no party thereto will be relieved of any liability for damages that such party may have to the other party by reason of such party's breach of the Merger Agreement.

Right of THI Board of Directors to Withdraw its Recommendation

         Under the Merger Agreement, the THI Board of Directors shall not (1) withdraw or modify, in a manner materially adverse to Conseco, the approval or recommendation by the THI Board of Directors of the Merger Agreement or the Merger or (2) enter into any agreement with respect to any Acquisition Proposal, unless THI receives an Acquisition Proposal and the THI Board of Directors determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law the THI Board of Directors should withdraw or modify, in a manner materially adverse to Conseco, its approval or recommendation of the Merger Agreement or the Merger, or enter into an agreement with respect to such Acquisition Proposal or terminate the Merger Agreement. In the event the THI Board of Directors takes any of the foregoing actions, THI shall, concurrently with the taking of any such action, pay to Conseco the fee described in "-- Breakup Fees."

Breakup Fees

         THI has agreed to pay to Conseco upon demand $7.5 million (a "Breakup Fee"), payable in same-day funds, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to THI (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to THI) and the THI Board of Directors, in accordance with Section

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        69

4.9 of the Merger Agreement (summarized above under "- Right of THI Board of Directors to Withdraw its Recommendation"), withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of the Merger Agreement or the Merger, or enters into an agreement with respect to such Acquisition Proposal, or terminates the Merger Agreement.

Expenses

         In the absence of a requirement to pay a Breakup Fee and except as provided in the following paragraph, whether or not the Merger is consummated, each of THI and Conseco will pay its own costs and expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby except that the expenses incurred in connection with the printing, mailing and distribution of this Proxy Statement/Prospectus and the preparation and filing of the Registration Statement shall be borne equally by Conseco and THI.

         In the absence of a requirement to pay a Breakup Fee, unless Conseco is materially in breach of the Merger Agreement or is unable to satisfy certain closing conditions in the Merger Agreement, THI has agreed to pay to Conseco upon demand an amount not to exceed $2 million to reimburse Conseco for its out-of-pocket fees and expenses in connection with the Merger or the consummation of the transactions contemplated by the Merger Agreement, payable in same-day funds, if the requisite approval of THI's stockholders for the Merger is not obtained and all other closing conditions contained in the Merger Agreement have been satisfied or waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before January 31, 1997 (or March 31, 1997 under certain circumstances) through the exercise of commercially reasonable efforts to procure the satisfaction thereof. See "- Termination."

Modification or Amendment

         Subject to the applicable provisions of the IBCL and DGCL, at any time prior to the Effective Time, THI and Conseco may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of THI, no amendment may be made which reduces the consideration payable in the Merger or adversely affects the rights of the THI's stockholders under the Merger Agreement without the approval of such stockholders.

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        70

        UNAUDITED PRO FORMA CONSOLIDATED FINANICAL STATEMENTS OF CONSECO


     The unaudited pro forma consolidated statements of operations of Conseco for the year ended December 31, 1995, and for the six months ended June 30, 1996, present the consolidated operating results for Conseco as if the following planned transactions had occurred on January 1, 1995: (1) the Merger; (2) the BLH Transaction; (3) the ATC Merger; (4) the CAF Merger; and (5) the Preferred Securities Offering.

     The pro forma consolidated statement of operations data for Conseco for the year ended December 31, 1995, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger; (4) the acquisition of all of the outstanding common stock of CCP not previously owned by Conseco and related transactions (including the repayment of the existing $250.0 million revolving credit agreement); (5) the increase of Conseco's ownership in BLH to 90.5 percent, as a result of purchases of common shares of BLH by Conseco and BLH during 1995 and the first three months of 1996; (6) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; (7) the BLH Tender Offer; and (8) the debt restructuring of ALH in the fourth quarter of 1995. Such pro forma adjustments are set forth in: (1)
Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (2) Conseco's Current Report on Form 8-K dated August 2, 1996; and (3)
Exhibit 99.1 included in Conseco's Current Report on Form 8-K dated April 10, 1996.

     The pro forma consolidated statement of operations data for Conseco for the six months ended June 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the Series D Call; (2) the ALH Transaction; (3) the LPG Merger; (4) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; and (5) the BLH Tender Offer. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; (2) Conseco's Current Report on Form 8-K dated August 2, 1996; and (3) Exhibit 99.1 included in Conseco's Form 10-Q for the quarterly period ended June 30, 1996.

     The unaudited pro forma consolidated balance sheet as of June 30, 1996, gives effect to the following planned transactions as if each had occurred on June 30, 1996: (1) the Merger; (2) the BLH Transaction; (3) the ATC Merger; (4) the CAF Merger; and (5) the Preferred Securities Offering.

     The unaudited pro forma consolidated balance sheet data as of June 30, 1996, set forth in the unaudited pro forma consolidated balance under the column "Pro forma Conseco before the Merger" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on June 30, 1996: (1) the Series D Call; (2) the ALH Transaction; and (3) the LPG Merger. Such pro forma adjustments are set forth in: (1) Exhibit 99.2 included in Conseco's Current Report on Form 8-K dated September 25, 1996; and (2) Conseco's Current Report on Form 8-K dated August 2, 1996.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco, LPG, THI, ATC and CAF and should be read in conjunction with their respective financial statements and notes. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1995, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.

     The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the ALH Transaction, the Merger, the BLH Transaction, the ATC Merger and the CAF Merger using estimated values of the assets and liabilities of LPG, ALH, THI, BLH, ATC and CAF as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the ALH Transaction, the Merger, the BLH Transaction, the ATC Merger and the CAF Merger had occurred on the assumed merger dates.


                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      for the year ended December 31, 1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)


                                                                  Pro forma
                                       Pro forma                  adjustments                            Pro forma
                                       Conseco                    relating to    Pro forma               adjustments     Pro forma
                                      before the        THI          the         for the        ATC     relating to the   Conseco
                                        Merger       historical     Merger        Merger     historical   ATC Merger     subtotal(a)
                                      ------------   -----------   -----------   ---------   ----------  ------------     --------

Revenues:
     Insurance policy income          $  1,752.8    $ 190.2        $  -          $1,943.0    $ 273.9      $ -           $  2,216.9
     Investment activity:
         Net investment income           1,461.1       49.7         (6.9)(1)      1,503.9       23.2       1.8 (15)        1,528.9



         Net trading income                  2.5                                      2.5                                      2.5
         Net realized gains                220.3        6.7         (6.7)(1)        220.3        0.2       2.0 (15)          222.5
     Fee revenue                            33.9                                     33.9                                     33.9
     Restructuring income                   15.2                                     15.2                                     15.2
     Other income                           12.6                                     12.6                                     12.6
                                       ---------   --------     --------        ---------   --------     -------        ----------

            Total revenues               3,498.4      246.6        (13.6)         3,731.4      297.3       3.8             4,032.5
                                       ---------   --------     --------        ---------   --------     -------        ----------

Benefits and expenses:
     Insurance policy benefits
      and change in future
      policy benefits                    1,261.4      131.9                       1,393.3      172.9                       1,566.2
     Interest expense on annuities
      and financial products               758.5                                    758.5                                    758.5
     Interest expense on notes payable     143.5        2.3         (2.3)(2)        144.7        3.3       1.9 (16)          146.7
                                                                     1.2 (2)                              (3.2)(17)

     Interest expense on investment
       borrowings                           30.2                                     30.2                                     30.2
     Amortization related to
       operations                          307.3       24.5        (24.5)(3)        323.2       22.7     (22.7)(18)          361.1
                                                                    15.9 (3)                              23.5 (18)
                                                                                                          14.4 (19)
     Amortization related to
       realized gains                      144.4                                    144.4                                    144.4
     Loss on sale of long-term
       care business                         -         68.5        (68.5)(6)           -                                        -
     Expenses of spin-off and
       related transactions                  -          2.2         (2.2)(6)           -                                        -
     Other operating costs and
       expenses                            356.4       58.3                         414.7       63.7                         478.4
                                       ---------   --------     --------        ---------   --------   -------          ----------

      Total benefits and
        expenses                         3,001.7      287.7        (80.4)         3,209.0      262.6      13.9             3,485.5
                                       ---------   --------     --------        ---------   --------   -------          ----------

      Income (loss) before
       income taxes, minority interest
       and extraordinary charge            496.7      (41.1)        66.8            522.4       34.7     (10.1)              547.0

Income tax expense (benefit)               192.3      (14.3)        22.7 (4)        200.7       11.0       1.5 (20)          213.2

                                       ---------   --------     --------        ---------   --------   -------          ----------
      Income (loss) before  minority
       interest  and
       extraordinary charge                304.4      (26.8)        44.1            321.7       23.7     (11.6)              333.8

Minority interest in consolidated
     subsidiaries:
     Dividends on redeemable
       preferred stock                        -                                        -                                       -
     Dividends on preferred stock            8.7                                      8.7                                      8.7
     Equity in earnings                     12.6                                     12.6                                     12.6
                                       ---------   --------     --------        ---------   --------   -------          ----------

     Income (loss) before
       extraordinary charge           $    283.1  $   (26.8)    $   44.1        $   300.4     $ 23.7   $ (11.6)          $   312.5
                                       =========   ========     ========        =========    =======   ========         ==========


Earnings per common share and
     common equivalent share:
     Primary:
         Weighted average shares
           outstanding                      75.7                   4.7 (5)           80.4                13.1(21)             93.5
                                         =======                ========       ==========              =======          ==========
         Income before extraordinary
          charge                           $3.74                                    $3.74                                    $3.34
                                         =======                               ==========                               ==========

     Fully diluted:
         Weighted average shares
           outstanding                      76.0                   4.7 (5)           80.7                18.1(21)             98.8
                                         =======                ========       ==========              =======          ==========
         Income before extraordinary
           charge                          $3.72                                    $3.72                                    $3.18
                                         =======                               ==========                               ==========









 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward to page 73.



                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                       for the year ended December 31,1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                     Pro forma                               Pro forma
                                                                    adjustments                             adjustments
                                                      Pro forma      relating        Pro forma               relating    Pro forma
                                                      Conseco       to the BLH       Conseco       CAF         to the     Conseco
                                                      subtotal(a)   Transaction      subtotal    historical  CAF Merger  subtotal(b)
                                                     ------------   -------------  ------------  ----------  ----------  ----------
Revenues:
     Insurance policy income                         $ 2,216.9       $(0.3) (30)   $2,216.6        $282.1     $ -       $ 2,498.7
     Investment activity:
         Net investment income                         1,528.9        (0.1) (30)    1,528.8          48.6      (3.4)(36)  1,574.0



         Net trading income                                2.5                          2.5                                   2.5
         Net realized gains                              222.5        (0.4) (30)      222.1                    (0.1)(36)    222.0
     Fee revenue                                          33.9                         33.9                                  33.9
     Restructuring income                                 15.2                         15.2                                  15.2
     Other income                                         12.6        (0.1) (30)       12.5           0.1                    12.6
                                                     ---------     --------       ---------       -------   -------      --------

            Total revenues                             4,032.5        (0.9)         4,031.6         330.8      (3.5)      4,358.9
                                                     ---------     --------       ---------       -------   -------      --------

Benefits and expenses:
     Insurance policy benefits and change
       in future policy benefits                       1,566.2        (1.7) (30)    1,564.5         155.3      (3.0)(37)  1,716.8
     Interest expense on annuities and financial
       products                                          758.5         0.3  (30)      758.8                                 758.8
     Interest expense on notes payable                   146.7        (0.4) (30)      146.3           2.4      (2.4)(38)    183.4
                                                                                                               37.1 (39)

     Interest expense on investment borrowings            30.2                         30.2                                  30.2
     Amortization related to operations                  361.1        (2.8) (30)      358.3          21.5     (21.5)(40)    396.1
                                                                                                               32.0 (40)
                                                                                                                5.8 (41)
     Amortization related to realized gains              144.4        (0.6) (30)      143.8                                 143.8
     Loss on sale of long-term care business                -                                                                  -
     Expenses of spin-off and related
       transactions                                         -                                                                  -
     Other operating costs and expenses                  478.4         5.9  (30)      484.3          80.0                   564.3
                                                     ---------     -------        ---------       -------   -------      --------

            Total benefits and expenses                3,485.5         0.7          3,486.2         259.2      48.0       3,793.4
                                                     ---------     -------        ---------       -------   -------      --------

            Income (loss) before income taxes,
                minority interest
                and extraordinary charge                 547.0        (1.6)           545.4          71.6     (51.5)        565.5
Income tax expense (benefit)                             213.2        (0.6) (31)      212.6          25.6     (16.0)(42)    222.2

                                                     ---------     -------        ---------       -------    ------      --------
            Income (loss) before  minority
                interest  and
                extraordinary charge                     333.8        (1.0)           332.8          46.0     (35.5)        343.3

Minority interest in consolidated subsidiaries:
     Dividends on redeemable preferred stock                -                            -                                     -
     Dividends on preferred stock                          8.7                          8.7                                   8.7
     Equity in earnings                                   12.6       (12.6) (32)         -                                    -
                                                     ---------     -------        ---------       -------    ------      --------

            Income (loss) before extraordinary
              charge                                 $   312.5     $  11.6        $   324.1       $  46.0    $(35.5)      $ 334.6
                                                     =========     =======        =========       =======    ======       =======


Earnings per common share and common equivalent
     share:
     Primary:
         Weighted average shares outstanding              93.5         2.6  (33)       96.1                     2.4(43)      98.5
                                                     =========     =======        =========                   =====       =======
         Income before extraordinary  charge             $3.34                        $3.37                                 $3.40
                                                     =========                    =========                               =======

     Fully diluted:
         Weighted average shares outstanding              98.8         2.6  (33)      101.4                     2.4(43)     103.8
                                                     =========     =======        =========                   =====       =======
         Income before extraordinary  charge             $3.18                        $3.21                                 $3.24
                                                     =========                    =========                               =======




 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 72.
(b)  Amounts have been carried forward to page 74.



                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                      for the year ended December 31, 1995
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                                                       Pro forma
                                                                                  Pro forma              for the
                                                                                 adjustments             Merger
                                                                 Pro forma     relating to the          and other
                                                                  Conseco         Preferred              planned
                                                                subtotal(a)    Securities Offering     transactions
                                                               -----------    ---------------------    --------------

Revenues:
     Insurance policy income                                    $ 2,498.7       $    -                $ 2,498.7
     Investment activity:
         Net investment income                                    1,574.0                               1,574.0



         Net trading income                                           2.5                                   2.5
         Net realized gains                                         222.0                                 222.0
     Fee revenue                                                     33.9                                  33.9
     Restructuring income                                            15.2                                  15.2
     Other income                                                    12.6                                  12.6
                                                                ---------        -------              ---------

            Total revenues                                        4,358.9            -                   4,358.9
                                                                ---------        -------              ---------

Benefits and expenses:
     Insurance policy benefits and change in future
       policy benefits                                            1,716.8                               1,716.8
     Interest expense on annuities and financial products           758.8                                 758.8
     Interest expense on notes payable                              183.4          (21.5) (55)            161.9


     Interest expense on investment borrowings                       30.2                                  30.2
     Amortization related to operations                             396.1                                 396.1


     Amortization related to realized gains                         143.8                                 143.8
     Loss on sale of long-term care business                           -                                     -
     Expenses of spin-off and related transactions                     -                                     -
     Other operating costs and expenses                             564.3                                 564.3
                                                                ---------        -------              ---------

            Total benefits and expenses                           3,793.4          (21.5)               3,771.9
                                                                ---------        -------              ---------

            Income (loss) before income taxes,
                minority interest
                and extraordinary charge                            565.5           21.5                  587.0
Income tax expense (benefit)                                        222.2            7.5 (56)             229.7

                                                                ---------        -------              ---------
            Income (loss) before  minority interest and
                extraordinary charge                                343.3           14.0                  357.3

Minority interest in consolidated subsidiaries:
     Dividends on redeemable preferred stock                           -            21.1(57)               21.1
     Dividends on preferred stock                                     8.7                                   8.7
     Equity in earnings                                                -                                     -
                                                                ---------        -------              ---------

            Income (loss) before extraordinary charge           $   334.6        $  (7.1)             $   327.5
                                                                =========        =======              =========


Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding                         98.5                                  98.5
                                                                  =======                             =========
         Income before extraordinary  charge                        $3.40                                 $3.33
                                                                  =======                             =========

     Fully diluted:
         Weighted average shares outstanding                        103.8                                 103.8
                                                                  =======                             =========
         Income before extraordinary  charge                        $3.24                                 $3.17
                                                                  =======                             =========




 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 73.



                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the six months ended June 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                  Pro forma
                                       Pro forma                  adjustments                            Pro forma
                                       Conseco                    relating to    Pro forma               adjustments     Pro forma
                                      before the        THI          the         for the        ATC     relating to the   Conseco
                                        Merger       historical     Merger        Merger     historical   ATC Merger     subtotal(a)
                                      ------------   -----------   -----------   ---------   ----------  ------------    ----------
Revenues:
     Insurance policy income           $  897.2     $ 55.6       $    -           $ 952.8     $ 186.9     $  -           $1,139.7
     Investment activity:
         Net investment income            719.4       19.9           (3.3)(1)       736.0        21.3      0.7 (15)         758.0


         Net trading losses                (7.3)                                     (7.3)                                   (7.3)
         Net realized gains                15.4        0.3           (0.3)(1)        15.4         1.3      2.3 (15)          19.0
     Fee revenue                           20.1                                      20.1                                    20.1
     Restructuring income                  30.4                                      30.4                                    30.4
     Other income                          10.2        0.6                           10.8                                    10.8
                                       --------     ------       --------       ---------      ------   ------           --------

            Total revenues              1,685.4       76.4           (3.6)        1,758.2       209.5      3.0            1,970.7
                                       --------     ------       --------       ---------      ------   ------           --------

Benefits and expenses:
     Insurance policy benefits and
       change in future
       policy benefits                    626.0       37.1             -            663.1       127.3        -              790.4
     Interest expense on annuities
       and financial products             378.3                                     378.3                                   378.3
     Interest expense on notes payable     67.6        4.5           (4.5)(2)        68.2         4.0      1.0 (16)          70.7
                                                                      0.6 (2)                             (2.5)(17)

     Interest expense on investment
       borrowings                          10.7                                      10.7                                    10.7
     Amortization related to
       operations                         168.3        4.2           (4.2)(3)       175.3        10.9    (10.9)(18)         195.7
                                                                      7.0 (3)                             13.2 (18)
                                                                                                           7.2 (19)
     Amortization related to
       realized gains                      15.1                                      15.1                                    15.1
     Other operating costs and
       expenses                           157.9       16.7                          174.6        42.4                       217.0
                                       --------     ------       --------       ---------      ------   ------           --------

          Total benefits and expenses   1,423.9       62.5           (1.1)        1,485.3       184.6      8.0            1,677.9
                                       --------     ------       --------       ---------      ------   ------           --------

      Income (loss) before
        income taxes, minority interest
        and extraordinary charge          261.5       13.9           (2.5)          272.9        24.9     (5.0)             292.8
Income tax expense (benefit)              100.3        4.9           (0.9)(4)       104.3         8.1      0.8 (20)         113.2

                                       --------     ------       --------       ---------      ------   ------           --------
      Income (loss) before  minority
        interest  and
        extraordinary charge              161.2        9.0           (1.6)         168.6         16.8     (5.8)             179.6

Minority interest in consolidated
     subsidiaries:
     Dividends on redeemable
      preferred stock                        -                                         -                                       -
     Dividends on preferred stock           4.4                                       4.4                                     4.4
     Equity in earnings                     7.9                                       7.9                                     7.9
                                       --------     ------       --------       ---------      ------   ------           --------

      Income (loss) before
        extraordinary charge           $  148.9     $  9.0       $   (1.6)      $   156.3     $  16.8   $ (5.8)            $167.3
                                       ========     ======       ========       =========      ======   ======           ========

Earnings per common share and common
     equivalent share:
     Primary:
         Weighted average shares
          outstanding                      77.0                       4.7(5)         81.7                 13.1 (21)          94.8
                                         ======                     =====        ========               ======           ========
         Income before extraordinary
          charge                          $1.93                                     $1.91                                   $1.76
                                         ======                                  ========                                ========

     Fully diluted:
         Weighted average shares
          outstanding                      77.8                       4.7(5)         82.5                 18.1 (21)         100.6
                                         ======                     =====         =======               ======           ========
         Income before extraordinary
          charge                          $1.91                                     $1.89                                   $1.69
                                         ======                                   =======                                ========




 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward to page 76.






                                    CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                     for the six months ended June 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                     Pro forma                                 Pro forma
                                                                    adjustments                               adjustments
                                                      Pro forma      relating        Pro forma                 relating  Pro forma
                                                      Conseco       to the BLH       Conseco       CAF         to the     Conseco
                                                    subtotal(a)     Transaction      subtotal    historical  CAF Merger  subtotal(b)
                                                     ---------      -------------  ------------  ----------  ----------  ----------

Revenues:
     Insurance policy income                        $ 1,139.7        $    -         $ 1,139.7       $146.6    $  -        $ 1,286.3

     Investment activity:
         Net investment income                          758.0            0.1 (30)       758.1         27.3      (1.7)(36)     783.7



         Net trading losses                              (7.3)                           (7.3)                                 (7.3)
         Net realized gains                              19.0                            19.0          0.1      (0.1)(36)      19.0
     Fee revenue                                         20.1                            20.1                                  20.1
     Restructuring income                                30.4                            30.4                                  30.4
     Other income                                        10.8                            10.8                                  10.8
                                                     --------        -------        ----------    ---------  --------    ----------

            Total revenues                            1,970.7            0.1          1,970.8        174.0      (1.8)       2,143.0
                                                     --------        -------        ----------     --------   -------    ----------

Benefits and expenses:
     Insurance policy benefits and change
       in future policy benefits                        790.4           (1.0)(30)       789.4         80.9      (1.5)(37)     868.8
     Interest expense on annuities and
       financial products                               378.3                           378.3                                 378.3
     Interest expense on notes payable                   70.7                            70.7          1.0      (1.0)(38)      89.3
                                                                                                                18.6 (39)

     Interest expense on investment borrowings           10.7                            10.7                                  10.7
     Amortization related to operations                 195.7            0.1 (30)       195.8         12.3     (12.3)(40)     214.9
                                                                                                                16.2 (40)
                                                                                                                 2.9 (41)
     Amortization related to realized gains              15.1            0.1 (30)        15.2                                  15.2
     Other operating costs and expenses                 217.0            1.1 (30)       218.1         38.2                    256.3
                                                     --------        -------        ----------     --------   -------     ----------

            Total benefits and expenses               1,677.9            0.3          1,678.2        132.4      22.9        1,833.5
                                                     --------        -------        ----------     --------   -------     ----------

            Income (loss) before income taxes,
                minority interest
                and extraordinary charge                292.8           (0.2)           292.6         41.6     (24.7)         309.5
Income tax expense (benefit)                            113.2            0.1 (31)       113.3         14.5      (7.6)(42)     120.2

                                                     --------        -------       ----------     --------    ------      ---------
            Income (loss) before  minority interest
                and extraordinary charge                179.6           (0.3)           179.3         27.1     (17.1)         189.3

Minority interest in consolidated subsidiaries:
     Dividends on redeemable preferred stock               -                               -                                     -
     Dividends on preferred stock                         4.4                             4.4                                   4.4
     Equity in earnings                                   7.9           (7.9)(32)          -                                     -
                                                     --------        -------        ---------      --------   -------     ----------

            Income (loss) before
              extraordinary charge                  $   167.3        $   7.6        $   174.9      $  27.1    $(17.1)       $ 184.9
                                                     ========        =======        =========      =======    ======      ==========

Earnings per common share and common
     equivalent share:
     Primary:
         Weighted average shares outstanding             94.8            2.6 (33)        97.4                    2.4 (43)      99.8
                                                      =======        =======         ========                =======        =======
         Income before extraordinary  charge            $1.76                           $1.80                                 $1.85
                                                      =======                        ========                               =======

     Fully diluted:
         Weighted average shares outstanding            100.6            2.6 (33)       103.2                    2.4 (43)     105.6
                                                      =======        =======         ========                 ======        =======
         Income before extraordinary  charge            $1.69                           $1.72                                 $1.78
                                                      =======                        ========                               =======







 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 75.
(b)  Amounts have been carried forward to page 77.



                                     CONSECO
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (continued)
                     for the six months ended June 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)




                                                                                                       Pro forma
                                                                                  Pro forma             for the
                                                                                 adjustments             Merger
                                                                 Pro forma     relating to the          and other
                                                                  Conseco         Preferred              planned
                                                                subtotal (a)   Securities Offering     transactions
                                                               -----------    ---------------------  ---------------

Revenues:
     Insurance policy income                                   $  1,286.3         $ -                   $1,286.3
     Investment activity:
         Net investment income                                      783.7                                  783.7



         Net trading losses                                          (7.3)                                  (7.3)
         Net realized gains                                          19.0                                   19.0
     Fee revenue                                                     20.1                                   20.1
     Restructuring income                                            30.4                                   30.4
     Other income                                                    10.8                                   10.8
                                                                 --------       -------                 --------

            Total revenues                                        2,143.0          -                     2,143.0
                                                                 --------       -------                 --------

Benefits and expenses:
     Insurance policy benefits and change in future policy
       benefits                                                     868.8                                  868.8
     Interest expense on annuities and financial products           378.3                                  378.3
     Interest expense on notes payable                               89.3         (10.8)(55)                78.5


     Interest expense on investment borrowings                       10.7                                   10.7
     Amortization related to operations                             214.9                                  214.9


     Amortization related to realized gains                          15.2                                   15.2
     Other operating costs and expenses                             256.3                                  256.3
                                                                 --------       -------                 --------

            Total benefits and expenses                           1,833.5         (10.8)                 1,822.7
                                                                 --------       -------                 --------

            Income (loss) before income taxes,
                minority interest
                and extraordinary charge                            309.5          10.8                    320.3
Income tax expense (benefit)                                        120.2           3.8 (56)               124.0

                                                                 --------       -------                 --------
            Income (loss) before  minority interest
                and extraordinary charge                            189.3           7.0                    196.3

Minority interest in consolidated subsidiaries:
     Dividends on redeemable preferred stock                           -           10.6 (57)                10.6
     Dividends on preferred stock                                     4.4                                    4.4
     Equity in earnings                                                -                                      -
                                                                 --------       -------                 --------

            Income (loss) before extraordinary charge            $  184.9         $(3.6)                $  181.3
                                                                 ========       =======                 ========

Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding                         99.8                                   99.8
                                                                 ========                              =========
         Income before extraordinary  charge                        $1.85                                  $1.82
                                                                 ========                              =========

     Fully diluted:
         Weighted average shares outstanding                        105.6                                  105.6
                                                                 ========                              =========
         Income before extraordinary  charge                        $1.78                                  $1.74
                                                                 ========                             ==========






 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 76.


                                     CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                                  Pro forma
                                       Pro forma                  adjustments                            Pro forma
                                       Conseco                    relating to    Pro forma               adjustments     Pro forma
                                      before the        THI          the         for the        ATC     relating to the   Conseco
                                        Merger       historical     Merger        Merger     historical   ATC Merger     subtotal(a)
                                      ------------   -----------   -----------   ---------   ----------  ------------    ----------
Assets
     Investments:
         Actively managed fixed
            maturity securities
            at fair value            $15,872.3        $ 480.5       $ (83.1)(7)  $16,269.7   $ 651.8    $   -            $ 16,921.5


         Held-to-maturity fixed
             maturity securities           -                                                    -                                -
         Equity securities at
             fair value                   99.6            0.9                        100.5      -                             100.5
         Mortgage loans                  404.2            8.6                        412.8       0.4                          413.2
         Credit-tenant loans             309.7                                       309.7      -                             309.7

         Policy loans                    528.7           17.8                        546.5      -                             546.5
         Other invested assets           191.0            5.1                        196.1      -                             196.1
         Trading account securities        0.7                                         0.7      -                               0.7
         Short-term investments          204.6           21.0          83.1 (7)      225.6      17.5     (30.4)(22)           243.1
                                                                       18.5 (8)                           30.4 (23)
                                                                      (18.5)(8)
                                                                      (58.3)(8)
                                                                      (24.8)(8)
         Assets held in separate
           accounts                      271.6                                       271.6      -                             271.6
                                    ----------         -------      --------       --------    -------   -------           --------

                Total investments     17,882.4          533.9         (83.1)      18,333.2     669.7       -               19,002.9

     Accrued investment income           284.1            6.4                        290.5       7.4                          297.9
     Cost of policies purchased        1,893.6           11.3         121.9 (9)    2,015.5      11.2     256.2 (24)         2,271.7
                                                                      (11.3)(9)                          (11.2)(24)

     Cost of policies produced           483.2           28.8         (28.8)(10)     483.2     160.8    (160.8)(25)           483.2
     Reinsurance receivables             374.6          319.7        (253.4)(12)     440.9       -                            440.9
     Income taxes                        209.7                        (28.7)(11)     162.6       -       (25.6)(26)           116.0
                                                                      (18.4)(11)                         (21.0)(26)
     Goodwill                          1,566.8                                     1,566.8       -       577.3 (27)         2,144.1

     Property and equipment               89.0                                        89.0       4.0                           93.0
     Securites segregated for
         future redemption of
         redeemable preferred stock
         of a Partnership II entity       40.7                                        40.7      -                              40.7
     Other assets                        234.2           24.4                        258.6      14.3                          272.9
                                     ---------        -------      --------       ---------   ------   -------            ---------

                Total assets         $23,058.3        $ 924.5      $ (301.8)     $23,681.0   $ 867.4   $ 614.9           $ 25,163.3
                                     =========        =======      ========      =========   =======   =======            =========










 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward to page 79.




                                    CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET  (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                     Pro forma                               Pro forma
                                                                    adjustments                             adjustments
                                                      Pro forma      relating        Pro forma               relating    Pro forma
                                                      Conseco       to the BLH       Conseco       CAF        to the      Conseco
                                                      subtotal(a)   Transaction      subtotal    historical  CAF Merger  subtotal(b)
                                                     ------------   -------------  ------------  ----------  ----------  ----------


Assets
     Investments:
         Actively managed fixed maturity securities
            at fair value                            $16,921.5      $  -            $16,921.5    $ 318.1     $351.8 (44)  $17,688.5
                                                                                                               97.1 (45)

         Held-to-maturity fixed maturity securities         -                              -       351.8     (351.8)(44)         -
         Equity securities at fair value                 100.5                          100.5        -                        100.5
         Mortgage loans                                  413.2                          413.2        -                        413.2
         Credit-tenant loans                             309.7                          309.7        -                        309.7
         Policy loans                                    546.5                          546.5        -                        546.5
         Other invested assets                           196.1                          196.1        -                        196.1
         Trading account securities                        0.7                            0.7        -                          0.7
         Short-term investments                          243.1                          243.1        2.2     (534.0)(46)      245.3
                                                                                                              (26.0)(46)
                                                                                                              (29.5)(46)
                                                                                                              589.5 (47)

         Assets held in separate accounts                271.6                          271.6        -                        271.6
                                                     ---------     -------          ---------    -------    -------       ---------

                Total investments                     19,002.9          -            19,002.9      672.1       97.1        19,772.1

     Accrued investment income                           297.9                          297.9        8.3                      306.2
     Cost of policies purchased                        2,271.7        65.0 (30)       2,336.7                 483.3 (48)    2,820.0


     Cost of policies produced                           483.2       (50.0)(30)         433.2      266.4     (266.4)(49)      433.2
     Reinsurance receivables                             440.9                          440.9        -                        440.9
     Income taxes                                        116.0        (5.3)(31)         110.7        -        (80.1)(50)         -
                                                                                                              (30.6)(50)
     Goodwill                                          2,144.1        55.3 (30)       2,199.4        -        232.5 (51)    2,431.9

     Property and equipment                               93.0                           93.0        4.8                       97.8
     Securites segregated for future redemption
         of redeemable preferred stock of a
         Partnership II entity                            40.7                           40.7        -                         40.7
     Other assets                                        272.9                          272.9       28.8                      301.7
                                                     ---------     -------          ---------    -------    -------       ---------

                Total assets                         $25,163.3     $  65.0          $25,228.3    $ 980.4    $ 435.8       $26,644.5
                                                     =========     =======          =========    =======    =======       =========










 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 78.
(b)  Amounts have been carried forward to page 80.




                                     CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)




                                                                                                        Pro forma
                                                                                  Pro forma              for the
                                                                                 adjustments              Merger
                                                                 Pro forma     relating to the          and other
                                                                  Conseco         Preferred              planned
                                                               subtotal(a)      Securities Offering    transactions
                                                               -----------    ---------------------   -------------

Assets
     Investments:
         Actively managed fixed maturity securities
            at fair value                                      $ 17,688.5       $      -                $17,688.5


         Held-to-maturity fixed maturity securities                    -                                       -
         Equity securities at fair value                            100.5                                   100.5
         Mortgage loans                                             413.2                                   413.2
         Credit-tenant loans                                        309.7                                   309.7
         Policy loans                                               546.5                                   546.5
         Other invested assets                                      196.1                                   196.1
         Trading account securities                                   0.7                                     0.7
         Short-term investments                                     245.3            331.2 (58)             245.3
                                                                                    (331.2)(58)



         Assets held in separate accounts                           271.6                                   271.6
                                                                ---------        --------               ---------

                Total investments                                19,772.1               -                19,772.1

     Accrued investment income                                      306.2                                   306.2
     Cost of policies purchased                                   2,820.0                                 2,820.0


     Cost of policies produced                                      433.2                                   433.2
     Reinsurance receivables                                        440.9                                   440.9
     Income taxes                                                      -                                       -
     Goodwill                                                     2,431.9                                 2,431.9

     Property and equipment                                          97.8                                    97.8
     Securites segregated for future redemption
         of redeemable preferred stock of a
         Partnership II entity                                       40.7                                    40.7
     Other assets                                                   301.7                                   301.7
                                                                ---------        ----------             ---------

                Total assets                                    $26,644.5        $      -               $26,644.5
                                                                =========        ==========             =========




 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 79.




                                     CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                                  Pro forma
                                       Pro forma                  adjustments                            Pro forma
                                       Conseco                    relating to    Pro forma               adjustments     Pro forma
                                      before the        THI          the         for the        ATC     relating to the   Conseco
                                        Merger       historical     Merger        Merger     historical   ATC Merger    subtotal(a)
                                      ------------   -----------   -----------   ---------   ----------  ------------   ----------

Liabilities:
     Insurance liabilities            $18,133.2       $612.7       $(253.4)(12)  $ 18,492.5  $  563.9    $   -           $ 19,056.4
     Income tax liabilities                 -           18.4         (18.4)(11)          -       21.0     (21.0)(26)             -
     Investment borrowings                516.6                                       516.6       -                           516.6
     Other liabilities                    457.9         17.0                          474.9       8.0      11.2 (28)          494.1
     Liabilities related to
       separate accounts                  271.6                                       271.6       -                           271.6
     Notes payable of Conseco           1,198.5        108.3         (58.3)(13)     1,217.0     103.5      30.4 (23)        1,487.4
                                                                     (50.0)(13)                           136.5 (28)
                                                                      18.5 (13)
     Notes payable of Bankers
         Life Holding Corporation,
         not direct obligations of
         Conseco                          437.9                                       437.9       -                           437.9


                                      ---------       ------       -------        ---------    ------    ------           ---------

                Total liabilities      21,015.7        756.4        (361.6)        21,410.5     696.4     157.1            22,264.0
                                      ---------       ------       -------        ---------    ------    ------           ---------

Minority interest in consolidated
     subsidiaries:
     Company - obligated mandatorily
       redeemable preferred stock            -                                           -                                       -
     Preferred stock                       93.2                                        93.2                                    93.2
     Common stock                          57.5                                        57.5                                    57.5
                                      ---------       ------       -------        ---------    ------    ------            --------

Shareholders' equity:
     Preferred stock                      267.1         22.8         (22.8)(14)       267.1       -                           267.1

     Common stock and additional
      paid-in capital                   1,040.9        169.7        (169.7)(14)     1,268.8      63.8     (63.8)(29)        1,897.6
                                                                     121.7 (14)                           628.8 (29)
                                                                     106.2 (14)
     Unrealized appreciation
      (depreciation) of securities        (56.1)         4.0          (4.0)(14)       (56.1)    (10.8)     10.8 (29)          (56.1)

     Retained earnings                    640.0        (28.4)         28.4 (14)       640.0     118.0    (118.0)(29)          640.0

                                      ---------       ------       -------        ---------    ------    ------           ---------

           Total shareholders' equity   1,891.9        168.1          59.8          2,119.8     171.0     457.8             2,748.6
                                      ---------       ------       -------        ---------    ------    ------           ---------

           Total liabilities and
             shareholders' equity     $23,058.3       $924.5       $(301.8)       $23,681.0    $867.4    $614.9           $25,163.3
                                      =========       ======       =======        =========    ======    ======           =========









 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward to page 82.

                                       81



                                    CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                     Pro forma                                 Pro forma
                                                                    adjustments                               adjustments
                                                      Pro forma      relating        Pro forma                 relating   Pro forma
                                                      Conseco       to the BLH       Conseco       CAF         to the     Conseco
                                                      subtotal(a)   Transaction      subtotal    historical  CAF Merger  subtotal(b)
                                                     ------------   -------------  ------------  ----------  ----------  ----------


Liabilities:
     Insurance liabilities                           $19,056.4      $   -            $19,056.4     $587.9    $  85.0 (52) $19,729.3
     Income tax liabilities                                 -                               -        51.8      (30.6)(50)      21.2
     Investment borrowings                               516.6                           516.6        -                       516.6
     Other liabilities                                   494.1                           494.1       16.9                     511.0
     Liabilities related to separate accounts            271.6                           271.6        -                       271.6
     Notes payable of Conseco                          1,487.4        437.9 (34)       1,925.3       29.5      (29.5)(53)   2,514.8
                                                                                                               589.5 (47)

     Notes payable of Bankers Life Holding
         Corporation, not direct obligations
          of Conseco                                     437.9       (437.9)(34)            -         -                          -


                                                     ---------      -------          ---------     ------     ------      ----------

                Total liabilities                     22,264.0           -            22,264.0      686.1      614.4       23,564.5
                                                     ---------      -------          ---------     ------     ------      ----------

Minority interest in consolidated subsidiaries:
     Company - obligated mandatorily redeemable
       preferred stock                                      -                               -                                    -
     Preferred stock                                      93.2                            93.2                                 93.2
     Common stock                                         57.5        (57.5)(32)            -                                    -
                                                     ---------      -------          ---------     ------     ------      ---------

Shareholders' equity:
     Preferred stock                                     267.1                           267.1        -                       267.1

     Common stock and additional paid-in capital       1,897.6        122.5 (35)       2,020.1       35.5      (35.5)(54)   2,135.8
                                                                                                               115.7 (54)

     Unrealized appreciation (depreciation)
       of securities                                     (56.1)                          (56.1)      (2.1)       2.1 (54)     (56.1)

     Retained earnings                                   640.0                           640.0      260.9     (260.9)(54)     640.0

                                                     ---------      --------         ---------     ------     ------      ---------

                Total shareholders' equity             2,748.6        122.5            2,871.1      294.3     (178.6)       2,986.8
                                                     ---------      -------          ---------     ------     -------     ---------

                Total liabilities and shareholders'
                   equity                            $25,163.3       $ 65.0          $25,228.3     $980.4    $ 435.8      $26,644.5
                                                     =========       ======          ==========    ======    =======      =========










 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 81.
(b)  Amounts have been carried forward to page 83.




                                     CONSECO
                      PRO FORMA CONSOLIDATED BALANCE SHEET (continued)
                                  June 30, 1996
                              (Dollars in millions)
                                   (unaudited)




                                                                                                         Pro forma
                                                                                  Pro forma               for the
                                                                                 adjustments              Merger
                                                                 Pro forma     relating to the          and other
                                                                  Conseco         Preferred              planned
                                                               subtotal (a)     Securities Offering    transactions
                                                               -----------    ---------------------  ---------------

Liabilities:
     Insurance liabilities                                      $19,729.3      $      -               $19,729.3
     Income tax liabilities                                          21.2                                  21.2
     Investment borrowings                                          516.6                                 516.6
     Other liabilities                                              511.0                                 511.0
     Liabilities related to separate accounts                       271.6                                 271.6
     Notes payable of Conseco                                     2,514.8          (331.2)(58)          2,183.6


     Notes payable of Bankers Life Holding
         Corporation, not direct obligations of Conseco                -                                     -


                                                               ----------       ---------             ---------

                Total liabilities                                23,564.5          (331.2)             23,233.3
                                                               ----------       ---------             ---------

Minority interest in consolidated subsidiaries:
     Company - obligated mandatorily redeemable
       preferred stock                                                 -            350.0 (59)            350.0
     Preferred stock                                                 93.2                                  93.2
     Common stock                                                      -                                     -
                                                                ---------       ---------             ---------

Shareholders' equity:
     Preferred stock                                                267.1                                 267.1

     Common stock and additional paid-in capital                  2,135.8           (18.8)(59)          2,117.0


     Unrealized appreciation (depreciation) of securities           (56.1)                                (56.1)

     Retained earnings                                              640.0                                 640.0

                                                                ---------       ---------             ---------

                Total shareholders' equity                        2,986.8           (18.8)              2,968.0
                                                                ---------       ---------             ---------


                Total liabilities and shareholders' equity      $26,644.5        $     -              $26,644.5
                                                                =========       =========             =========





 The accompanying notes are an integral part of the pro forma consolidated financial statements.

(a)  Amounts have been carried forward from page 82.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

PRO FORMA ADJUSTMENTS

     TRANSACTIONS RELATING TO THE MERGER

     The Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire THI will be allocated to the assets and liabilities acquired based on their fair values as of the date of the Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because THI was a subsidiary of another corporation within two years of the contemplated transaction. In the Merger, each outstanding share of THI Common Stock (or its equivalent) is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on the price of Conseco Common Stock prior to its closing (it is assumed such average price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of 1.4583 shares valued at $70.00). Conseco will issue an assumed 2.5 million shares of Conseco Common Stock with a value of approximately $121.7 million to acquire the THI Common Stock (or equivalents). In addition, the Series A Notes and Series B Notes will be exchanged for Conseco Debentures which will be convertible into shares of Conseco Common Stock based on the price of Conseco Common Stock prior to the Merger (such fully converted value being the same as the Series A Notes and Series B Notes). Using the same assumption that each share of THI will be convertible into 1.4583 shares of Conseco Common Stock with a value of $70.00, in aggregate, the Conseco Debentures will be convertible into 2.2 million shares of Conseco Common Stock with a value of approximately $106.2 million. Immediately after the Merger, Conseco plans to cause the Conseco Debentures to be converted by payment of a premium of $8.5 million. Conseco is expected to incur costs related to the Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $10 million.

The cost to acquire THI is allocated as follows (dollars in millions):
Book value of assets acquired based on assumed date of the
     Merger (June 30, 1996) ............................................................    $168.1
Series A Notes and Series B Notes exchanged into Conseco Debentures  and
     converted to Conseco Common Stock at the assumed date of the Merger................      50.0
Less book value of THI preferred stock..................................................     (22.8)

Increase (decrease) in THI's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the Merger:
        Cost of policies purchased (related to the Merger)..............................     121.9
        Cost of policies produced and cost of policies purchased (historical)...........     (40.1)
        Income taxes....................................................................     (28.7)
        Premium incurred to cause the conversion of the Conseco Debentures..............      (8.5)
        Premium incurred to retire THI preferred stock..................................      (2.0)
                                                                                           -------

             Total estimated fair value adjustments.....................................      42.6
                                                                                           -------

     Total cost to acquire THI..........................................................    $237.9
                                                                                            ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the Merger as of January 1, 1995, are summarized below.

     (1) Net investment income and net realized gains of THI are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value and the effect of the assumed sale of $83.1 million fixed maturity investments, with the proceeds used to repay $58.3 million of bank debt and redeem preferred stock with a redemption value of $24.8 million.

     (2) Interest expense is reduced to reflect the repayment of bank debt of $58.3 million and the conversion of the Conseco Debentures (which were issued in exchange for the Series A Notes and Series B Notes) into Conseco Common Stock. Interest expense is increased to reflect borrowings by Conseco to: (i) pay the estimated cost of the Merger; and (ii) pay the $8.5 million premium to cause Conseco's Debentures to be converted.

     (3) Amortization of the cost of policies produced and the cost of policies purchased prior to the Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (4) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (5) Common shares outstanding are increased to reflect the Conseco shares issued in the Merger and the conversion of the Conseco Debentures.

     (6) Effective October 1, 1995, THI sold its long term care business to ATC. An adjustment is made to remove the loss on the sale of the long term care business. However, the revenues, benefits and expenses related to this business prior to its sale are not eliminated, since the business is retained within the Conseco consolidated group after the ATC Merger (and previous pro forma adjustments for the ATC Merger did not include adjustments related to THI's long term care business prior to its purchase by ATC). In addition, expenses related to THI's spin-off from its parent are eliminated. Such costs include certain legal, accounting, actuarial and advisory fees.

     Adjustments to the pro forma consolidated balance sheet to give effect to the Merger as of June 30, 1996, are summarized below.

     (7) Actively managed fixed maturity securities with a carrying value of $83.1 million are assumed to be sold at the date of the Merger.

     (8) Short-term investments are reduced for: (i) payments made to complete the Merger; (ii) the repayment of bank debt with a balance of $58.3 million; (iii) the redemption of preferred stock with a redemption value of $24.8 million; and (iv) the payment of the $8.5 million premium to cause the Conseco Debentures to be converted to Conseco Common Stock. Short- term investments are increased by additional borrowings by Conseco of $18.5 million to complete the Merger and related transactions.

     (9) THI's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the Merger. Cost of policies purchased reflects the estimated fair value of THI's business in force and represents the portion of the cost to acquire THI that is allocated to the value of the right to receive future cash flows from the acquired policies.

          The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

                -   The   magnitude of  the risks associated  with  each of  the
                    actuarial assumptions used in determining the expected cash flows.

                -   Cost of capital available to fund the acquisition.

                - The perceived likelihood of changes in insurance regulations and tax laws.

                -   Complexity of the acquired company.

                -   Prices  paid  (i.e.,  discount   rates used in   determining
                    valuations) on similar blocks of business sold recently.

         The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                     Year ending             Beginning          Gross           Accretion           Net             Ending
                      June 30,                balance       amortization       of interest     amortization         balance
                      --------                -------       ------------       -----------     -------------        -------
                        1997                  $121.9            $20.7              $6.8           $13.9             $108.0
                        1998                   108.0             17.2               6.0            11.2               96.8
                        1999                    96.8             15.7               5.4            10.3               86.5
                        2000                    86.5             14.4               4.8             9.6               76.9
                        2001                    76.9             13.8               4.3             9.5               67.4

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (10) THI's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (11) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax assets are netted against deferred tax liabilities.

     (12) Reinsurance receivables and insurance liabilities related to business of THI ceded to ATC are eliminated in consolidation.

     (13) Notes payable are decreased to reflect: (i) the repayment of bank debt of $58.3 million; and (ii) the conversion of the Conseco Debentures (which were issued in exchange for the Series A Notes and Series B Notes) into Conseco Common Stock. In addition, notes payable are increased to reflect additional borrowings by Conseco used to complete the Merger and related transactions.

     (14) The prior shareholders' equity of THI is eliminated in conjunction with the Merger. Common stock and additional paid-in capital is increased by the value of Conseco common stock issued in the Merger. The value of the Conseco Debentures represents the value of the Conseco common stock which the Conseco Convertible Notes are convertible into. Preferred stock of THI is eliminated to reflect its redemption.

OTHER PLANNED TRANSACTIONS

     Transactions relating to the ATC Merger

     The ATC Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire ATC will be allocated to the assets and liabilities acquired based on their fair values as of the date of the ATC Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the ATC Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because an affiliate of ATC intends to sell a portion of the Conseco Common Stock it receives in the ATC Merger shortly after the Effective Time. In the ATC Merger, each outstanding share of ATC Common Stock is assumed to be exchanged for a fraction of a share of Conseco Common Stock to be determined based on an average price of Conseco's Common Stock prior to its closing (it is assumed the Conseco Share Price will be $48.00, resulting in an exchange ratio of .7298 shares valued at $35.03). Conseco will issue an assumed 13.1 million shares of Conseco Common Stock with a value of approximately $628.8 million to acquire the ATC Common Stock. In addition, Conseco will assume ATC's convertible subordinated debentures, which will be convertible into an assumed 5.0 million shares of Conseco Common Stock with a value of approximately $240 million. In addition, Conseco is expected to incur costs related to the ATC Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $30.4 million.

The cost to acquire ATC is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the
     ATC Merger (June 30, 1996) ........................................................    $171.0
Convertible subordinated debentures assumed by Conseco at the
     assumed date of the ATC Merger.....................................................     103.5

Increase (decrease) in ATC's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the ATC Merger:
        Cost of policies purchased (related to the ATC Merger)..........................     256.2
        Cost of policies produced and cost of policies purchased (historical)...........    (172.0)
        Goodwill (related to the ATC Merger)............................................     577.3
        Income taxes....................................................................     (25.6)
        Other liabilities...............................................................     (11.2)
                                                                                           -------

             Total estimated fair value adjustments.....................................     624.7
                                                                                           -------

     Total cost to acquire ATC..........................................................    $899.2
                                                                                            ======

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     Adjustments to the pro forma consolidated statement of operations to give effect to the ATC Merger as of January 1, 1995, are summarized below.

     (15) Net investment income and net realized gains of ATC are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (16) Interest expense is increased to reflect the increase in borrowings under Conseco's revolving credit facility used to complete the ATC Merger.

          A change in interest rates of .5 percent on the additional borrowings under Conseco's revolving credit facility used to complete the ATC Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $.2 million and $.1 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) a decrease (or increase) in pro forma net income of $.1 million and $.1 million for the same respective periods.

     (17) Interest  expense  is  reduced  to  reflect  the  amortization  of the liability established at the assumed date of the ATC Merger representing the present value of the interest payable on ATC's convertible subordinated debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such debentures would be convertible into during the same period.

     (18) Amortization of the cost of policies produced and the cost of policies purchased prior to the ATC Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (19) Amortization of goodwill acquired in the ATC Merger is recognized over a 40-year period on a straight-line basis.

     (20) Reflects  the tax  adjustment  for the pro   forma adjustments at  the
          appropriate rate for the specific item.

     (21) Common shares outstanding are increased to reflect the Conseco shares issued in the ATC Merger. Fully diluted shares also include Conseco shares which will be issued when ATC's convertible subordinated debentures are converted.

     Adjustments to the pro forma consolidated balance sheet to give effect to the ATC Merger as of June 30, 1996, are summarized below.

     (22) Cash is reduced for payments made to complete the ATC Merger.

     (23) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the ATC Merger.

     (24) ATC's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the ATC Merger. Cost of policies purchased reflects the estimated fair value of ATC's business in force and represents the portion of the cost to acquire ATC that is allocated to the value of the right to receive future cash flows from the acquired policies.

          The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           -   Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           -   Complexity of the acquired company.

           - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

           The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                 Year ending                 Beginning          Gross           Accretion           Net             Ending
                  June 30,                    balance       amortization       of interest     amortization         balance
                  --------                    -------       ------------       -----------     -------------        -------
                    1997                      $256.2            $33.7             $13.5           $20.2             $236.0
                    1998                       236.0             30.8              12.3            18.5              217.5
                    1999                       217.5             28.2              11.4            16.8              200.7
                    2000                       200.7             26.0              10.4            15.6              185.1
                    2001                       185.1             24.0               9.6            14.4              170.7

     (25) ATC's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (26) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax liabilities of ATC are netted against deferred tax assets of Conseco.

     (27) Goodwill acquired in the ATC Merger is recognized.

     (28) Notes payable are increased to reflect the fair value of ATC's convertible subordinated debentures at the date of the ATC Merger. Such fair value represents the value of the Conseco Common Stock which ATC's convertible subordinated debentures will be convertible into after the ATC Merger. It is assumed that the holders of such debentures do not convert into Conseco Common Stock at the time of the ATC Merger.

          In addition, a liability is established representing the present value of the interest payable on such debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Conseco Common Stock that such debentures would be convertible into during the same period.

     (29) The prior shareholders' equity of ATC is eliminated in conjunction with the ATC Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the ATC Merger.

     Transactions relating to the BLH Transaction

     Conseco has proposed to acquire all of the common stock of BLH, not previously owned by Conseco. In the BLH Transaction, each share of BLH common stock would be converted into the right to receive a fraction of a share of Conseco Common Stock to be determined based on the average price of Conseco Common Stock prior to closing (it is assumed that such price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of .5208 shares valued at $25.00). Conseco will issue an assumed 2.6 million shares of Conseco Common Stock with a value of approximately $122.5 million.

     The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of BLH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of BLH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (2) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (3) the portion of BLH's net assets acquired during 1995 and the first quarter of 1996 is valued as of its assumed date of acquisition; and (4) the portion of BLH's net assets acquired in the BLH Transaction is valued at the assumed dates of acquisition.

     Adjustments to give effect to the BLH Transaction are summarized below:

     (30) As described above, the BLH Transaction is accounted for as a step acquisition. The accounts of BLH are adjusted to reflect the step basis method of accounting as if the BLH Transaction was completed on the assumed dates of acquisition.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (31) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

     (32) Minority interest is reduced to eliminate the ownership interest of the former shareholders of BLH.

     (33) Common shares outstanding are increased to reflect the shares of Conseco Common Stock issued in the acquisition of additional shares of BLH common stock.

     (34) Notes payable of BLH are reclassified as notes payable of Conseco, since BLH is now wholly owned by Conseco.

     (35) Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the acquisition of additional shares of BLH common stock.

     Transactions relating to the CAF Merger

     The CAF Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire CAF will be allocated to the assets and liabilities acquired based on their fair values as of the date of the CAF Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. In the CAF Merger, each outstanding share of CAF common stock is assumed to be exchanged for $30 in cash and the right to receive a fraction of a share of Conseco Common Stock to be determined based on the average price of Conseco Common Stock prior to its closing (it is assumed that such average price per share of Conseco Common Stock will be $48.00, resulting in an exchange ratio of .1354). Conseco will pay approximately $534 million in cash and issue an assumed 2.4 million shares of Conseco Common Stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, Conseco is expected to assume a note payable of CAF of $29.5 million and incur costs related to the CAF Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $26 million.

The cost to acquire CAF is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the
     CAF Merger (June 30, 1996) ........................................................    $294.3
Notes payable of CAF assumed by Conseco at the assumed date
     of the CAF Merger..................................................................      29.5

Increase (decrease) in CAF's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the CAF Merger:
        Actively managed fixed maturity securities......................................     448.9
        Held-to-maturity fixed maturity securities......................................    (351.8)
        Cost of policies purchased (related to the CAF Merger)..........................     483.3
        Cost of policies produced.......................................................    (266.4)
        Goodwill (related to the CAF Merger)............................................     232.5
        Insurance liabilities ..........................................................     (85.0)
        Income taxes....................................................................     (80.1)
                                                                                           -------

             Total estimated fair value adjustments.....................................     381.4
                                                                                           -------

     Total cost to acquire CAF..........................................................    $705.2
                                                                                            ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the CAF Merger as of January 1, 1995, are summarized below.

     (36) Net investment income and net realized gains of CAF are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (37) Change in policy benefits is reduced to reflect the purchase accounting adjustments made at the assumed date of the CAF Merger. Such adjustment reflects the lower discount rate used to discount amounts of expected future benefit payments to correspond to the adjustments to restate the amortized cost of fixed maturity investments to their estimated fair value.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (38) Interest expense is reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

     (39) Interest expense is increased to reflect the increase in borrowings under Conseco's revolving credit facility used to complete the CAF Merger.

           A change in interest rates of .5 percent on the additional borrowings under Conseco's revolving credit facility used to complete the CAF Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $2.9 million and $1.5 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) a decrease (or increase) in pro forma net income of $1.9 million and $1.0 million for the same respective periods.

     (40) Amortization of the cost of policies produced for policies sold by CAF prior to January 1, 1995, is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent.

     (41) Amortization of goodwill acquired in the CAF Merger is recognized over a 40-year period on a straight-line basis.

     (42) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (43) Common shares outstanding are increased to reflect the shares issued in the CAF Merger.

     Adjustments to the pro forma consolidated balance sheet to give effect to the CAF Merger as of June 30, 1996, are summarized below.

     (44) After the CAF Merger, all held-to-maturity securities are classified as actively managed fixed maturity securities consistent with the intention of the new management.

     (45)  CAF's fixed maturity securities are restated to estimated fair value.

     (46)  Cash is reduced for payments made to complete the CAF Merger.

     (47) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the CAF Merger.

     (48) Cost of policies purchased reflects the estimated fair value of CAF's business in force and represents the portion of the cost to acquire CAF that is allocated to the value of the right to receive future cash flows from the acquired policies.

           The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           -   Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           -   Complexity of the acquired company.

           - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

           The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending June 30, 2001, are as follows (dollars in millions):

                 Year ending                 Beginning          Gross           Accretion           Net             Ending
                  June 30,                    balance       amortization       of interest     amortization         balance
                  --------                    -------       ------------       -----------     ------------         -------
                    1997                      $483.3            $59.3             $26.6           $32.7             $450.6
                    1998                       450.6             54.2              24.7            29.5              421.1
                    1999                       421.1             51.3              23.2            28.1              393.0
                    2000                       393.0             48.6              21.7            26.9              366.1
                    2001                       366.1             46.1              20.1            26.0              340.1

     (49) CAF's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (50) All of the  applicable  pro forma  balance sheet  adjustments  are tax
          affected  at  the   appropriate   rate.  In  addition,   deferred  tax
          liabilities are netted against deferred tax assets.

     (51) Goodwill acquired in the CAF Merger is recognized.

     (52) Additional insurance liabilities are recognized to reflect the lower discount rates used to determine the present value of future obligations, consistent with the lower yields to be earned on invested assets as a result of recognizing the fair value of fixed maturity securities.

     (53) Notes payable are reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

     (54) The prior shareholders' equity of CAF is eliminated in conjunction with the CAF Merger. Common stock and additional paid-in capital is increased by the value of Conseco Common Stock issued in the CAF Merger.

     Transactions relating to the Preferred Securities Offering

     A subsidiary of Conseco intends to issue $350 million par value of 9.25 percent tax deductible Preferred Securities. The Conseco subsidiary will purchase $350 million subordinated notes from Conseco. Conseco will use the proceeds to reduce borrowings under the Conseco Credit Agreement.

     (55) Interest expense is reduced to reflect the repayment of borrowings under the Conseco Credit Agreement.

           A change in interest rates of .5 percent on the borrowings under the Conseco Credit Agreement to be repaid from the Preferred Securities Offering would result in: (1) a decrease (or increase) in pro forma interest expense of $1.7 million and $.8 million for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively; and (2) an increase (or decrease) in pro forma net income of $1.1 million and $.5 million for the same respective periods.

     (56) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.

     (57) Minority interest is adjusted to reflect the dividends (net of the related tax benefit) on the Preferred Securities.

     (58) Notes payable are reduced to reflect the repayment of borrowings under the Conseco Credit Agreement using the net proceeds from the Preferred Securities.

     (59) Conseco's obligations are increased by the total par value of the Preferred Securities. Issuance and other transaction costs related to the Preferred Securities are charged to paid-in capital.

S:\ACCTING\SECRPT\S-4THI\PROFORM2.WPD

                       COMPARISON OF SHAREHOLDERS' RIGHTS

         The rights of Conseco shareholders are governed by Conseco's Amended and Restated Articles of Incorporation (the "Conseco Articles of Incorporation"), its Amended and Restated Code of By-laws (the "Conseco By-laws") and the IBCL. The rights of THI stockholders are governed by its Certificate of Incorporation (the "THI Certificate of Incorporation"), its By-Laws (the "THI By-laws") and the DGCL. After the Effective Time, the rights of THI stockholders who become Conseco shareholders will be governed by the Conseco Articles of Incorporation, the Conseco By-laws and the IBCL. The following is a summary of the material differences between the rights of Conseco shareholders and the rights of THI stockholders.

Amendment of By-laws

         Both the Conseco By-laws and the THI By-laws may be amended by majority vote of their respective boards of directors. The stockholders of THI may amend the By-laws of THI by majority vote, and the stockholders may prescribe that any By-law made by them may not be altered, amended or repealed by the THI Board of Directors.

Voting with Respect to Certain Business Combinations

         The Conseco Articles of Incorporation provide that Conseco may not enter into a "Special Business Combination Transaction" (defined as a merger or other business combination transaction with or involving a beneficial owner of more than ten percent of Conseco Common Stock (a "Related Person")) unless (1) the consideration to be received per share by holders of Conseco Common Stock in such transaction is at least equal to the highest per share price paid in order to acquire any shares of Conseco Common Stock beneficially owned by the Related Person or (2) the transaction shall have been approved by two-thirds of the Continuing Directors (defined as the directors of Conseco in office prior to the date on which a Related Person became such).

         THI is governed by Section 203 of the DGCL. Section 203 of the DGCL provides that a corporation shall not engage in any business combination (generally defined as a merger, consolidation, sale of greater than ten percent of assets, issuance of stock or granting of other financial benefits) with any interested stockholder (generally defined as any person owning greater than 15 percent of the voting stock of a corporation) for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds (2/3) of the outstanding voting stock which is not owned by the interested stockholder.


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



Certain Provisions Relating to Acquisitions

         The IBCL contains certain provisions, including the ones described below, which purport to apply to certain types of shares acquisitions or corporate transactions.

         Business Combinations. Section 23-1-43 of the IBCL provides that a corporation may not engage in any business combination with any interested shareholder (defined as the beneficial owner of ten percent or more of the voting power of the outstanding voting shares) for a period of five years following the interested shareholder's share acquisition date unless the business combination or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation before the interested shareholder's share acquisition date.

         Control Share Acquisitions. Section 23-1-42 of the IBCL requires that, unless the articles of incorporation or by-laws of a corporation exempt the corporation (which Conseco's Articles of Incorporation and By-Laws do not), the acquisition by any person of more than one-fifth, one-third or a majority of the voting power of an issuing public corporation in the election of directors be approved by the shareholders of the issuing public corporation.

         Takeover Offers. Section 23-2-3.1 of the IBCL provides that a person shall not make a takeover offer unless the following conditions are satisfied:
(1) a statement which consists of each document required to be filed with the Commission is filed with the Indiana securities commissioner and delivered to the president of the target company; (2) a consent to service of process and the requisite filing fee accompanies the statement filed with the Indiana securities commissioner; (3) the takeover offer is made to all offerees holding the same class of equity securities on substantially equivalent terms; (4) a hearing is held within 20 business days after required statements are filed; and (5) the Indiana securities commissioner shall have approved the takeover offer. A "takeover bid" includes an offer to acquire or an acquisition of any equity security of a target company pursuant to a tender offer or request or invitation for tenders if, after the acquisition, the offeror is directly or indirectly a record or beneficial owner of more than ten percent of any class of the outstanding equity securities of the target company. A "target company" means an issuer of securities which is organized under the laws of Indiana, has its principal place of business in Indiana and has substantial assets in Indiana.

         The DGCL contains certain provisions, including the ones described above under "Voting with Respect to Certain Business Combinations", which purport to apply to certain types of share acquisitions or corporate transactions.


Right to Bring Business Before an Annual or Special Meeting of Shareholders

         The Conseco Articles of Incorporation and the Conseco By-laws do not contain any restriction on the ability of shareholders to bring business before a special meeting of shareholders.

         Holders of the THI Common Stock representing a majority of the voting power of all issued and outstanding shares of THI Common Stock may call a special meeting of stockholders. Notice of such meeting must be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to such meeting. The notice must state the purpose or purposes for which the meeting is to be held, and only such matters as are specified in such notice may be acted upon at such special meeting.

G:\LEGAL\REGSTMNT\THI10-16.S-4
                                                        93

Shareholder Action by Written Consent

         The Conseco By-Laws and THI By-Laws specifically authorize stockholder action by written consent of all the stockholders entitled to vote on such action.

Removal of Directors

         The Conseco Articles of Incorporation provides for the board of directors to be divided into three classes. Under the Conseco By-laws, a director may be removed, either for or without cause, at any special meeting of shareholders called for that purpose, by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy and entitled to vote for the election of such director. Under the THI By-Laws, a director may be removed with cause only by the affirmative vote of a majority of the outstanding shares of each class of capital stock entitled to vote at an election of such director.

Director Liability

         The Conseco Articles of Incorporation and the Conseco By-laws do not contain a specific exculpatory provision regarding director liability. The IBCL, however, provides that a director is not liable for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the IBCL (which requires, among other things, that a director discharge his or her duties as a director in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation), and (2) the breach or failure to perform constitutes willful misconduct or recklessness.

         The THI Certificate of Incorporation provides that a director of THI shall not be personally liable to THI or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to THI or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification

         The IBCL grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

         The Conseco By-laws provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he or she is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his or her duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

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                                                        94

         The THI Certificate of Incorporation provides that THI shall indemnify any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she (i) is or was a director or officer of THI or
(ii) while a director or officer of THI, is or was serving at the request of THI as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. Such right shall include the right to be paid by THI expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL. If a claim for indemnification or advancement of expenses is not paid in full by THI within 60 days after a written claim has been received by THI, the claimant may at any time thereafter bring suit against THI to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on THI. Neither the failure of THI (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by THI (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise. THI may additionally indemnify any employee or agent of the corporation to the fullest extent permitted by law.

         The Conseco Articles of Incorporation and Conseco By-laws do not provide for the advancement of expenses. However, under the IBCL a corporation may advance expenses if (1) the director furnishes the corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct called for by Section 23-1-37-8 of the IBCL (which states that a corporation may indemnify an individual made a part to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (A) the individual's conduct was in good faith; and (B) the individual reasonably believed: (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, the individual either: (i) had reasonable cause to believe the individual's conduct was lawful; or (ii) had no reasonable cause to believe the individual's conduct was unlawful), (2) the director furnishes a written undertaking to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct and (3) a determination is made that the facts then known would not preclude indemnification under Indiana laws.

Dividends and Repurchases

         Under the IBCL, a corporation may make distributions to its shareholders as long as the corporation's net assets are greater than zero, debts may be paid as they come due, and the payment of these distributions is consistent with the corporation's articles of incorporation. Under the DGCL, a corporation may pay dividends and repurchase stock out of surplus or, if there is no surplus, out of any net profits for the fiscal year in which the dividend was declared and/or for the preceding fiscal year as long as no payment reduces capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets.

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                                                        95

Dissenters' Rights

         Under both Delaware and Indiana law, a stockholder is entitled, under certain circumstances, to receive payment of the fair value of the stockholder's common stock if the stockholder dissents from a proposed merger or consolidation. Under the DGCL, dissenters' rights are unavailable if the shares of the Delaware corporation which is a party to a merger or consolidation are listed on a national securities exchange (such as the NYSE) or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (e.g., quoted on the NASDAQ National Market), or are held of record by more than 2,000 persons, and in the merger or consolidation, stockholders receive shares of stock of the surviving or resulting corporation and/or shares of stock of any other corporation which are listed on a national securities exchange or designated on an interdealer quotation system (as described above) or held of record by more than 2,000 persons. Since the THI Common Stock is currently quoted on the NASDAQ National Market and the shares of Conseco Common Stock to be received in the Merger will be listed on the NYSE, dissenters' rights will not be available to stockholders in connection with the Merger.

         Unlike the DGCL, the IBCL provides for dissenters' rights in the case of a share exchange or sale of all or substantially all of the assets of an Indiana corporation. Dissenters' rights can also be made applicable by affirmative provision in the articles of incorporation, by-laws or a Board of Directors' resolution, or by other actions requiring a stockholder vote. However, similar to the DGCL, under the IBCL, dissenters' rights are unavailable to holders of shares registered on a national securities exchange or registered on a system such as the NASDAQ National Market on the record date for a meeting of stockholders at which action on the proposed transaction otherwise subject to dissenters' rights is to be taken.

Director and Officer Discretion

         Under Sections 23-1-35-1-(d), (f), and (g) of the IBCL, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the corporation operates and any other factors that the director or officer considers pertinent. The DGCL does not contain a comparable provision, and, under Delaware law, the consideration that a board may give to nonstockholder constituencies is less clear. In considering the best interests of a corporation, under Delaware law, directors and officers can generally take into consideration the interest of nonstockholders. However, the Delaware Supreme Court has held that the consideration of nonstockholder constituencies is inappropriate when an active "auction" is in process to sell a company.

         The foregoing discussion of certain similarities and material differences between the rights of Conseco shareholders and the rights of THI stockholders is only a summary of certain provisions and does not purport to be a complete description of such similarities and differences, and is qualified in its entirety by reference to the IBCL and the common law thereunder, the DGCL and the common law thereunder, and the full text of the Conseco Articles of Incorporation, the Conseco By-laws, the THI Certificate of Incorporation and the THI By-Laws.


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



                              MANAGEMENT OF CONSECO
                         UPON CONSUMMATION OF THE MERGER

         The directors and executive officers of Conseco will continue as the directors and executive officers of Conseco upon consummation of the Merger. For information with respect to the directors and executive officers of Conseco, see Items 10 - 13 of Conseco's Annual Report (which incorporates portions of Conseco's proxy statement dated April 24, 1996), which is incorporated herein by reference.


                                 LEGAL MATTERS

         The validity of the Conseco Common Stock to be issued in connection with the Merger will be passed upon for Conseco by Lawrence W. Inlow, Executive Vice President, General Counsel and Secretary of Conseco. Mr. Inlow is a full-time employee and officer of Conseco and owns 808,374 shares of Conseco Common Stock and holds options to purchase 1,406,900 shares of Conseco Common Stock. Certain matters in connection with the Merger will be passed upon for THI by Weil, Gotshal & Manges LLP, 100 Crescent Court, Suite 1300, Dallas, Texas 75201-6950.


                                     EXPERTS

         The consolidated financial statements of Conseco at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of THI at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of ATC at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto and are incorporated by reference in reliance upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of CAF at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of LPG at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Proxy Statement/Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report, given upon authority of such firm as experts in accounting and auditing.

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                                                       97

                             INDEPENDENT ACCOUNTANTS

         Representatives of KPMG Peat Marwick LLP will be present at the Special Meeting and will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.


                                  OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, the THI Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Special Meeting, other than as discussed herein.

         If the Merger is consummated, stockholders of THI will become stockholders of Conseco as of the Effective Time. Conseco shareholders may submit to Conseco proposals for formal consideration at the 1997 annual meeting of Conseco's shareholders and inclusion in Conseco's proxy statement for such meeting. Any such proposals must have been received in writing by the Secretary of Conseco, 11825 North Pennsylvania Street, Carmel, Indiana 46032, by December 24, 1996 in order to be considered for inclusion in Conseco's proxy statement and proxy for the 1997 annual meeting.

         THI will not hold a 1997 annual meeting of stockholders if the Merger is consummated. If such a meeting is held, any stockholder proposal intended to be presented at the THI 1997 annual meeting of stockholders and to be included in the proxy statement and form of proxy relating to that meeting must be received by THI at its principal executive offices located at 714 Main Street, Forth Worth, Texas 76102 not later that December 2, 1996.


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                                                        98

                                     Annex A



                          AGREEMENT AND PLAN OF MERGER


                         DATED AS OF SEPTEMBER 25, 1996


                                 By and Between



                                  CONSECO, INC.



                                       and



                             TRANSPORT HOLDINGS INC.




                                TABLE OF CONTENTS
                                -----------------
                                                                                                               Page
                                                                                                               ----

                                    ARTICLE I
                  THE MERGER....................................................................................  1
                  1.1      The Merger...........................................................................  1
                  1.2      Closing..............................................................................  1
                  1.3      Effective Time.......................................................................  2
                  1.4      Articles of Incorporation............................................................  2
                  1.5      By-Laws..............................................................................  2
                  1.6      Directors............................................................................  2
                  1.7      Officers.............................................................................  2
                  1.8      Conversion of Shares.................................................................  2
                  1.9      Exchange of Certificates.............................................................  3
                  1.10     Redemption of Preferred Stock........................................................  6

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................  6
                  2.1      Organization, Standing and Corporate Power...........................................  6
                  2.2      Capital Structure....................................................................  6
                  2.3      Authority; Noncontravention..........................................................  7
                  2.4      SEC Documents........................................................................  9
                  2.5      Absence of Certain Changes or Events.................................................  9
                  2.6      Absence of Changes in Benefit Plans..................................................  10
                  2.7      Benefit Plans........................................................................  10
                  2.8      Taxes................................................................................  11
                  2.9      No Excess Parachute Payments; Section 162(m) of the Code.............................  12
                  2.10     Voting Requirements..................................................................  12
                  2.11     Compliance with Applicable Laws......................................................  12
                  2.12     Opinion of Financial Advisor.........................................................  14
                  2.13     Brokers..............................................................................  14
                  2.14     Agreements with Travelers Group Inc..................................................  14

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CONSECO ....................................................  14
                  3.1      Organization, Standing and Corporate Power...........................................  14
                  3.2      Conseco Capital Structure............................................................  15
                  3.3      Authority; Noncontravention..........................................................  16
                  3.4      SEC Documents........................................................................  17
                  3.5      Absence of Certain Changes or Events.................................................  17
                  3.6      Compliance with Applicable Laws......................................................  18
                  3.7      Brokers..............................................................................  19
                  3.8      Voting Requirements..................................................................  20

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                                        i




                                   ARTICLE IV

                  ADDITIONAL AGREEMENTS......................................................................... 20
                  4.1      Preparation of Form S-4 and the Proxy Statement; Information Supplied................ 20
                  4.2      Meeting of Stockholders.............................................................. 21
                  4.3      Letter of the Company's Accountants.................................................. 21
                  4.4      Letter of Conseco's Accountants...................................................... 21
                  4.5      Access to Information; Confidentiality............................................... 22
                  4.6      Commercially Reasonable Efforts...................................................... 22
                  4.7      Public Announcements................................................................. 22
                  4.8      Acquisition Proposals................................................................ 23
                  4.9      Fiduciary Duties..................................................................... 23
                  4.10     Consents, Approvals and Filings...................................................... 24
                  4.11     Certain Fees......................................................................... 25
                  4.12     Affiliates and Certain Stockholders.................................................. 25
                  4.13     NYSE Listing......................................................................... 26
                  4.14     Stockholder Litigation............................................................... 26
                  4.15     Indemnification...................................................................... 26
                  4.16     Stock Options and Warrants........................................................... 27
                  4.17     Officers' Certificates Relating to Tax Treatment. ................................... 27
                  4.18     Severance and Other Payments ........................................................ 27
                  4.19     Convertible Debentures............................................................... 27
                  4.20     Warrants..............................................................................28
                  4.21     Letter Agreements.....................................................................28

                                    ARTICLE V

                 COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER...................................... 28
                  5.1      Conduct of Business by the Company................................................... 28
                  5.2      Conduct of Business by Conseco....................................................... 31
                  5.3      Other Actions ....................................................................... 32

                                   ARTICLE VI

                  CONDITIONS PRECEDENT.......................................................................... 32
                  6.1      Conditions to Each Party's Obligation To Effect the Merger........................... 32
                  6.2      Conditions to Obligations of Conseco ................................................ 33
                  6.3      Conditions to Obligation of the Company.............................................. 34

                                   ARTICLE VII

                  TERMINATION, AMENDMENT AND WAIVER............................................................. 35
                  7.1      Termination.......................................................................... 35
                  7.2      Effect of Termination................................................................ 36
                  7.3      Amendment............................................................................ 36
                  7.4      Extension; Waiver.................................................................... 36
                  7.5      Procedure for Termination, Amendment, Extension or Waiver............................ 36

                                  ARTICLE VIII

                  SURVIVAL OF PROVISIONS........................................................................ 37
                  8.1      Survival............................................................................. 37

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                                       ii



                                   ARTICLE IX
                  NOTICES....................................................................................... 37
                  9.1      Notices.............................................................................. 37

                                    ARTICLE X

                  MISCELLANEOUS................................................................................. 38
                  10.1      Entire Agreement.................................................................... 38
                  10.2      Expenses............................................................................ 38
                  10.3      Counterparts ....................................................................... 38
                  10.4      No Third Party Beneficiary.......................................................... 38
                  10.5      Governing Law....................................................................... 39
                  10.6      Assignment; Binding Effect.......................................................... 39
                  10.7      Enforcement........................................................................  39
                  10.8      Headings, Gender, etc............................................................... 39
                  10.9      Invalid Provisions.................................................................. 39



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



                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of September 25, 1996 by and between CONSECO, INC., an Indiana corporation ("Conseco"), and TRANSPORT HOLDINGS INC., a Delaware corporation (the "Company").

                                    PREAMBLE

         WHEREAS, the respective Boards of Directors of Conseco and the Company have approved the merger of the Company with and into Conseco, upon the terms and subject to the conditions set forth herein; and

         WHEREAS,   Conseco   and   the   Company   desire   to   make   certain
representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1.3 hereof), the Company shall be merged with and into Conseco (the "Merger"), in a transaction intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the Indiana Business Corporation Law (the "IBCL") and the Delaware General
Corporation Law (the "DGCL"), and the separate corporate existence of the Company shall cease and Conseco shall continue as the surviving corporation under the laws of the State of Indiana (the "Surviving Corporation") with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the IBCL. At the option of the Company or Conseco, the structure of the merger may be changed such that a newly formed subsidiary of Conseco shall be merged with and into the Company;
provided, however, that such structure change does not (i) have any adverse impact on Conseco or the Company or (ii) prevent delivery of the opinion specified in Section 6.3(c).

         1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the second business day following the date on which the

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                                        1
last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the office of Conseco in Carmel, Indiana, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 Effective Time. The parties hereto will file with the Secretary of State of the State of Indiana (the "Indiana Secretary of State") and the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as Conseco and the Company may agree) articles of merger executed in accordance with the relevant provisions of the IBCL and a certificate of merger executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the IBCL and the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Indiana Secretary of State and the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the articles of merger and the certificate of merger (the "Effective Time").

         1.4 Articles of Incorporation. The Articles of Incorporation of Conseco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         1.5 By-Laws. The By-Laws of Conseco, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law.

         1.6  Directors.   The directors of Conseco at the Effective Time shall
be the directors of the Surviving Corporation.

         1.7 Officers. The officers of Conseco at the Effective Time shall be the officers of the Surviving Corporation.

         1.8 Conversion of Shares. (a) Outstanding Shares. Each of the shares of Class A common stock, $.01 par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held as treasury shares by the Company) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to receive the whole number and fraction (rounded to the nearest ten- thousandth) of a validly issued, fully paid and nonassessable share of common stock, without par value, of Conseco ("Conseco Common Stock"), determined by dividing $70.00 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the Trading Average (as defined below); provided, however, that if the Trading Average is less than $38.25, then the Conseco Share Price shall be $38.25, and if the Trading Average is greater than $50.00, then the Conseco Share Price shall be $50.00. The "Trading Average" shall be equal to the average of the closing prices of the Conseco Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street

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



Journal, for the ten trading days immediately preceding the second trading day prior to the Effective Time. The Conseco Common Stock to be issued to holders of Shares in accordance with this Section and any cash to be paid in accordance with Section 1.9(f) in lieu of fractional shares of Conseco Common Stock are referred to collectively as the "Merger Consideration."

         (b) Treasury Shares. Each Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Company, be canceled and retired and cease to exist, without any conversion thereof.

         (c) Impact of Stock Splits, etc. Subject to Section 5.2 hereof, in the event of any change in Conseco Common Stock between the date of this Agreement and the Effective Time of the Merger by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of Conseco Common Stock to be issued and delivered in the Merger in exchange for each outstanding Share as provided in this Agreement and the calculation of all share prices provided for in this Agreement shall be proportionately adjusted.

         (d) Treatment of Company Stock Options and Warrants. (i) From and after the Effective Time, each outstanding unexpired stock option ("Company Stock Option") to purchase Shares which has been granted pursuant to the Company's 1995 Stock Plan, as amended to the date hereof (the "Company Stock Plan"), shall be exerciseable, for the same aggregate consideration payable to exercise such Company Stock Option, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such Company Stock Option had been fully vested and exercised for Shares prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under the Company Stock Plan and the underlying stock option agreement except as provided in subsection (ii).

                  (ii) Each Company Stock Option, if not then vested, will vest in full at the Effective Time in accordance with the Company Stock Plan.

                  (iii) From and after the Effective Time, each outstanding warrant to purchase Shares shall be exerciseable, for the same aggregate consideration payable to exercise such warrant, for the number of shares of Conseco Common Stock which the holder would have been entitled to receive at the Effective Time if such warrant had been exercised in full for Shares immediately prior to the Effective Time, and otherwise on the same terms and conditions as were applicable under such warrant.

         1.9 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Conseco shall deposit with its transfer agent and registrar (the "Exchange Agent"), for the benefit of the

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



holders of Shares, certificates representing the shares of Conseco Common Stock to be issued to holders of Shares pursuant to Section 1.8(a) (such certificates, together with any dividends or distributions with respect to such certificates, being hereinafter referred to as the "Payment Fund").

         (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Shares shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate representing that number of whole shares of Conseco Common Stock (and cash in lieu of fractional shares of Conseco Common Stock as contemplated by this Section 1.9) which the aggregate number of Shares previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 1.8(a) of this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Shares and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 1.9(b), each certificate representing Shares (other than certificates representing Shares to be canceled in accordance with Section 1.8(b)), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable with respect to such Shares, without any interest thereon, as contemplated by Section 1.8. No interest will be paid or will accrue on any cash payable as Merger Consideration.

         (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), the Surviving Corporation shall require the Exchange Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.8, a form of letter of transmittal and instructions for use in surrendering such certificates and

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



receiving the consideration to which such holder shall be entitled therefor pursuant to Section 1.8.

         (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Conseco Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.8, until the surrender for exchange of such certificate in accordance with this Article I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of Conseco Common Stock into which the Shares represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.8, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of Conseco Common Stock.

         (e) No Further Ownership Rights in Shares. The Merger Consideration paid upon the surrender for exchange of certificates representing Shares in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

         (f) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Conseco Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 1.8, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Conseco.

         (ii) Notwithstanding any other provisions of this Agreement, each holder of Shares who would otherwise have been entitled to receive a fraction of a share of Conseco Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Conseco Common Stock multiplied by the Conseco Share Price.

         (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing Shares for 120 days after the Effective Time shall be delivered to Conseco, upon demand, and any holders

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of Shares who have not theretofore complied with this Article I shall thereafter look only to Conseco and only as general creditors thereof for payment of their claim for the cash portion of any Merger Consideration and any dividends or distributions with respect to Conseco Common Stock.

         (h) No Liability. Neither Conseco nor the Exchange Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         1.10 Redemption of Preferred Stock. Before the Effective Time all of the outstanding shares of Series A Cumulative Exchangeable Preferred Stock of the Company (the "Series A Preferred Shares") will be redeemed for an amount equal to the Redemption Price (as such term is defined in the Certificate of Designations of Series A Cumulative Exchangeable Preferred Stock of the Company) of such shares.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Conseco as follows:

         2.1 Organization, Standing and Corporate Power. Each of the Company and each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. The Company has delivered to Conseco complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date of this Agreement.

         2.2 Capital Structure. The authorized capital stock of the Company consists of (i) 8,000,000 Shares, (ii) 2,000,000 shares of Class B Common Stock, $.01 par value ("Class B Common Stock"), and (iii) 2,000,000 shares of preferred stock, $.01 par value (the

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



"Preferred Stock"). At the close of business on September 23, 1996: (i) 1,592,048 Shares were issued and outstanding, 480,000 Shares were reserved for issuance pursuant to outstanding Company Stock Options and warrants and 1,517,805 Shares were reserved for issuance upon conversion of the outstanding Series A Subordinated Convertible Notes due 2005 (the "Series A Notes") and the outstanding Series B Subordinated Convertible Notes due 2005 ("Series B Notes");
(ii) no shares of Class B Common Stock were issued and outstanding; and (iii) 91,030 Series A Preferred Shares were outstanding. Except as set forth above, at the close of business on September 23, 1996, no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plan or any outstanding Company Stock Options or warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for $42,000,000 principal amount of Series A Notes and $8,000,000 principal amount of Series B Notes, no bonds, debentures, notes or other indebtedness of the Company or any subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company or any subsidiary of the Company may vote are issued or outstanding. Except as disclosed in
Section 2.2 of the Disclosure Schedule dated the date hereof and delivered by the Company to Conseco concurrently herewith (the "Disclosure Schedule"), all the outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable and are owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more such subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") except as may be provided by law. Except as set forth above or in Section 2.2 of the Disclosure Schedule, neither the Company nor any subsidiary of the Company has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates the Company or any subsidiary of the Company to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of the Company or any subsidiary of the Company or (ii) restricts the transfer of Shares. No issued and outstanding Shares are owned by the Company's subsidiaries.

         2.3 Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the approval of its stockholders as set forth in Section 6.1(a). This Agreement has been duly executed and

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



delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of Conseco, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). Except as disclosed in Section 2.3 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of the Company or the comparable documents of any subsidiary of the Company, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of (x) a proxy statement relating to the approval by the stockholders of the Company of the Merger (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the certificate of merger or articles of merger with the Delaware Secretary of State and the Indiana Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.3

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



of the Disclosure Schedule and (vi) any applicable filings under state anti-take over laws.

         2.4 SEC Documents. (i) The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents, including the exhibits thereto and documents incorporated therein by reference, are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         2.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 2.5 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any executive officer or other employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent

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



audited financial statements included in the Filed SEC Documents, (y) any granting by the Company or any of its subsidiaries to any such executive officer or other employee of any increase in severance or termination pay, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer or other employee or (v) any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting its assets, liability or business, except insofar as may have been required by a change in generally accepted accounting principles.

         2.6 Absence of Changes in Benefit Plans. Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any Benefit Plan (as defined in Section 2.7). Except as disclosed in the Filed SEC Documents or in Section 2.6 of the Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

         2.7 Benefit Plans. (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, bonus or incentive compensation, deferred compensation or severance, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company and its subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of the Company or any of its subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms and all applicable laws and regulations. All required contributions to the Benefit Plans have been made. The Company, its subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Code, all other applicable laws applicable to the Company's Benefit Plans and all applicable collective bargaining agreements.

         (ii) None of the Company or any other person or entity that together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") has incurred any liability to a Pension Plan covered by Title IV of ERISA (other than for contributions not yet

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



due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof.

         (iii) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

         2.8      Taxes.  Except as disclosed in Section 2.8 of the Disclosure
Schedule,

         (i) Each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file or to have extensions granted that remain in effect individually and in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. All tax returns filed by the Company and each of its subsidiaries are complete and accurate except to the extent that such failure to be complete and accurate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries has paid (or the Company has paid on the subsidiaries' behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the Filed SEC Documents reflect reserves which are adequate in all material respects for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         (ii) No deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and, except as set forth on Section 2.8 of the Disclosure Schedule, no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal income tax returns of the Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service, or the statute of limitations on assessment or collection of any Federal income taxes due from the Company or any of its subsidiaries has expired, through such taxable years as are set forth in Section
2.8 of the Disclosure Schedule.

         (iii) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, premium, sales, excise, employment, payroll, withholding and other taxes,

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



tariffs or governmental charges of any nature whatsoever and any interest, penalties and additions to taxes relating thereto. As used in this Agreement, "tax returns" shall include any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any governmental agency, department, commission, board, bureau, or instrumentality in connection with the determination, assessment, collection, or administration of any taxes.

         2.9 No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as disclosed in Section 2.9 of the Disclosure Schedule, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

         (ii) Except as disclosed in Section 2.9 of the Disclosure Schedule, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any subsidiary of the Company under any contract, Benefit Plan, program, arrangement or understanding currently in effect.

         2.10 Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the Shares and Series A Preferred Shares entitled to vote thereon at the Stockholders Meeting with respect to the approval of the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

         2.11 Compliance with Applicable Laws. (i) Each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed SEC Documents and except with respect to matters covered by Section 2.11(iii), the Company and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed SEC Documents or Section
2.11 of the Disclosure Schedule and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators") and except with respect to matters covered by Section 2.11(iii), as of the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with

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



respect to the Company or any of its subsidiaries is pending or threatened.

         (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of the Company that is a regulated insurance company (an "Insurance Company"), in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with statutory accounting practices prescribed or permitted by such Insurance Regulator applied on a consistent basis ("SAP"), present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to Conseco prior to the date of this Agreement.

         (iii) Except as set forth in Section 2.11(iii) of the Disclosure Schedule, (a) the Company and its subsidiaries (exclusive of their agents) and, to the knowledge of the Company (without independent inquiry), their agents have marketed, sold and issued Company products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity applicable to the business of the Company and its subsidiaries ("Laws") in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (b) there are (x) to the knowledge of the Company, no claims asserted, (y) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity or (z) no investigations by or on behalf of the Company (other than routine investigations in connection with the Company's hiring practices) ((x),
(y) and (z) being collectively referred to as "Actions") pending or, to the knowledge of the Company, threatened, against or involving the Company, any of its subsidiaries or, to the knowledge of the Company (without independent inquiry), any of its agents that include allegations that the Company, any of its subsidiaries or any of its agents were in violation of or failed to comply with such Laws, and, to the knowledge of the Company, no

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



facts exist which would reasonably be expected to result in the filing or commencement of any such Action, which Actions, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and (c) the Company and its subsidiaries are in compliance, in all material respects, with and have performed, in all material respects, all obligations required to be performed by each of them under any cease-and-desist or other order issued by any Insurance Regulator or other Governmental Entity to the Company or any of its subsidiaries or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any Insurance Regulator or other Governmental Entity and the Company or any of its subsidiaries ("Regulatory Agreement"), which Regulatory Agreement remains in effect on the date hereof, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         2.12 Opinion of Financial Advisor. The Company has received the opinion of Donaldson, Lufkin & Jenrette Securities Corp. ("DLJ"), dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair, from a financial point of view, to the Company's stockholders.

         2.13 Brokers. Except with respect to DLJ, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Conseco, without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against Conseco, the Company or any subsidiary for a finder's fee, brokerage commission, transaction fee, investment banking fee, or similar payment. The Company has provided Conseco with a true and complete copy of the agreement between the Company and DLJ, and the Company has no other agreements or understandings (written or oral) with respect to such services.

        2.14   Agreements  with  Travelers  Group  Inc.   Section  2.14  of  the
               Disclosure Schedule sets forth all agreements between the Company and Travelers Group Inc. and its affiliates.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CONSECO

         Conseco hereby represents and warrants to the Company as follows:

         3.1 Organization, Standing and Corporate Power. Each of Conseco and each Significant Subsidiary of Conseco (as hereinafter defined) is a corporation duly organized, validly existing and in

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



good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Conseco and each Significant Subsidiary of Conseco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary. Conseco has delivered to the Company complete and correct copies of its Articles of Incorporation and By-laws, as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" of Conseco means any subsidiary of Conseco that would constitute a Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated under the Exchange Act.

         3.2 Conseco Capital Structure. The authorized capital stock of Conseco consists of 500,000,000 shares of Conseco Common Stock and 20,000,000 shares of preferred stock, without par value. At the close of business on September 23, 1996, (i) 66,821,974 shares of Conseco Common Stock and 4,369,700 shares of Preferred Redeemable Increased Dividend Equity Securities of Conseco (the "Conseco PRIDES") were issued and outstanding (net of treasury shares or shares held by subsidiaries), (ii) 13,587,418 shares of Conseco Common Stock were reserved for issuance pursuant to outstanding options to purchase shares of Conseco Common Stock and other benefits granted under Conseco's benefit plans (the "Conseco Stock Plans") and (iii) 8,739,400 shares of Conseco Common Stock were reserved for issuance upon conversion of the Conseco PRIDES. Except (x) as set forth above, (y) for outstanding options to purchase an aggregate of 1,043,750 shares of Bankers Life Holding Corporation under its Stock Option Plan and with respect to stock units awarded under the Conseco Stock Plans, at the close of business on September 23, 1996, and (z) as set forth in the Filed Conseco SEC Documents (as defined in Section 3.5), no shares of capital stock or other voting securities of Conseco were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Conseco are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Conseco or any Significant Subsidiary of Conseco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Conseco or any Significant Subsidiary of Conseco may vote are issued or outstanding. All the outstanding shares of capital stock of each Significant Subsidiary of Conseco have been validly issued and are fully paid and nonassessable and, except as set forth in the Filed Conseco SEC Documents, are owned by Conseco, free and clear of all Liens. Except as set forth above or in the Filed Conseco SEC Documents, neither Conseco nor any Significant Subsidiary of Conseco has any outstanding option, warrant, subscription or other right, agreement or commitment which either (i) obligates Conseco or any Significant Subsidiary of Conseco to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of

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



Conseco or any Significant Subsidiary of Conseco or (ii) restricts the transfer of Conseco Common Stock.

         3.3 Authority; Noncontravention. Conseco has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Conseco and the consummation by Conseco of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Conseco. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of Conseco, enforceable against Conseco in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the Articles of Incorporation or By-laws of Conseco, or the comparable documents of any Significant Subsidiary of Conseco, (ii) subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Conseco or any of its subsidiaries is a party or by which Conseco or any of its subsidiaries or any of their assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Conseco in connection with the execution and delivery of this Agreement by Conseco or the consummation by Conseco of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filings and/or notices required under the insurance laws of the jurisdictions set forth in Section 2.3 of the Disclosure Schedule, (iii) the filing with the SEC of the registration statement on Form S-4 to be filed with the SEC by Conseco in connection with the issuance of Conseco Common Stock in the Merger (the "Form S-4") and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing with the SEC of a registration statement relating to the

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



Conseco Debentures (as defined in Section 4.19) and the Conseco Common Stock issuable upon conversion thereof, (v) the filing of the articles of merger or a certificate of merger with the Indiana Secretary of State and the Delaware Secretary of State, and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business, (vi) such other consents, approvals, authorizations, filings or notices as are set forth in Section 2.3 of the Disclosure Schedule and (vii) any applicable filings under state anti-takeover laws.

         3.4 SEC Documents. Conseco and its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (such documents and the exhibits thereto and documents incorporated therein by reference are hereinafter referred to as the "Conseco SEC Documents"). As of their respective dates, the Conseco SEC Documents complied with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Conseco SEC Documents, and none of the Conseco SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Conseco included in the Conseco SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial statements of Conseco and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

         3.5 Absence of Certain Changes or Events. Except as disclosed in the Conseco SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Conseco SEC Documents") or in Section 3.5 of a Disclosure Schedule dated the date hereof and delivered concurrently herewith by Conseco to the Company (the "Conseco Disclosure Schedule"), since the date of the most recent audited financial statements included in the Filed Conseco SEC Documents, Conseco has conducted its business only in the ordinary course, and there has not been (i) any change which would have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Conseco's outstanding capital stock (other than the payment of cash dividends of $.02 per share on July 1, 1996, and the declaration of a cash dividend

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                                       17
payable October 1, 1996 of $.0625 per share, on Conseco Common Stock and regular cash dividends on the Conseco Series D Preferred Stock and the Conseco PRIDES, in each case in accordance with usual record and payment dates and in accordance with Conseco's dividend policy and Articles of Incorporation at the date of such payment), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by Conseco materially affecting its assets, liabilities or business, except as may have been required by a change in generally accepted accounting principles.

         3.6 Compliance with Applicable Laws. (i) Each of Conseco and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit. Except as disclosed in the Filed Conseco SEC Documents and except with respect to matters covered by
Section 3.6(iii), Conseco and its subsidiaries are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity. Except as disclosed in the Filed Conseco SEC Documents and except for routine examinations by Insurance Regulators and except with respect to matters covered by Section 3.6(iii), as of the date of this Agreement, to the knowledge of Conseco, no investigation by any Governmental Entity with respect to Conseco or any of its subsidiaries is pending or threatened.

         (ii) The Annual Statements (including without limitation the Annual Statements of any separate accounts) for the year ended December 31, 1995, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and the Quarterly Statements for the periods ended after January 1, 1996, together with all exhibits and schedules thereto, with respect to each subsidiary of Conseco that is an Insurance Company, in each case as filed with the applicable Insurance Regulator of its jurisdiction of domicile, were prepared in conformity with, present fairly, in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such Insurance Company for each of the periods then ended, and were correct in all material respects when filed and there were no material omissions therefrom when filed. No deficiencies or violations material to the financial condition or operations of any Insurance Company have been asserted in writing by any Insurance Regulator which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator and which have not been disclosed in writing to the Company prior to the date of this Agreement.


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



         (iii) Except as set forth in Section 3.6(iii) of the Conseco Disclosure Schedule or in the Filed Conseco SEC Documents, (a) Conseco and its subsidiaries (exclusive of their agents) and, to the knowledge of Conseco (without independent inquiry), their agents have marketed, sold and issued Conseco products in compliance, in all material respects, with all statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity applicable to the business of Conseco and its subsidiaries ("Conseco Laws") in the respective jurisdictions in which such products have been sold, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, (b) there are (x) to the knowledge of Conseco, no claims asserted, (y) no actions, suits, investigations or proceedings by or before any court or other Governmental Entity or (z) no investigations by or on behalf of Conseco (other than routine investigations in connection with Conseco's hiring practices) ((x), (y) and (z) being collectively referred to as "Conseco Actions") pending or, to the knowledge of Conseco, threatened, against or involving Conseco, any of its subsidiaries or, to the knowledge of Conseco (without independent inquiry), any of its agents that include allegations that Conseco, any of its subsidiaries or any of its agents were in violation of or failed to comply with such Conseco Laws, and, to the knowledge of Conseco, no facts exist which would reasonably be expected to result in the filing or commencement of any such Conseco Action, which Conseco Actions, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole, and (c) Conseco and its subsidiaries are in compliance, in all material respects, with and have performed, in all material respects, all obligations required to be performed by each of them under any cease-and-desist or other order issued by any Insurance Regulator or other Governmental Entity to Conseco or any of its subsidiaries or under any written agreement, consent agreement, memorandum of understanding or commitment letter or similar undertaking entered into between any Insurance Regulator or other Governmental Entity and Conseco or any of its subsidiaries ("Conseco Regulatory Agreement"), which Conseco Regulatory Agreement remains in effect on the date hereof, except where the failure to do so, individually or in the aggregate, has not had or would not reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries, taken as a whole.

         3.7 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Conseco directly with the Company, without the intervention of any person on behalf of Conseco in such manner as to give rise to any valid claim by any person against the Company or any of its subsidiaries for a finder's fee, brokerage commission, transaction fee, investment banking fee, or similar payment.


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



         3.8  Voting Requirements.   No authorization or approval by the holders
of any class or series of Conseco's capital stock is necessary to approve this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.1 Preparation of Form S-4 and the Proxy Statement; Information Supplied.

         (a) As soon as practicable following the date of this Agreement, the Company and Conseco shall prepare and file with the SEC the Proxy Statement and Conseco shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Conseco shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Conseco shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Conseco Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of the Common Stock as may be reasonably requested in connection with any such action.

         (b) The Company agrees that none of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company agrees that the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except with respect to statements made or incorporated by reference therein based on information supplied by Conseco specifically for inclusion or incorporation by reference in the Proxy Statement.

         (c) Conseco agrees that none of the information supplied or to be supplied by Conseco specifically for inclusion or

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



incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 4.2), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Conseco agrees that the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except with respect to statements made or incorporated by reference based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         4.2 Meeting of Stockholders. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders (the "Stockholders Meeting") to consider and vote upon the approval of the Merger. Subject to Section 4.9 hereof, the Company will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that, subject to its right to terminate this Agreement pursuant to Section 4.9, its obligations pursuant to the first sentence of this Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (as defined in Section 4.8) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. The Company will use commercially reasonable efforts to hold the Stockholders Meeting and (subject to Section 4.9 hereof) to obtain the favorable vote of its stockholders as soon as practicable after the date hereof.

         4.3 Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Conseco a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and a letter of KPMG Peat Marwick LLP, dated a date within two business days before the Closing Date, addressed to Conseco, in form and substance reasonably satisfactory to Conseco and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         4.4 Letter of Conseco's Accountants. Conseco shall use its best efforts to cause to be delivered to the Company a letter of Coopers & Lybrand L.L.P., Conseco's independent public accountants, dated a date within two business days before the date

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



on which the Form S-4 shall become effective and a letter of Coopers & Lybrand L.L.P., dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         4.5 Access to Information; Confidentiality. Upon reasonable notice, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, counsel, financial advisors and other representatives of such other party reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Conseco shall, and shall cause each of its respective subsidiaries to, furnish as promptly as practicable to the other party such information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, Conseco will hold, and will cause its respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated September 12, 1996, between Conseco and the Company (the "Confidentiality Agreement"). Except as required by law, the Company will hold, and will cause its directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Conseco in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

         4.6 Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

         4.7 Public Announcements. Conseco and the Company will consult and make a good faith effort to agree with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or NASDAQ.

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




         4.8 Acquisition Proposals. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section
4.8 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of outside counsel, determines in good faith that in order for the Board of Directors of the Company to comply with its fiduciary duties to stockholders under applicable law it should take such action and (B) prior to taking such action, the Company (x) provides reasonable notice to Conseco to the effect that it is taking such action and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form. Notwithstanding anything in this Agreement to the contrary, the Company shall
(i) promptly advise Conseco orally and in writing of the (A) receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could lead to any Acquisition Proposal, (B) the material terms and conditions of such Acquisition Proposal or inquiry, and (C) the identity of the person making any such Acquisition Proposal or inquiry, and (ii) keep Conseco fully informed of the status and details of any such Acquisition Proposal or inquiry. Notwithstanding the immediately preceding sentence, the Company may delay providing any of the information described in clause (i) (B), (i) (C) or (ii) of such sentence if, and for so long as, the Board of Directors of the Company, after consultation with outside counsel, determines and continues to believe in good faith that in order to comply with its fiduciary duties to stockholders under applicable law it should not provide such information. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any subsidiary of the Company, or any purchase of all or any significant portion of the assets of the Company or any subsidiary of the Company, or any equity interest in the Company or any subsidiary of the Company, other than the transactions contemplated hereby.

         4.9 Fiduciary Duties. The Board of Directors of the Company shall not (i) withdraw or modify, in a manner materially adverse to Conseco, the approval or recommendation by such Board of Directors of this Agreement or the Merger, or (ii) enter into any agreement with respect to any Acquisition Proposal, unless the

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



Company receives an Acquisition Proposal and the Board of Directors of the Company determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to stockholders under applicable law the Board of Directors should withdraw or modify, in a manner materially adverse to Conseco, its approval or recommendation of this Agreement or the Merger, or enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. In the event the Board of Directors of the Company takes any of the foregoing actions, the Company shall, concurrently with the taking of any such action, pay to Conseco the Section 4.11 Fee pursuant to
Section 4.11. Subject to the provisions of the first sentence of this Section 4.9, nothing contained in this Section 4.9 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders which, in the good faith reasonable judgment of the Board of Directors of the Company after consultation with outside counsel, should be made under applicable law. Notwithstanding anything contained in this Agreement to the contrary, (x) any action by the Board of Directors permitted by this
Section 4.9 shall not  constitute a breach of this  Agreement by the Company and
(y) a "stop-look-and-listen" communication with respect to the Merger or this Agreement of the nature contemplated in Rule 14d-9 under the Exchange Act made by the Company as a result of an Acquisition Proposal shall in no event be deemed a withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger.

         4.10 Consents, Approvals and Filings. The Company and Conseco will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act, and applicable state insurance laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, the Company and Conseco will each use commercially reasonable efforts, and will cooperate fully with each other
(i) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of the Company and Conseco shall use commercially reasonable efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by such other party. Each party shall provide to the other party the

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



opportunity to participate in all meetings and material conversations with Governmental Entities.


         4.11 Certain Fees. (a) The Company shall pay to Conseco upon demand $7.5 million (the "Section 4.11 Fee"), payable in same-day funds, if a bona fide Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company (or the willingness of any person to make such an Acquisition Proposal is publicly disclosed or communicated to the Company) and the Board of Directors of the Company, in accordance with Section 4.9, withdraws or modifies in a manner materially adverse to Conseco its approval or recommendation of this Agreement or the Merger or enters into an agreement with respect to such Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 4.8), or terminates this Agreement; provided, however, that no such fee shall be payable if this Agreement shall have been terminated in accordance with any of the provisions of Section 7.1 (other than Section 7.1(b)(iv)).

         (b) Unless Conseco is materially in breach of this Agreement or is unable to satisfy the condition of Section 6.3(a) hereof, the Company shall pay to Conseco upon demand an amount, not to exceed $2,000,000, to reimburse Conseco for its Expenses (as such term is defined in subparagraph (c) of this Section 4.11), payable in same-day funds, if the requisite approval of the Company's stockholders for the Merger is not obtained (other than the circumstances specified in Section 4.11(a) hereof) and all other conditions contained in
Section 6.1 of this Agreement have been satisfied, waived or, with respect to any condition not then satisfied, it is substantially likely that such condition will be satisfied on or before March 31, 1997, through the exercise of commercially reasonable efforts to procure the satisfaction thereof.

         (c) For purposes of this Section 4.11, "Expenses" shall mean all documented, reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of Conseco to third parties in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all printing costs and reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants.

         4.12 Affiliates and Certain Stockholders. Prior to the Closing Date, the Company shall deliver to Conseco a letter identifying all persons who are, at the time the Merger is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use commercially reasonable efforts to cause each such person to deliver to Conseco on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Disclosure Schedule. Conseco shall not be required to maintain the effectiveness of the Form S- 4 or any other registration statement under the Securities Act for the purposes of resale of Conseco Common Stock by such affiliates and the certificates representing Conseco Common Stock received by

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



such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 4.12.

         4.13 NYSE Listing. Conseco shall use commercially reasonable efforts to cause the shares of Conseco Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         4.14 Stockholder Litigation. The Company shall give Conseco the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Conseco's consent, which consent shall not be unreasonably withheld.

         4.15 Indemnification. (a) The certificate of incorporation and by-laws of each of the Company's subsidiaries shall contain the provisions with respect to indemnification set forth therein on the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company or any of its subsidiaries (the "Indemnified Parties") in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Conseco agrees to indemnify the Indemnified Parties, but only to the extent that the Company would have been obligated to do so had it been the Surviving Corporation.

         (b) For a period of three years after the Effective Time, the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries on the date hereof (provided that the Surviving Corporation may substitute therefor policies with at least as favorable coverage, limits and deductibles and containing terms and conditions which are no less advantageous as the policy for which the substitution is made) with respect to claims arising out of facts or events that occurred before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this
Section 4.15 on an annual basis more than an amount equal to 200% of the current annual premiums paid by the Company and its subsidiaries for such insurance and, in the event the cost of such coverage shall exceed that amount, the Surviving Corporation shall purchase as much coverage as possible for such amount.

         (c) The provisions of this Section 4.15 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and the heirs and personal representatives of such

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



Indemnified Party and shall be binding on all successors and assigns of Conseco.

         4.16 Stock Options and Warrants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Plan) shall adopt such resolutions or take such actions as may be required to adjust the terms of all outstanding Company Stock Options in accordance with Section 1.8(d) and shall make such other changes to the Company Stock Plan as it deems appropriate to give effect to the Merger (subject to the approval of Conseco, which shall not be unreasonably withheld). The parties agree that after the date hereof, except for the Company Stock Options and warrants outstanding on the date hereof and any changes thereto described in or contemplated by this Agreement or the Disclosure Schedule, no options, warrants or other rights of any kind to purchase capital stock of the Company shall be granted or made, under the Company Stock Plan or otherwise, and no amendment, repricing or other change to the outstanding Company Stock Options shall be made, without the prior written consent of Conseco, and any such grant, issuance, amendment, repricing or other change without Conseco's consent shall be null, void and unenforceable against Conseco.

         (b) Conseco shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Conseco Common Stock for delivery upon exercise of the Company Stock Options and warrants. Prior to the Effective Time, Conseco shall have filed a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Conseco Common Stock subject to the Company Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Company Stock Options remain outstanding.

         4.17 Officers' Certificates Relating to Tax Treatment. Conseco shall provide to the Tax Opinion Provider (as defined in Section 6.3(c) hereof), a certificate in the form agreed to by Conseco, which agreement shall not be unreasonably withheld, dated the Closing Date and signed on behalf of Conseco by the chief executive officer and the chief financial officer of Conseco. The Company shall provide to the Tax Opinion Provider a certificate in the form agreed to by the Company, which agreement shall not be unreasonably withheld, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company.

         4.18 Severance and Other Payments. Employees of the Company who are terminated by Conseco within 18 months after the Closing Date will be entitled to receive the severance payments set forth on Section 4.18 of the Disclosure Schedule.

         4.19  Convertible Debentures.   Conseco  shall offer to exchange, as of
the Effective Time, Conseco convertible debentures

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



(the "Conseco Debentures") in an aggregate principal amount of $50,000,000 and otherwise containing the terms set forth in Section 4.19 of the Disclosure Schedule for the outstanding Series A Notes and Series B Notes. Conseco agrees to take such action as is necessary for the making and consummation of such exchange and the issuance by it of the Conseco Debentures, including filing of a registration statement with the SEC with respect to the Conseco Debentures and the shares of Conseco Common Stock to be issuable upon conversion of the Conseco Debentures. At the Company's option, such registration shall be either included in the Form S-4 or filed as a separate registration statement. If a separate registration statement is filed, the provisions of this Agreement relating to the Form S-4 will apply to such separate registration statement. In addition, Conseco agrees that if any of the shares of Conseco Common Stock issued upon conversion of Conseco Debentures shall not be immediately freely tradeable by the holder thereof, then, at the request of the holder, Conseco shall, as promptly as practicable, at Conseco's option, either (i) acquire such shares directly from such holder at the then current market price, or (ii) file and have declared effective a registration statement on Form S-3 (or other appropriate form) with the SEC to register such shares for resale by such holder and use commercially reasonable efforts to keep such registration statement effective until such time as such shares become freely tradeable. For purposes of the preceding sentence, shares which may be sold at such time pursuant to Rule 144 (as promulgated by the SEC) shall be considered "freely tradeable." Upon the exchange of any Series A Notes or Series B Notes for Conseco Debentures, Conseco shall pay to the exchanging holder an amount equal to the accrued and unpaid interest on such Series A Notes or Series B Notes, as applicable, through and including the Closing Date.

         4.20 Warrants. The Company's outstanding warrants shall be amended as soon as practicable after the Effective Time to include the provisions specified in Section 4.20 of the Disclosure Schedule.

         4.21 Letter Agreements. At or prior to the Effective Time, Conseco shall enter into the letter agreements described in Section 4.21 of the Disclosure Schedule.

                                    ARTICLE V

               COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO
                                     MERGER

         5.1 Conduct of Business by the Company. Except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services

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



of their current key officers and employees and preserve the goodwill of those engaged in material business relationships with them. In addition, the Company agrees to allow representatives of Conseco to have access to the management and other personnel of the Company so that Conseco can be fully informed at all times as to significant executive, legal, financial, marketing and other operational matters involving the Company, its subsidiaries or their businesses. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior consent of Conseco:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or
         (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares; provided, however, that the Company may pay dividends on the outstanding Series A Preferred Shares in accordance with the terms of such Series A Preferred Shares, and may, at its option, redeem any outstanding Series A Preferred Shares in accordance with the terms of such Series A Preferred Shares;

                  (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities other than upon the exercise of Company Stock Options outstanding on the date of this Agreement;

                  (iii) amend its articles of organization, By-laws or other comparable charter or organizational documents;

                  (iv) acquire, form or commence the operations of any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including, but not limited to, the entering into of any reinsurance or coinsurance agreements involving Mid- America Reinsurance, Ltd.);

                  (v) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the Company and its subsidiaries taken as a whole, except in the ordinary course of business;

                  (vi)(x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to the Company or any direct or indirect wholly-owned subsidiary

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



         of the Company or (y) make any loans or advances to any other person, other than to the Company, or to any direct or indirect wholly-owned subsidiary of the Company and other than routine advances to agents and employees;

                  (vii) make any tax election or settle or compromise any income tax liability that would reasonably be expected to be material to the Company and its subsidiaries taken as a whole;

                  (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

                  (ix) invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its assets and properties, and any cash funds currently held by it, in any investments other than cash equivalent assets or in short-term investments (consisting of United States government issued or guaranteed securities, or commercial paper rated A-1 or P-1), except (i) as otherwise required by law, (ii) as required to provide cash (in the ordinary course of business and consistent with past practice) to meet its actual or anticipated obligations or (iii) publicly-traded corporate bonds that are rated investment grade by at least two nationally recognized statistical rating organizations;

                   (x)  except as may be required by law,

                           (i) make any representation or promise, oral or written, to any employee or former director, officer or employee of the Company or any subsidiary which is inconsistent with the terms of any Benefit Plan;

                           (ii) make any  change  to,  or amend in any way,  the
                  contracts, salaries, wages, or other compensation of any employee or any agent or consultant of the Company or any subsidiary other than changes or amendments that are required under existing contracts;

                           (iii) adopt,  enter into, amend,  alter or terminate,
                  partially or completely, any Benefit Plan or any election made pursuant to the provisions of any Benefit Plan, to accelerate any

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



                  payments, obligations or vesting schedules under any Benefit Plan; or

                          (iv) approve any general or company-wide payincreases
                  for employees;

                  (xi) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder;

                  (xii) hold any meeting of the board of directors of the Company or any subsidiary or any committee of any such board, or take any action by written consent of any such board or committee, without providing to Conseco (i) notice of any such meeting no later than the date notice is given to the board of directors or in advance of the date of any proposed action by written consent and (ii) with such notice, an agenda of the specific matters intended to be considered at such meeting or a copy of the proposed written consent, unless, in the reasonable good faith judgment of the President or Chairman of the Company, providing prior notice of any agenda item or any item of such written consent will prejudice the ability of the board of directors or any committee of the board of directors to discharge its duties, in which case such item may be omitted from the agenda or written consent provided to Conseco; or

                  (xiii) authorize any of, or commit or agree to take anyof, the foregoing actions.

         5.2 Conduct of Business by Conseco. Except as described in Section 5.2 of the Conseco Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, Conseco shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing and except as disclosed in Conseco SEC Filed Documents, during the period from the date of this Agreement to the Effective Time, Conseco shall not, and shall not permit any of its subsidiaries to:

                  (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock of Conseco (other than regular quarterly cash dividends of $.0625 per share of Conseco Common Stock and regular cash

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



         dividends on the Conseco PRIDES, in each case with usual record and payment dates and in accordance with Conseco's Articles of Incorporation and its present dividend policy) or (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Conseco's outstanding capital stock (other than under the Conseco Stock Plans);

                  (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, in each case if any such action could reasonably be expected to (a) delay materially the date of mailing of the Proxy Statement or, (B) if it were to occur after such date of mailing, require an amendment of the Proxy Statement;

                  (iii) acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof, in each case if any such action could reasonably be expected to (A) delay materially the date of mailing of the Proxy Statement or,
         (B) if it were to occur after such date of mailing, require an amendment of the Proxy Statement; or

                  (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

         5.3 Other Actions. The Company and Conseco shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions of the Merger set forth in
Article VI not being satisfied.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the stockholders of the Company in the manner contemplated in Section 2.10 hereof.

                (b) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the transactions contemplated hereby by the

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



         Company and Conseco shall be obtained from (i) the Insurance Regulators in the jurisdictions set forth in Section 6.1(b) of the Disclosure Schedule, and (ii) any other Governmental Entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or on the validity or enforceability of this Agreement.

                  (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the parties invoking this condition shall use commercially reasonable efforts to have any such order or injunction vacated.

                  (e) NYSE Listing. The shares of Conseco Common Stock issuable to the Company's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         6.2 Conditions to Obligations of Conseco. The obligation of Conseco to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time and except for actions contemplated by this Agreement), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company shall have delivered to Conseco a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of the Company, to the effect set forth in this Section 6.2(a).


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



                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and shall not have willfully or intentionally (i) breached any of its representations or warranties herein or (ii) failed to perform or satisfy any of its obligations or covenants hereunder, and Conseco shall have received a certificate dated as of the Closing Date signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) Convertible Debentures. Holders of at least 90% of the aggregate principal amount of Series A and Series B Notes shall have accepted the offer made by Conseco pursuant to Section 4.19 to exchange such Series A and Series B Notes for Conseco Debentures as of the Effective Time.

         6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

                  (a)  Representations  and Warranties.  The representations and warranties of Conseco contained in this Agreement shall have been true and correct on the date of this Agreement and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and correct as of such earlier time), other than such breaches of representations and warranties which in the aggregate would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Conseco and its subsidiaries taken as a whole. Conseco shall have delivered to the Company a certificate dated as of the Closing Date, signed by its Chief Executive Officer and its Chief Financial Officer, in their capacities as officers of Conseco, to the effect set forth in this Section 6.3(a).

                  (b) Performance of Obligations of Conseco. Conseco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and shall not have willfully or intentionally (i) breached any of its representations or warranties herein or (ii) failed to perform or satisfy any of its obligations or covenants hereunder, and the Company shall have received a certificate dated as of the Closing Date signed on behalf of Conseco by its Chief Executive Officer and its Chief Financial Officer to such effect.

                  (c) Opinion of Counsel. The Company shall have received the opinion dated the Closing Date of Weil, Gotshal & Manges LLP, counsel to the Company, or such other legal counsel reasonably acceptable to the Company and Conseco (the "Tax Opinion Provider") to the effect that the Merger will be treated as a reorganization under Section 368(a)(1) of the

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



         Code as a result of which the stockholders of the Company will not be subject to federal income tax on the receipt of shares of Conseco Common Stock in exchange for Shares pursuant to the Merger.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

                  (a)   by mutual written consent of Conseco and the Company; or

                  (b)   by either Conseco or the Company:

                           (i) if, upon a vote at a duly held Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained;

                           (ii) at any  time  after  January  31,  1997,  if the
                  Merger shall not have been consummated by such date, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that either party may by notice to the other extend such date to March 31, 1997 if the only conditions to closing not satisfied as of January 31, 1997 are those set forth in Sections 6.1(a),
                  (b) or (c) hereof;

                           (iii) if any Governmental Entity shall have issued an
                  order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iv) if the Board  of Directors of the Company  shall
                  have exercised its rights set forth in Section 4.9 of this Agreement; or

                           (v) if on the  scheduled  Closing  Date  the Five Day
                  Trading Average is less than $34.875. The "Five Day Trading Average" shall be equal to the average of the closing prices of the Conseco Common Stock on the NYSE Composite Transactions Reporting System, as reported in The Wall Street Journal, for the five trading days immediately preceding the second trading day prior to the scheduled Closing Date.


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



         7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Conseco as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Conseco or the Company, other than the last two sentences of Section 4.5 and Sections 2.13, 3.7, 4.11, 7.2 and 10.2. Nothing contained in this Section shall relieve any party from any liability resulting from any material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

         7.3 Amendment. Subject to the applicable provisions of the IBCL and the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         7.4 Extension; Waiver. At any time prior to the Effective Time, each party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         7.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective, require in the case of Conseco or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.


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




                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

         8.1 Survival. The representations and warranties respectively required to be made by the Company and Conseco in this Agreement, or in any certificate, respectively, delivered by the Company or Conseco pursuant to Section 6.2 or
Section 6.3 hereof will not survive the Closing.


                                   ARTICLE IX

                                     NOTICES

         9.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

         If to the Company, to:

                  Transport Holdings Inc.
                  714 Main Street
                  Fort Worth, Texas  76102-5252
                  Attention:  T. Gary Cole
                  Telephone:  (817) 390-8000
                  Telecopy:   (817) 347-3297

         with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201-6950
                  Attention:  Thomas A. Roberts
                  Telephone:  (214) 746-7700
                  Telecopy:   (214) 746-7777

         If to Conseco, to:

                  Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, Indiana  46032
                  Attention:  Lawrence W. Inlow
                  Telephone:  (317) 817-6163
                  Telecopy:   (317) 817-6327


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



All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article IX will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Entire Agreement. Except for documents executed by the Company and Conseco pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto, the Disclosure Schedule, the Conseco Disclosure Schedule and other documents delivered in connection herewith) and the Confidentiality Agreement contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof. The parties agree that any item disclosed in any section of the Disclosure Schedule or the Conseco Disclosure Schedule shall be deemed to be disclosed for all purposes of this Agreement, notwithstanding the fact that such item was not disclosed in any other section of the Disclosure Schedule or the Conseco Disclosure Schedule.

         10.2 Expenses. Except as otherwise expressly provided in Section 4.11, whether or not the Merger is consummated, each of the Company and Conseco will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby except that the expenses incurred in connection with the printing, mailing and distribution of the Proxy Statement and the preparation and filing of the Form S-4 shall be borne equally by Conseco and the Company.

         10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         10.4 No Third Party Beneficiary. Except as otherwise provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

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




         10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

         10.7 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.8 Headings, Gender, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; and (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization.

         10.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Company or Conseco under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.


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


         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Conseco and the Company, effective as of the date first written above.

                                  CONSECO, INC.


                                  By:    /s/Stephen C. Hilbert
                                         ---------------------
                                         Stephen C. Hilbert
                                         Chairman of the Board


                                  TRANSPORT HOLDINGS INC.


                                  By:    /s/Garland M. Lasater, Jr.
                                         --------------------------
                                         Garland M. Lasater, Jr.
                                         President

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                                                        40

                                    Annex B

                          Donaldson, Lufkin & Jenrette
               Donaldson, Lufkin & Jenrette Securities Corporation
            277 Park Avenue, New York, New York 10172 (212) 892-3000


                                                             September 24, 1996


Board of Directors
Transport Holdings Inc.
714 Main Street
Forth Worth, TX  76102


Dear Sirs:

      You have requested our opinion as to the fairness from a financial point of view to the Class A common shareholders of Transport Holdings Inc. (the "Company") of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger dated as of September 24, 1996 (the "Agreement"), by and between Conseco, Inc. ("Conseco") and the Company, pursuant to which the Company will be merged (the "Merger") with and into Conseco.

      Pursuant to the Agreement, each share of Class A common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive, subject to certain exceptions, shares of common stock, without par value, of Conseco ("Conseco Common Stock"), as follows: (i) if the Conseco Share Price (as defined below) is greater than or equal to $38.25 per share and less than or equal to $50.00 per share, the number of shares of Conseco Common Stock determined by dividing $70.00 by the Conseco Share Price,
(ii) if the Conseco Share Price is less than $38.25 per share, 1.8301 shares of Conseco Common Stock or (iii) if the Conseco Share Price is greater than $50.00 per share, 1.4000 shares of Conseco Common Stock (such number as determined pursuant to clauses (i) through (iii) of this paragraph, the "Exchange Ratio"). The Company will have the right to terminate the Agreement if the Conseco Share Price is below $34.875. The Conseco Share Price is defined as the average of the closing prices of Conseco Common Stock for the ten trading days immediately preceding the second trading day prior to the consummation of the Merger.

      In arriving at our opinion, we have reviewed the Agreement and the exhibits thereto. We have also reviewed financial and other information that was publicly available or furnished to us by the Company and Conseco, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the years ending December 31, 1996 through December 31, 2000 prepared by the management of the Company, and certain pro forma financial statements of Conseco for the year ended December 31, 1995 and the six months ended June 30, 1996 and certain financial projections of Conseco which are pro forma for the Merger and for certain other transactions announced by Conseco for the years ending December 31, 1996 through December 31, 2005 prepared by the management of Conseco. In addition, we have compared certain financial and securities data of the Company and Conseco with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock and Conseco Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

Mr. John T. Sharpe
Transport Holdings Inc.
Page 2
                                                              September 24, 1996


       In rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Conseco or its representatives, or that was otherwise reviewed by us. With respect to the financial projections of the Company supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. With respect to the pro forma financial statements and pro forma financial projections of Conseco supplied to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Conseco as to the historical pro forma results of Conseco and the future operating and financial performance of the Company and Conseco. We have not assumed any responsibility for making an independent evaluation of the Company's and Conseco's assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to all legal matters on advice of counsel to the Company.

       Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Conseco Common Stock will actually trade at any time. Our opinion does not constitute a recommendation to any member of the Board of Directors of the Company or shareholder as to how such member or shareholder should vote on the proposed transaction.

       Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has performed investment banking and other services for Conseco in the past, including acting as co-manger on a $111 million initial public offering for CCP Insurance Inc., an insurance holding company owned by Conseco, and has received usual and customary compensation for such services. DLJ has also delivered an opinion as to the fairness from a financial point of view to the shareholders of Capitol American Financial Corporation ("Capitol American") of the consideration to be received by such shareholders in connection with the merger of Capitol American into a wholly owned subsidiary of Conseco. Additionally, DLJ has delivered an opinion as to the fairness from a financial point of view to the shareholders of American Travellers Corporation ("American Travellers") of the exchange ratio pursuant to the terms of the merger of American Travellers into a wholly-owned subsidiary of Conseco.

       Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

                                     Very truly yours,

                                     DONALDSON, LUFKIN & JENRETTE
                                       SECURITIES CORPORATION


                                     By: /s/ MARK K. GORMLEY
                                         --------------------
                                         Mark K. Gormley
                                         Managing Director


S:\ACCTING\SECRPT\S-4THI\DL&J.WPD

                                    PART II.

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20.  Indemnification of Directors and Officers.

         The Indiana Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

         The By-laws of Conseco provides for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

         The above discussion of Conseco's By-laws and the Indiana Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-laws and the Indiana Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                                       II-1

Item 21.  Exhibits and Financial Statement Schedules.

         (a)      Exhibits

         2        -        Agreement and Plan of Merger dated as of September 25, 1996 by and between
                           Conseco, Inc. and Transport Holdings Inc. (included as Annex A to the Proxy
                           Statement/Prospectus (schedules omitted -- the Registrant agrees to furnish a copy of any schedule to the Securities and Exchange Commission (the "Commission")
                           upon request)).*
         5        -        Opinion of Lawrence W. Inlow, General Counsel to Conseco, Inc., as to the
                           validity of the issuance of the securities registered hereby.(1)
         8        -        Opinion of Weil, Gotshal & Manges LLP as to certain tax matters. (1)
         23(a)    -        Consent of Lawrence W. Inlow, General Counsel to Conseco, Inc. (included in the opinion filed as Exhibit 5 to the Registration Statement). (1)
         23(b)    -        Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of the Registrant.*
         23(c)    -        Consent of KPMG Peat Marwick LLP with respect to the financial statements of
                           Transport Holdings Inc.*
         23(d)    -        Consent of Arthur Andersen LLP with respect to the financial statements of
                           American Travellers Corporation.*
         23(e)    -        Consent of KPMG Peat Marwick LLP with respect to the financial statements of
                           Capitol American Financial Corporation.*
         23(f)    -        Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Life Partners Group, Inc.*
         23(g)    -        Consent of Donaldson, Lufkin & Jenrette Securities Corporation.*
         23(h)    -        Consent of Weil, Gotshal & Manges LLP. (1)
         24       -        Powers of Attorney of directors and officers of Conseco. (See page II-5 of this
                           Registration Statement).
         99(a)    -        Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (included as
                           Annex B to the Proxy Statement/Prospectus).*
         99(b)    -        Form of proxy card for THI.*



*        Filed herewith.
(1)      To be filed by amendment.

         (b)      Financial Statement Schedules - Inapplicable.



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                                                       II-2

Item 22.  Undertakings.

         (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b)      The undersigned registrant hereby undertakes as follows:

                  (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


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                                                       II-3

         (e)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;




                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)  To  include  any  material   information  with
                                  respect  to  the  plan  of  distribution   not
                                  previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (f)      See Part II - Item 20.


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                                                       II-4

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel and the State of Indiana, on the 17th day of October, 1996.

                          CONSECO, INC.



                          By:  /s/ Stephen C. Hilbert
                               ----------------------
                               Stephen C. Hilbert, Chairman of the Board,
                               President and Chief Executive Officer

         Each person whose signature to this Registration Statement appears below hereby appoints Lawrence W. Inlow, Karl W. Kindig and Kathleen S. Kiefer, and each of them, any of whom may act without the joinder of the others, as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


               Signature                                    Title                                    Date
               ---------                                    -----                                    ----


/s/ Stephen C. Hilbert                   Director, Chairman of the Board, President            October 17, 1996
-----------------------------------------
Stephen C. Hilbert                       and Chief Executive Officer (Principal
                                         Executive Officer of the Registrant)

/s/ Rollin M. Dick                       Director, Executive Vice President and                October 17, 1996
-----------------------------------------
Rollin M. Dick                           Chief Financial Officer (Principal Financial
                                         and Accounting Officer of the Registrant)

                                         Director                                               October , 1996
Ngaire E. Cuneo

                                         Director                                               October , 1996
David R. Decatur

                                         Director                                               October , 1996
M. Phil Hathaway

/s/ Louis P. Ferrero                     Director                                              October 17, 1996
-----------------------------------------
Louis P. Ferrero

/s/ Donald F. Gongaware                  Director                                              October 17, 1996
---------------------------------------
Donald F. Gongaware

                                         Director                                               October , 1996
James D. Massey

/s/ Dennis E. Murray, Sr.                Director                                              October 17, 1996
-----------------------------------------
Dennis E. Murray, Sr.


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                                                       II-5